As filed with the U.S. Securities and Exchange Commission on March 21, 2025.

Registration No. 333-285191

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

AMENDMENT NO. 2

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________

Everbright Digital Holding Limited
(Exact name of Registrant as specified in its charter)

_______________________

Not Applicable
(Translation of Registrants name into English)

Cayman Islands	7319	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 1A, 10/F,
C-Bons International Centre,
108 Wai Yip Street, Kwun Tong,
Hong Kong
+(852) 8493 8618
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

_______________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue 3rd Floor New York, NY 10017 Telephone: (212) 588 0022	Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Telephone: (212) 530 2206

_______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MARCH 21, 2025

Everbright Digital Holding Limited

1,500,000 Ordinary Shares

This is an initial public offering (the “Offering”) of 1,500,000 ordinary shares, par value US$0.00004 (the “Ordinary Shares”), of Everbright Digital Holding Limited, a Cayman Islands company (“Everbright Cayman”, the “Company”, “we, “our”, “us”). We anticipate that the initial public offering price (the “Offering Price”) will be between US$4.00 and US$5.00 per Ordinary Share. We are offering 1,500,000 Ordinary Shares of our Company, representing 5.66% of the Ordinary Shares following completion of the offering of our Company. Following the offering, 5.66% of the Ordinary Shares will be held by public shareholders, assuming the underwriters do not exercise their over-allotment option.

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on Nasdaq Capital Market under the symbol “EDHL.” This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market and there can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market. We will not close this offering unless such Ordinary Shares will be listed on the Nasdaq Capital Market at the completion of this offering.

Throughout this prospectus, unless the context indicates otherwise, any references to “Everbright Cayman,” “the Company,” or “our Company” are to Everbright Digital Holding Limited, a Cayman Islands holding company.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Company is a Cayman Islands holding company that conducts its operations and operates its business in Hong Kong through its subsidiary, Hong Kong United Metaverse Limited. Investors are cautioned that you are not buying shares of a Hong Kong-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiary based in Hong Kong and that this structure involves unique risks to investors. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which We Operate — Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations conducted in Hong Kong by its subsidiary” on page 20.

Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the Company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. Investors in our Ordinary Shares should be aware that they do not directly hold equity interests in the operating subsidiaries in Hong Kong, but rather are purchasing equity in Everbright Digital Holding Limited, our Cayman Islands holding company, which indirectly owns 100% equity interest in the operating subsidiaries in Hong Kong. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which We Operate” on page 19.

Everbright Digital Holding Limited, or Everbright Cayman, is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct all our operations in Hong Kong through Hong Kong United Metaverse Limited, or HKUML. References to the “Company,” “we,” “us,” and “our” in the prospectus are to Everbright Cayman, the Cayman Islands entity that will issue the Ordinary Shares being offered, and its subsidiaries. References to “HKUML” or “Operating Subsidiary” are to our sole operating subsidiary as of the date of this prospectus. This is an offering of the Ordinary Shares of Everbright Cayman, the holding company in the Cayman Islands, instead of the shares of HKUML. Investors in this offering may never directly hold any equity interests in HKUML.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 19 to read about factors you should consider before buying our Ordinary Shares.

All of our operations are conducted by our indirect wholly owned Operating Subsidiary in Hong Kong, a special administrative region of the People’s Republic of China (“China” or the “PRC”), with its own governmental and legal system that is independent from Mainland China, including having its own distinct laws and regulations. We do not have any operation or maintain office or personnel in Mainland China, Furthermore, none of our customers and suppliers are located in Mainland China. We currently do not have or intend to set up any subsidiary in Mainland

China, and do not foresee the need to enter into any contractual arrangements with a variable interest entity (“VIE”) to establish a VIE structure in Mainland China. As of the date of this prospectus, we have relied on the opinion of Khoo & Co., our counsel as to the laws of Hong Kong, that pursuant to the Basic Law of Hong Kong, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which shall be confined to laws relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong). Whilst the National People’s Congress of the PRC, or the NPC, has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC which are not listed in Annex III of the Basic Law, including rules and regulations established by the CAC and the CSRC, do not apply to our business in Hong Kong.

However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

•        could result in a material change in our operations and/or the value of our securities;

•        could significantly limit or completely hinder our ability to continue our operations;

•        could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

•        may cause the value of our securities to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations, its ability to accept foreign investments and the listing of our Ordinary Shares on U.S. or other foreign exchanges. The PRC government may intervene or influence HKUML’s operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our Operating Subsidiary or us to obtain regulatory approval from PRC authorities before this offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this offering or cause the value of our Ordinary Shares to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Developments in the PRC” beginning on page 9.

We have relied on the opinion of Khoo & Co., our counsel as to the laws of Hong Kong, that pursuant to the Basic Law of Hong Kong, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which shall be confined to laws relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong). Whilst the National People’s Congress of the PRC, or the NPC, has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, based on our reliance on the opinion of Khoo & Co., national laws of the PRC not listed in Annex III of the Basic Law, including rules and regulations established by the Cyberspace Administration of China (the “CAC”) and the China Securities Regulatory Commission (the “CSRC”), do not apply to our businesses in Hong Kong.

Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of such securities to significantly decline or be worthless and even delisting if our Ordinary Shares. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCAA”), have been imposed by the SEC and the Public Company Accounting Oversight Board (“PCAOB”), recently, our Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. Our auditor, OneStop Assurance PAC (“OneStop”), the independent registered public accounting firm, headquartered in Singapore, that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with applicable professional standards. OneStop is headquartered in Singapore and has been inspected by the PCAOB on a regular basis, with the last inspection in July 2023 and inspection report released in July 2023.

As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, governing inspections and investigations of audit firms based in Mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has unfettered ability to transfer information to the SEC. However, uncertainties still exist whether this new framework will be fully complied with. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors.” The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 37. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

Our management monitors the cash position of HKUML regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfill its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors.

No regulatory approval is required for Everbright Cayman to transfer cash to its subsidiaries: Everbright Cayman is permitted under the laws of the Cayman Islands and its memorandum and articles of association (as amended from time to time) to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions. Everbright Cayman’s subsidiary, Digital International, formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our Hong Kong operating subsidiary HKUML subject to certain restrictions laid down in the BVI Business Companies Act 2004 (As Revised) and memorandum and articles of association of the relevant Everbright Cayman’s subsidiary incorporated under the laws of the BVI. As a holding company, Everbright Cayman may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the BVI Business Companies Act 2004 (As Revised), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such a company is able to pay its debts as they fall due. According to the Companies

Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of Everbright Cayman’s subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Everbright Cayman. Additionally, as of the date of this prospectus, there are no further BVI or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our Operating Subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Transfers of Cash to and from Our Subsidiaries” on page 4 and “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our Operating Subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless” on page 31 of this prospectus.

Everbright Cayman presently does not maintain any cash management policies that dictate how funds are transferred. However, Everbright Cayman consistently reviews and manages all cash transfers of its subsidiaries and has assigned an officer to report to the board of directors. As of the date of this prospectus, neither Everbright Cayman nor HKUML has declared or made any dividend or other distribution to their shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by subsidiaries to our Cayman Islands holding company, and vice versa. Everbright Cayman and its subsidiaries do not have any plans to distribute earnings in the foreseeable future. For a more detailed discussion of how cash is transferred among Everbright Cayman and its subsidiaries, see “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” beginning on page 4, “Dividend Policy” on page 52 and the audited consolidated financial statements and the accompanying footnotes beginning on F-1 of this prospectus.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. As of the date of this prospectus, there are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S. investors. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Everbright Cayman to HKUML or from HKUML to Everbright Cayman, our shareholders and U.S. investors. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, distribute earnings and pay dividends to and from the other entities within our organization, or reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. For a more detailed discussion of this risk, see “Transfers of Cash to and from Our Subsidiaries” on page 4 and “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our Operating Subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless” on page 31 of this prospectus.

Everbright Cayman, our holding company, since its incorporation on December 29, 2023, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to Everbright Cayman. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between Everbright Cayman and its subsidiaries, or by the Operating Subsidiary to Everbright Cayman. For the fiscal years ended December 31, 2022 and 2023 and the six months ended June 30, 2024, our Operating Subsidiary has not declared any dividends to its then shareholders, before the incorporation of Everbright Cayman. We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Our Being an Emerging Growth Company” and “Implications of Our Being a Foreign Private Issuer” beginning on page 16 of this prospectus for more information.

We are a holding company that is incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our Operating Subsidiary in Hong Kong. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands.

Upon completion of this offering, our issued and outstanding shares will consist of 26,500,000 Ordinary Shares (assuming the underwriters do not exercise their over-allotment option). We expect to be a controlled company as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, Dr. Leung Chun Yip will collectively own approximately 67.92% of our total issued and outstanding Ordinary Shares (assuming the underwriters do not exercise their over-allotment option), representing approximately 67.92% of the total voting power.

After this offering, Dr. Leung Chun Yip will control shares representing more than 50% of the total voting power of our shares. As a result, Dr. Leung Chun Yip has the ability to control the outcome of matters submitted to the shareholders for approval. This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval. In addition, this may have anti-takeover effects and may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders. Please see “Risk Factors — Risks Relating to Our Corporate Structure — Our corporate actions will be substantially controlled by our Controlling Shareholder, Dr. Leung Chun Yip, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” on page 30 of this prospectus.

	Per Share	Total(4)
Initial public offering price(1)	US$	US$
Underwriting discounts(2)	US$	US$
Proceeds to the Company before expenses(3)	US$	US$

____________

(1)      Initial public offering price per share is assumed to be US$4.00.

(2)      We have agreed to pay the underwriters a discount equal to 7.5% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the representative of the underwriters. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

(3)      Excludes fees and expenses payable to the underwriters. The total amount of expenses related to this offering is set forth in the section entitled “Expenses Relating to This Offering” on page 120.

(4)      Assumes that the underwriters do not exercise any portion of their over-allotment option.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are taken. We have granted the underwriters an option for a period of forty-five (45) days from the closing of this offering to purchase up to additional Ordinary Shares from us at the initial public offering price, less underwriting discounts to cover over-allotments, if any. If the underwriters exercise the option in full, assuming the public offering price per share is US$4.00, the total underwriting discounts payable will be US$836,500 and the total proceeds to us, before expenses, will be US$6,063,500.

If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Ordinary Shares to the purchasers against payment on or about            , 2025.

Dominari Securities LLC	Revere Securities LLC

The date of this prospectus is       , 2025.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

i

ABOUT THIS PROSPECTUS

Neither we, nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, nor the underwriters take responsibility for, and provide no assurance about the reliability of, any information that others may give you. Please read this prospectus carefully. It describes our business, our financial condition and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our financial year ends on December 31 of each year. References in this prospectus to a financial year, such as “financial year 2023,” relate to our financial year ended December 31 of that calendar year.

Financial Information in U.S. Dollars

Our reporting currency is the United States Dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Hong Kong dollars into U.S. dollars were made at HK$7.82 to US$1.00. The consolidated statements of income and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. As the cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. We make no representation that the Hong Kong dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Hong Kong dollars, as the case may be, at any particular rate or at all.

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from market research, reports of governmental and international agencies and industry publications, gathered by the Company. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate,” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

•        our business and operating strategies and our various measures to implement such strategies;

•        our operations and business prospects, including development and capital expenditure plans for our existing business;

•        changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

•        our financial condition, results of operations and dividend policy;

•        changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

•        the regulatory environment and industry outlook in general;

•        future developments in the Digital Spatial Marketing Solutions market and actions of our competitors;

•        catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

•        the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

•        the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

•        our ability to execute our strategies;

•        changes in the need for capital and the availability of financing and capital to fund those needs;

•        our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences;

•        exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

•        changes in interest rates or rates of inflation; and

•        legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for the supply of integrated marketing solutions may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

DEFINITIONS

“Amended and Restated Memorandum and Articles of Association” means collectively the Amended and Restated Memorandum of Association and Amended and Restated Articles of Association.

“Amended and Restated Articles of Association” means the amended and restated articles of association of our Company adopted on January 20, 2025, as amended from time to time.

“Amended and Restated Memorandum of Association” means the amended and restated memorandum of association of our Company adopted on January 20, 2025, as amended from time to time.

“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“CAGR” means compound annual growth rate.

“Chinese Yuan” or “RMB” means the lawful currency of the People’s Republic of China.

“Company,” “our Company,” or “Everbright Holding” means Everbright Digital Holding Limited, an exempted company incorporated in the Cayman Islands with limited liability on May 18, 2023.

“Companies Act” means the Companies Act (As Revised) of the Cayman Islands.

“Controlling Shareholder” means Dr. Leung Chun Yip.

“COVID-19” means the Coronavirus Disease 2019.

“Directors” means the directors of our Company as of the date of this prospectus, unless otherwise stated.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Executive Directors” means the executive Directors of our Company as of the date of this prospectus, unless otherwise stated.

“Executive Officers” means the executive officers of our Company as of the date of this prospectus, unless otherwise stated.

“Group,” “our Group,” “we,” “us,” or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“HKUML”, or “Operating Subsidiary” means Hong Kong United Metaverse Limited, a private company limited by shares incorporated in Hong Kong on December 31, 2021, and a wholly-owned subsidiary of our Company. On May 13, 2022, HKUML changed its name from Hong Kong Zhuhai Technology Company Limited to Hong Kong United Metaverse Limited.

“Hong Kong dollar(s)”, or “HK$” refer to the legal currency of Hong Kong.

“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China.

“Independent Directors Nominees” means the independent non-executive director nominees of our Company as of the date of this prospectus, unless otherwise stated.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

“Mainland China” refers to the mainland of the People’s Republic of China; excluding Taiwan, Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China for the purposes of this prospectus only;

v

“PRC” means the People’s Republic of China.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“US$,” or “USD” or “United States Dollars” means United States dollar(s), the lawful currency of the United States of America.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements,”

Overview

We are an integrated marketing solutions provider in Hong Kong that is deeply involved in the metaverse and related technologies, and are committed to providing one-stop digital marketing services to support businesses through every stage of their development. Under the all-in-one service, our revenue is generated by providing tailored marketing solutions that address the specific needs of our clients in the context of the ever-developing nature of new forms of media. Operating in the digital marketing solutions industry, our comprehensive range of digital marketing solutions to our clients includes, but is not limited to, metaverse stimulation, virtual reality (VR) and augmented reality (AR) design and creation, creative event planning and management, IP character creation and social media marketing. Unlike firms which provide traditional marketing solutions with boilerplate design and marketing plans, we tailor our marketing solutions based on our clients’ needs, and work together with them to implement our customized design and execute marketing plan for their target customers. We also take a hands-on approach to develop a custom metaverse solution for our clients by directly collaborating with suppliers on the design and implementation.

We also take a hands-on approach to develop a custom metaverse solution for our clients by directly collaborating with suppliers on the design and implementation. We lead the strategic design and conceptualization of these offerings, determining key objectives, target audience, and the desired level of immersion and integration between the virtual and physical realms. We also identify the essential features to be included in the metaverse solution and provide guidelines to our suppliers, who then handle the technical execution. This involves building the 3D virtual environments, developing the augmented reality components, testing the final products to identify and address any technical issues, and optimizing the performance and stability of the complete solution.

We have experienced robust growth. In the years ended December 31, 2022 and 2023, we recorded revenue of US$815,090 and US$2,825,488, respectively, representing a 246.6% growth. For the same periods, we recorded gross profit (revenue minus cost of revenue) of US$568,315 and US$1,555,712, respectively, representing a 173.7% growth and we recorded gross profit margins of 69.7% and 55.1%, respectively. For the same periods, we recorded net profit margins of 51.5% and 32.8%, respectively. For the six months ended June 30, 2023 and 2024, we record revenue of US$167,775 and US$1,431,662, respectively, representing a 753.3% growth. For the same periods, we recorded net loss of US$140,621 and net profit margins of 27.7%, respectively. We serve customers ranging from small and medium-sized businesses to sizeable regional conglomerates. Since the commencement of our business operations in 2021 through our subsidiary, HKUML, we have worked with over 20 corporate customers from a diverse array of industries, including real estate developers, concert organizers, and public charitable organizations to serve both their domestic and overseas customers. According to the China Insights Consultancy Report, the market in which we operate, namely Hong Kong’s digital marketing solution market, is highly fragmented and competitive, with over 3,500 participants currently, and is still growing. In recent years, Hong Kong’s marketing solution market has grown steadily, though it was temporarily impacted by the COVID-19 pandemic in 2020, rising from HKD23.0 billion in 2018 to HKD30.4 billion in 2023. Post-pandemic, digital marketing solutions saw rapid growth, with the market size reaching HKD15.1 billion in 2023, marking it the fastest-growing segment within the marketing solution industry. As for the digital marketing solution industry in Hong Kong, there are large digital marketing firms and multinational corporations, and also active participation from many small and medium-sized enterprises. Local digital marketing companies like us play a significant role in the Hong Kong market.

We believe that our employees are the key enablers of our success, a core strength and part of our competitive advantage. Looking into the future, we believe there are large opportunities within and beyond the industries we currently serve, representing a market potential multiple times larger than our current opportunity. We are committed to investing in a highly skilled workforce and dedicated to attracting, developing, and retaining top talent to support the expansion of our business in industries. We focus on complex digital solutions and aim to provide higher value services and solutions for our clients. Through the projects we have designed, organized and managed, we are committed to improving the awareness and reputation of the brands and products of our clients, thereby increasing their sales and market share. Our goal is to achieve significant brand building and promote the unique value of our clients’ products among their targeted recipients.

Competitive Strengths

We offer comprehensive, integrated, scalable and one-stop digital marketing solutions customized to the needs of our corporate customers

Established in 2021, we offer innovation solutions including metaverse stimulation, virtual reality (VR) and augmented reality (AR) design and creation, creative event planning and management, intellectual property (IP) character creation and social media marketing. Through these broadly diversified marketing services, complemented by our experienced and effective professional team, we are able to offer innovative, multi-dimensional, comprehensive and high-quality one-stop integrated marketing solutions to our clients and thereby assist our clients to maximize their brand awareness. Compared to our competitors, we believe that we are more capable of formulating insightful and creative marketing initiatives, precisely identifying final consumers and delivering attractive and tailor-made marketing solutions to maximize the marketing returns for our customers. For example, in contrast to firms which provide traditional marketing solutions which sell existing templates created by their in-house design team, our own professional creative team will help design and create specific intellectual properties based on the business nature and model of our clients. We will then liaise with the most suitable supplier to execute such intellectual property design. The supplier will handle the technical execution and production of the custom intellectual properties. This includes developing the visual designs and artwork for the IPs, as well as producing any necessary 3D models, animations, and/or interactive elements, whenever applicable.

Our customer base spans a diverse array of industries and organizations

Our customer base spans a wide range of industries and organizations, giving us a distinct competitive advantage in the integrated marketing solutions space. We have facilitated digital marketing solutions for over 20 corporate clients, including real estate developers, concert organizers, and public charitable organizations. This diverse portfolio demonstrates our ability to deliver tailored solutions that address the unique needs of businesses both large and small, domestic and international.

We experienced high growth in the provision of 3D and Augmented Reality solutions

As an integrated marketing solutions provider in Hong Kong, we have established competitive advantages through our provision of 3D and Augmented Reality services. By seamlessly blending these immersive capabilities into our comprehensive suite of digital marketing solutions, our revenue generated from the provision of 3D and Augmented Reality solutions has experienced remarkable growth from US$634,527 in the year ended December 31, 2022 to US$2,233,309 in the year ended December 31, 2023, representing a 252.0% increase; where the revenue generated from the provision of 3D and Augmented Reality for the six months ended June 30, 2023 and 2024 were US$51,150 and US$999,744, respectively, representing a 1,854.5% increase. This expansion underscores our deep expertise and innovative approach in leveraging 3D and Augmented Reality technologies to drive transformative digital experiences for our clients. This growth is partly because the Company initiated business activities in April 2022 and operated for nine months in 2022, compared to a full year of operation in 2023. Our total number of corporate customers increased from 8 in the year ended December 31, 2022 to 18 in the year ended December 31, 2023.

We have an experienced management team with proven track record for innovations and execution

We have an experienced management team, led by Dr. Leung Chun Yip, our founder, Chairman of the Board, and Chief Executive Officer, who has been instrumental in spearheading the growth of our Group. Dr. Leung Chun Yip has over 20 years of corporate management experience in Hong Kong and is primarily responsible for the planning and execution of our Group’s business strategies and managing our Group’s customer relationships. Our Group is also supported by an experienced management team with substantial experience in the digital marketing solution industry. For more information, please see the section titled “Management — Executive Directors and Officers.”

Our Challenges

The ever-changing nature and technology of our industry requires us to continually keep up with the latest trends and developments.

The 3D and Augmented Reality services which we provide uses technology which is subject to change, and new technology developed may result in a more comprehensive product with more features. We will have to identify such trends to understand the present state of technology, as well as meet our customers’ increased demands based on the available technology. This could result in increased costs for us, as well as require us to adapt to the latest technology in order to continually meet our customer’s requests.

Being a new form of media, government regulations regarding our industry may be subject to rapid changes

As a relatively new form of media, regulations governing the use of our technology to develop marketing solutions are limited and are based off traditional forms of media. As such, increased regulatory scrutiny in the future may result in new regulations which we will have to comply with. The extent and scope to which these new regulations are presently unknown, and we may face increased costs for compliance. Furthermore, any such regulations may be subject to rapid changes given the ever-changing nature of our industry, and we may have to place greater efforts on compliance.

Growth strategies

Increase our clientele by progressively entering the Asia-Pacific markets for digital marketing solutions.

We are committed to steadily expanding our client base by progressively penetrating digital marketing solution markets in the Asia-Pacific region. Given our expertise in the metaverse and related cutting-edge technologies, we are well-positioned to provide enterprises across diverse industries with comprehensive, one-stop digital marketing services. This comprehensive suite of solutions supports clients throughout the entire lifecycle of their enterprise development.

Build new client partnerships while strengthening our ties with current clients.

We are committed to fostering strong, long-lasting relationships with both new and existing clients. Utilizing our knowledge of the metaverse and contemporary digital technology, we desire to be a reliable resource for businesses looking for all-inclusive, one-stop digital marketing services to aid in their growth.

Strengthens core capabilities through ongoing research and development

We remain committed to strengthening our core technological capabilities through ongoing research and development efforts. Operating at the forefront of the metaverse and related digital realms, we recognize the importance of maintaining an innovative edge. We intend to increase research and development investment in enhancing our data analytics and process automation. We aim to gain deeper insights into customer behavior and market trends, while improving our operational efficiency. We intend to develop custom data models and algorithms that can help to segment the target audience, personalize content and optimize marketing campaigns and invest in data analytics tools that can help us derive insights from our marketing data. Meanwhile, we target to utilize artificial intelligence and machine learning to enhance our automation capabilities and further integrate with other business systems, such as customer relationship management, enterprise resource planning, and project management software, to create a seamless, end-to-end workflow. This enables us to deliver more personalized and seamless digital experiences for our clients.

Attract, Develop, Train, and Retain Highly Skilled Professionals

We recognize that our most valuable asset is our team of highly skilled, innovative professionals. In order to fuel our continued expansion and solidify our position in the metaverse and digital marketing space, we are committed to implementing a comprehensive strategy focused on attracting, developing, training, and retaining top talent.

Transfers of Cash to and from Our Subsidiaries

Everbright Cayman has no operations of its own. It conducts its operations in Hong Kong through its Operating Subsidiary, HKUML. Everbright Cayman may rely on dividends or payments to be paid by our Operating Subsidiary to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. If our Operating Subsidiary incurs debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Cash is transferred through our organization in the following manner: (i) funds are transferred from Everbright Cayman, our holding company incorporated in the Cayman Islands, to our Operating Subsidiary in Hong Kong, our intermediate holding company, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiary in Hong Kong to Everbright Cayman.

There is no restriction under the Companies Act on the amount of funding that Everbright Cayman may provide to its subsidiary in Hong Kong (i.e., Everbright Cayman to Operating Subsidiary) through loans or capital contributions, provided that such provision of funds is in the best interests of, and of commercial benefit to, Everbright Cayman. The Operating Subsidiary is also permitted under the laws of Hong Kong, to provide funding to Everbright Cayman, through dividend distributions out of profits available for distributions or payments, without restrictions on the amount of the funds.

There are no restrictions or limitation on our ability to distribute earnings by dividends from our Operating Subsidiary in Hong Kong to the Company and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the Companies Act and our Memorandum and Articles of Association, our board of directors may, by resolutions of directors, authorize and declare a dividend to shareholders from time to time and of an amount they deem fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of our assets will exceed our liabilities, and we will be able to satisfy our debts as they fall due. According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), a company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Everbright Cayman and its subsidiary, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiary, to Everbright Cayman and U.S. investors and amounts owed. See “Regulations” on page 87 and “Dividend Policy” on page 52.

We believe the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from Everbright Cayman to the Operating Subsidiary or from the Operating Subsidiary to Everbright Cayman, our shareholders and the U.S. investors. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

Furthermore, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

Digital International, formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our Hong Kong operating subsidiary HKUML subject to certain restrictions laid down in the BVI Business Companies Act 2004 (As Revised) and memorandum and articles of association of Digital International incorporated under the laws of the BVI.

Everbright Cayman, our holding company, since its incorporation on December 29, 2023, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to Everbright Cayman. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between Everbright Cayman and its subsidiaries, or by the Operating Subsidiary to Everbright Cayman. For the fiscal years ended December 31, 2022 and 2023 and the six months ended June 30, 2024, our Operating Subsidiary has not declared any dividends to its then shareholders, before the incorporation of Everbright Cayman.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiary by way of dividend payments. We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Risk Factors — Risks related to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.” on page 31 for more information.

Summary of Risk Factors

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 19 of this prospectus, which you should carefully consider before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

We face numerous risks that could materially affect our business, results of operations or financial condition. These risks include but are not limited to the following:

Risks Related to Doing Business in the Jurisdictions in which We Operate

•        All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. See more detailed discussion of this risk factor on page 19 of this prospectus.

•        Our business, financial conditions and results of operations, and/or the value of our Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future laws and regulations of Mainland China which may become applicable to Hong Kong and thus to company such as us. See more detailed discussion of this risk factor on page 20 of this prospectus.

•        Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations conducted in Hong Kong by its subsidiary. See more detailed discussion of this risk factor on page 20 of this prospectus.

•        The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. If we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our Ordinary Shares may significantly decline or be worthless, which would materially affect the interest of the investors. See more detailed discussion of this risk factor on page 21 of this prospectus.

•        Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us. See more detailed discussion of this risk factor on page 21 of this prospectus.

•        The approval of the China Securities Regulatory Commission is not required in connection with this offering, but we cannot guarantee that it will not be required in the future. See more detailed discussion of this risk factor on page 22 of this prospectus.

•        We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. See more detailed discussion of this risk factor on page 23 of this prospectus.

•        The Hong Kong legal system embodies uncertainties which could limit the legal protections available to the Operating Subsidiaries. See more detailed discussion of this risk factor on page 24 of this prospectus.

•        Changes and the downturn in the economic, political, or social conditions of Hong Kong, Mainland China and other countries or changes to the government policies of Hong Kong and Mainland China could have a material adverse effect on our business and operations. See more detailed discussion of this risk factor on page 25 of this prospectus.

•        If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See more detailed discussion of this risk factor on page 26 of this prospectus.

•        There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See more detailed discussion of this risk factor on page 26 of this prospectus.

Risks Relating to Our Corporate Structure

•        Our corporate actions will be substantially controlled by our Controlling Shareholder, Dr. Leung Chun Yip, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. See more detailed discussion of this risk factor on page 30 of this prospectus.

•        We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. See more detailed discussion of this risk factor on page 31 of this prospectus.

•        You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws. See more detailed discussion of this risk factor on page 32 of this prospectus.

Risks Related to Our Business and Industry:

•        We have derived a substantial portion of our revenue from sales to a limited number of customers, which may expose us to risks relating to customer concentration. See more detailed discussion of this risk factor on page 32 of this prospectus.

•        We have derived a substantial portion of our balance of accounts from one supplier, which may expose us to risks relating to supplier concentration. See more detailed discussion of this risk factor on page 33 of this prospectus.

•        We have a limited history operating our business at its current scale, and as a result, our past results may not be indicative of future operating performance. See more detailed discussion of this risk factor on page 33 of this prospectus.

•        Our limited operating history and evolving business model make it difficult to evaluate our business and future prospects and the risks and challenges we may encounter. See more detailed discussion of this risk factor on page 33 of this prospectus.

•        Our continued success is dependent on our key management personnel and our experienced and skilled personnel, and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements. See more detailed discussion of this risk factor on page 33 of this prospectus.

•        Our reputation and profitability may be adversely affected if there are major failures or malfunctions in our marketing and information technology solutions sold to our customers. See more detailed discussion of this risk factor on page 34 of this prospectus.

•        We enter service agreements with our customers. If we fail to meet these contractual commitments, we could be obligated to provide refunds of prepaid amounts or cannot receive final payments, which would lower our revenue and harm our business, financial condition and results of operations. See more detailed discussion of this risk factor on page 34 of this prospectus.

•        We are exposed to the credit risks of our customers. See more detailed discussion of this risk factor on page 34 of this prospectus.

•        We face intense competition in metaverse and digital entertainment industry, if we fail to compete effectively, we may lose market share. Our performance, prospects, and results of operations will be materially and negatively impacted. See more detailed discussion of this risk factor on page 35 of this prospectus.

•        Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19. See more detailed discussion of this risk factor on page 35 of this prospectus.

•        We are exposed to risks arising from fluctuations of foreign currency exchange rates. See more detailed discussion of this risk factor on page 36 of this prospectus.

•        Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions. See more detailed discussion of this risk factor on page 36 of this prospectus.

•        The success of our business is largely tied to the strength and reputation of our brand. If we fail to uphold and improve our brand and reputation, it could significantly and negatively impact the level of consumer recognition and trust in our services. See more detailed discussion of this risk factor on page 36 of this prospectus.

•        We are exposed to risks with respect of acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions, and other uncontrollable events. See more detailed discussion of this risk factor on page 37 of this prospectus.

•        If our business becomes constrained by changing legal and regulatory requirements, our operating results will suffer. See more detailed discussion of this risk factor on page 37 of this prospectus.

•        Our business is subject to risks generally associated with the metaverse and digital entertainment industry. See more detailed discussion of this risk factor on page 37 of this prospectus.

Risks Related to Our Ordinary Shares and This Offering:

•        Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See more detailed discussion of this risk factor on page 37 of this prospectus.

•        An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly. See more detailed discussion of this risk factor on page 39 of this prospectus.

•        We may not maintain the listing of our Ordinary Shares on Nasdaq which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions. See more detailed discussion of this risk factor on page 39 of this prospectus.

•        The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors. See more detailed discussion of this risk factor on page 39 of this prospectus.

•        Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of our Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. See more detailed discussion of this risk factor on page 40 of this prospectus.

•        Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment. See more detailed discussion of this risk factor on page 41 of this prospectus.

•        Short selling may drive down the market price of our Ordinary Shares. See more detailed discussion of this risk factor on page 41 of this prospectus.

•        Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution. See more detailed discussion of this risk factor on page 41 of this prospectus.

•        The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile. See more detailed discussion of this risk factor on page 41 of this prospectus.

•        Our Controlling Shareholder has substantial influence over the Company. His interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions. See more detailed discussion of this risk factor on page 42 of this prospectus.

•        As a “controlled company” under the rules of Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. See more detailed discussion of this risk factor on page 43 of this prospectus.

•        As a company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards. See more detailed discussion of this risk factor on page 43 of this prospectus.

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. See more detailed discussion of this risk factor on page 43 of this prospectus.

•        Certain judgments obtained against us or our auditor by our shareholders may not be enforceable. See more detailed discussion of this risk factor on page 44 of this prospectus.

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies. See more detailed discussion of this risk factor on page 44 of this prospectus.

•        We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies. See more detailed discussion of this risk factor on page 44 of this prospectus.

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us. See more detailed discussion of this risk factor on page 45 of this prospectus.

Regulatory Development in the PRC

We are a holding company incorporated in the Cayman Islands with all of the operations conducted by our Operating Subsidiary in Hong Kong. We currently do not have, nor do we currently intend to establish, any subsidiary nor do we plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Accordingly, we believe that the PRC laws and regulations on cybersecurity, data security, and the oversight and control over overseas securities offerings do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future.

We are aware that, in recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. This indicated the PRC government’s intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, its ability to accept foreign investments, and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/or the value of our Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors.

Cybersecurity Review

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (i) such processing is for the purpose of providing products or services for natural persons within Mainland China, (ii) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that Overseas Issuance and Listing shall complete the filing procedures of and submit the relevant information to the CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an Overseas Issuer on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review, and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. The publication of the Measures expands the application scope of the cybersecurity review to cover data processors and indicates greater oversight by the CAC over data security, which may impact our business and this Offering in the future.

Our Operating Subsidiary may collect and store data (including certain personal information) from their customers, some of whom may be individuals in Mainland China, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). We do not expect the Measures to have an impact on our business, operations or this Offering, given that (i) our Operating Subsidiary is incorporated in Hong Kong (ii) we have no subsidiary, VIE structure nor any direct operations in Mainland China, and (iii) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of Mainland China shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). We believe that our Operating Subsidiary will not be deemed to be an “Operator” required to file for cybersecurity review before listing in the United States, because (i) our Operating Subsidiary was incorporated in Hong Kong and operates in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures, the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored personal information of less than one million users; (iii) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. Therefore, we do not believe we are covered by the permission requirements from CSRC or CAC.

Data Security Law

The PRC Data Security Law (the “Data Security Law” or “DSL”), which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. According to Article 2 of the Data Security Law, DSL applies to data processing activities within the territory of Mainland China as well as data processing activities conducted outside the territory of Mainland China which jeopardize the national interest or the public interest of PRC or the rights and interest of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties including ban or suspension of business, revocation of business licenses or other penalties. As of the date of this prospectus, we do not have any operation or maintain any office or personnel in Mainland China, and we have not conducted any data processing activities which may endanger the national interest or the public interest of PRC or the rights and interest of any PRC organization and citizens. Therefore, we do not believe that the Data Security Law is applicable to us.

CSRC Filing or Approval

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations currently in effect at the time of this prospectus, we will not be required to submit an application to the CSRC for its approval of this Offering and the listing and trading of our Ordinary Shares on the Nasdaq under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented, and the opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities (“Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by PRC-based companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. As of the date of this prospectus, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities.

On December 24, 2021, the CSRC, together with other relevant PRC government authorities issued the Draft Overseas Listing Regulations. The Draft Overseas Listing Regulations requires that Overseas Issuance and Listing shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an Overseas Issuer on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (1) on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing; (2) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, but have not completed the indirect overseas listing; if domestic companies fail to complete the overseas listing within such six-month transition period, they shall file with the CSRC according to the requirements; and (3) the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with contractual arrangements which duly meet the compliance requirements, and support the development and growth of these companies.

Since recent statements, laws and regulatory actions by the PRC government are newly published, their interpretation, application and enforcement of unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. It also remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

As of the date of this prospectus, we have no operations in Mainland China. Our Operating Subsidiary is located, and operates, in Hong Kong, a special administrative region of the PRC. We believe that the PRC government does not exert direct influence and discretion over the manner we conduct our business activities in Hong Kong, outside of Mainland China, as of the date of this prospectus. We do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, particularly, on listed overseas using VIE structure as we do not currently have any VIE or contractual arrangements in Mainland China.

However, it remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. In light of PRC’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers likes us. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Permission Required from Hong Kong and PRC Authorities

We have relied on the opinion of Khoo & Co., our counsel as to the laws of Hong Kong, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, Everbright Cayman and our Operating Subsidiary are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, apart from business registration certificates, Everbright Cayman and our Operating Subsidiary are not required to obtain any permission or approval from Hong Kong authorities to operate our business. As of the date of this prospectus, apart from business registration certificates, our Hong Kong Operating Subsidiary are not required to obtain any permission or approval from Hong Kong authorities to operate our business. Our Hong Kong Operating Subsidiary has received all requisite permissions or approvals from the Hong Kong authorities to operate their business in Hong Kong, including but not limited to their business registration certificates.

As of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus, we have relied on the opinion of Khoo & Co., our counsel as to the laws of Hong Kong, that pursuant to the Basic Law of Hong Kong, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which shall be confined to laws relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong). Whilst the National People’s Congress of the PRC, or the NPC, has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law, including rules and regulations established by the CAC and the CSRC, do not apply to our businesses in Hong Kong.

Based on such opinion, we are of the view that the Company is not required to obtain permissions or approvals from any PRC authorities before listing in the United States, including the filings under the Trial Measure, and to issue our Ordinary Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) our Operating Subsidiary was established and operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We believe that Everbright Cayman and our Operating Subsidiary, are not required to obtain any permissions or approvals from any Chinese authorities to operate their business as of the date of this prospectus. No permissions or approvals have been applied for by us or denied by any relevant authority.

In the event that the operation of us or our Operating Subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Uncertainties still exit, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. In the event that the operation of us or our Operating Subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks as those operated in Mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies. Any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed.

Our auditor, OneStop Assurance PAC (“OneStop”), the independent registered public accounting firm, headquartered in Singapore, that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with applicable professional standards. OneStop is headquartered in Singapore and has been inspected by the PCAOB on a regular basis, with the last inspection in July 2023 and inspection report released in July 2023.

However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Relating to our Ordinary Shares and this Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 37.

Corporate Information

Everbright Cayman was incorporated in the Cayman Islands on May 18, 2023. Our registered office in the Cayman Islands is at Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our principal executive office is at Unit 1A, 10/F, C-Bons International Centre, 108 Wai Yip Street, Kwun Tong, Hong Kong. Our telephone number at this location is +(852) 8493 8618. Our principal website address is https://umeta.hk/. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Corporate Structure(1)

Leung Chun Yip
100%
Everbright Digital Global Limited
("Digital Global")
(a British Virgin Islands company)
Other Minority Shareholders
Pre-offering: 28.00%
Post-offering: 26.42%
Pre-offering: 72.00%
Post-offering: 67.92%
Everbright Digital Holding Limited.
("Everbright")
(a Cayman Islands company)
100%
Everbright Digital International Limited
("Digital International")
(a British Virgin Islands company)
100%
Hong Kong United Metaverse Limited
("HKUML")
(a Hong Kong company)

____________

(1)      This is our Corporate Structure post-reorganization.

Our Company was incorporated in the Cayman Islands on May 18, 2023 under the Companies Act as an exempted company with limited liability. As of the date of this prospectus, our authorized share capital is US$50,000 divided into 1,250,000,000 Shares with a par value of US$0.00004 each.

HKUML is our indirect wholly owned subsidiary.

Implications of Our Being a “Controlled Company”

Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules as Dr. Leung Chun Yip, our Chairman of the Board, Executive Director and Chief Executive Officer, will hold 67.92% of our total issued and outstanding Ordinary Shares and will be able to exercise 67.92% of the total voting power of our authorized and issued shares, assuming that the underwriters do not exercise their over-allotment option. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. While we do not intend to take advantage of these exemptions presently, we may choose to take advantage of some of the available exemptions in the future. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

•        being permitted to provide only two financial years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

•        an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq, namely (i) a majority of the Directors on our Board are not required to be independent Directors; (ii) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (iii) there will be no requirement for the Company to obtain shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings.

The Offering

Offering Price	The initial public offering price will be between US$4.00 to US$5.00 per Ordinary Share.
Ordinary Shares offered by us	1,500,000 Ordinary Shares, excluding exercise of the over-allotment discussed below
Over-Allotment

We have granted to the underwriters the option, exercisable for 45 days from the closing of this offering, to purchase up to 15% of the total number of Ordinary Shares to be offered by us pursuant to this Offering.

Ordinary Shares issued and outstanding prior to this offering	25,000,000 Ordinary Shares
Ordinary Shares to be issued and outstanding immediately after this offering	26,500,000 Ordinary Shares (or 26,725,000 Ordinary Shares if the underwriters exercise the over-allotment option in full)
Use of proceeds

We currently intend to use the net proceeds from this offering for the following purposes: marketing and business expansion, continued research and development of our core technologies, business development overseas, talent acquisition and training, and for working capital. See “Use of Proceeds.”

Dividend policy

We do not intend to pay any dividends on our Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

Lock-up

The Company shall agree in writing that the Company, for a period of three (3) months from the closing of the Offering, will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

All officers, directors, and shareholders of more than 5% of the Company’s outstanding shares shall agree in writing, in a form satisfactory to the representative of the underwriters, not to sell, transfer or otherwise dispose of any of such securities (or underlying securities) of the Company for a period of six (6) months from the date of this prospectus, or any longer period required by FINRA, the U.S. exchanges or any State, without the express written consent of the representative which consent may be given or withheld in the representative’s sole discretion.

Risk factors

Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 19 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing

We plan to apply to list the Ordinary Shares on the Nasdaq Capital Market. This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market. We will not close this offering unless such Ordinary Shares will be listed on the Nasdaq Capital Market at the completion of this offering.

Proposed trading symbol	EDHL
Transfer agent	VStock Transfer LLC

RISK FACTORS

Investing in our shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Doing Business in the Jurisdictions in which We Operate

All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to laws and regulations of Mainland China in the future, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Our operating subsidiary is located and operates its business in Hong Kong, a special administrative region of the PRC. The operating subsidiary, or HKUML, does not have operation in Mainland China and is not regulated by any regulator in Mainland China. As a result, the laws and regulations of Mainland China do not currently have any material impact on our business, financial condition and results of operation. Furthermore, except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long arm provisions under the current Mainland China laws and regulations, there remain regulatory and legal uncertainty with respect to the implementation of laws and regulations of Mainland China to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of Mainland China to Hong Kong and exercise significant direct influence and discretion over the operation of our operating subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

In the event that we or our Hong Kong operating subsidiary were to become subject to laws and regulations of Mainland China, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in Mainland China, complex and evolving Mainland China laws and regulations, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our operating subsidiary and us, given the substantial operations of our operating subsidiary in Hong Kong and the PRC government may exercise significant oversight over the conduct of business in Hong Kong.

The laws and regulations in Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our operating subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of Mainland China laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives in Mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention;

•        cause devaluation of our securities or delisting; and,

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

Our business, financial conditions and results of operations, and/or the value of our Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future laws and regulations of Mainland China which may become applicable to Hong Kong and thus to company such as us.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

We have no operations in Mainland China. Our operating subsidiary, or HKUML is located and operate in Hong Kong, a special administrative region of the PRC. As of the date of this prospectus, the PRC government currently does not exert direct influence and discretion over the manner in which we conduct our business activities in Hong Kong, outside of Mainland China. Based on our understanding of Mainland China laws and regulations currently in effect as of the date of this prospectus, as HKUML is located in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this Offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future, it remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our operating subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our operating subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations conducted in Hong Kong by its subsidiary.

Everbright Cayman is a holding company incorporated in the Cayman Islands with no material operations of its own. As a holding company with no material operations of its own, Everbright Cayman conducts its operations in Hong Kong through its subsidiary, HKUML, our operating subsidiary incorporated in Hong Kong. The Ordinary

Shares offered in this offering are shares of Everbright Cayman, the Cayman Islands holding company, instead of shares of our Hong Kong subsidiary. Investors in this offering will not directly hold equity interests in the Hong Kong subsidiary.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. If we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our Ordinary Shares may significantly decline or be worthless, which would materially affect the interest of the investors.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in Hong Kong may be indirectly influenced by changes in PRC laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. Although we are not directly subject to certain Chinese regulatory requirements and inspections, we may be indirectly affected due to direct legal impact on our PRC suppliers. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part or our supplier’s part to ensure compliance with such regulations or interpretations.

As such, the Company’s business may be subject to various government and regulatory interference. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Chinese government may intervene or influence our operations at any time with little advance notice, which could result in a material change in our operations and in the value of our Ordinary Shares. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in HK-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. As a result, our Ordinary Shares may decline in value dramatically or even become worthless should we become subject to new requirement to obtain permission from the PRC government to list on U.S. exchange in the future.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

The Operating Subsidiary was formed under and are governed by the laws of Hong Kong, however, we may be subject to the uncertainties of PRC legal system. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. As a significant part of our business is conducted in HK, our operations may be governed by PRC laws and regulations. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

Furthermore, if China adopts more stringent standards with respect to environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. Intellectual property rights and confidentiality protections in China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you. Moreover, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The approval of the China Securities Regulatory Commission is not required in connection with this offering, but we cannot guarantee that it will not be required in the future.

On December 24, 2021, the CSRC released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”. The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises” and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on December 31, 2023. According to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as an order to rectify, warnings, and fines. On February 24, 2023, the CSRC published Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises. In the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

Under the Trial Measures and the Guidance Rules and Notice on Filing Management Arrangements for Overseas Listings of Domestic Enterprises published by CSRC on February 17, 2023, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. Companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing, may arrange for the filing within a reasonable time period and shall complete the filing procedure before such companies’ overseas issuance and listing. We understand that as of the date of this prospectus, based on the opinion of Khoo & Co., our counsel as to the laws of Hong Kong, that pursuant to the Basic Law of Hong Kong, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which shall be confined to laws relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong). Whilst the National People’s Congress of the PRC, or the NPC, has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law, including rules and regulations established by the CAC and the CSRC, do not apply to our businesses in Hong Kong. As the Company has no operations in China, based on such opinion, we are not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Company has no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. While the Company has no current operations in China, should we have any future operations in China these regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Based on management’s internal assessment that the Company and its subsidiary currently have no material operations in the PRC, the Management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”) because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that our Operating Subsidiary is not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or if applicable laws, regulations or interpretations change and our subsidiary is required to obtain such permissions or approvals, (ii) any of our subsidiaries inadvertently concludes that relevant permissions or approvals were not required or (iii) any of our subsidiaries did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the “M&A Rules”, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in Mainland China and controlled by companies or individuals of Mainland China to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on December 24, 2021, the CSRC released the Administrative Regulations of the State Council Concerning the Oversea Issuance of Security and Listing by Domestic Enterprise (Draft for Comments) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments), for public opinion, and if they become law, will require mainland China-based companies applying to list on overseas exchanges to report and file certain documents with the CSRC within three (3) working days after making initial applications with overseas security exchanges for initial public offerings and listings. On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which will come into effect on December 31, 2023. According to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedure and report relevant information to the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in mainland China or its main places of business are located in mainland China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in mainland China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offering and listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Everbright Cayman is a holding company incorporated in the Cayman Islands with its operating subsidiary based in Hong Kong, as of the date of this prospectus, we have no subsidiary, VIE structure or any direct operations in Mainland China, nor do we intend to have any subsidiary or VIE structure or to acquire any equity interests in any domestic companies in mainland China, and we are not controlled by any companies or individuals of Mainland China. Further, we are headquartered in Hong Kong, with our chief executive officer, chief financial officer and all members of the board of directors of Everbright Cayman being based in Hong Kong are not Mainland China citizens and all of our revenues and profits are generated by our subsidiaries in Hong Kong. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defence, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on our understanding of the PRC laws and regulations currently in effect, as of the date of this prospectus, the CSRC’s approval is not required for the listing and trading of our Ordinary Shares in the U.S. exchange as provided under the M&A Rules, and we would not be subject to filing requirements with the CSRC as provided under the Trial Measures.

As of the date of this prospectus, have relied on the opinion of Hong Kong counsel, Khoo & Co., that we are not required to obtain permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

As advised by the opinion of Khoo & Co., our counsel as to the laws of Hong Kong, pursuant to the Basic Law of Hong Kong, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which shall be confined to laws relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong). Whilst the National People’s Congress of the PRC, or the NPC, has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law, including rules and regulations established by the CAC and the CSRC, do not apply to our businesses in Hong Kong. Based on our understanding of the PRC laws and regulations currently in effect and the opinion of Khoo & Co., as of the date of this prospectus, neither we nor any of our subsidiaries, are subject to the M&A Rules, the Trial Measures, or the regulations or policies that have been issued by the CSRC as of the date of this prospectus, nor are we currently covered by permission requirements from the CSRC or any other PRC governmental agency that is required to approve our listing on the Nasdaq Capital Market and offering securities. Hence, based on the foregoing, since we are not subject to the regulations or policies issued by the CSRC to date, we believe that we are currently not required to be compliant with such regulations and policies issued by the CSRC as of the date of this prospectus. Further, as of the date of this prospectus, neither we nor any of our subsidiaries has ever applied for any such permission or approval, as we currently are not subject to the M&A Rules. However, if there is significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to the Operating Subsidiaries.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current principles and policies regarding Hong Kong will remain unchanged for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong under the United States-Hong Kong Policy Act of 1992. This includes special treatment in areas including but not limited to customs tariffs, export controls, immigration, foreign investment, and extradition. The suspension or elimination of

Hong Kong’s preferential treatment and continued tension between the United States and the PRC could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could materially and adversely affect our business and operations. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

Changes and the downturn in the economic, political, or social conditions of Hong Kong, Mainland China and other countries or changes to the government policies of Hong Kong and Mainland China could have a material adverse effect on our business and operations.

Our operations are located in Hong Kong. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and Mainland China generally. Economic conditions in Hong Kong are sensitive to Mainland China and the global economic conditions. Any major changes to Hong Kong’s social and political landscape will have a material impact on our business.

Mainland China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the economy in Mainland China has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on Hong Kong and us.

Furthermore, on July 14, 2020, the former President of the U.S., Mr. Donald Trump, signed the Hong Kong Autonomy Act and an executive order to remove the preferential trade status of Hong Kong, pursuant to § 202 of the United States-Hong Kong Policy Act of 1992. The U.S. government has determined that Hong Kong is no longer sufficiently autonomous to justify preferential treatment in relation to the PRC, especially with the issuance of the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) on July 1, 2020. Hong Kong will now be treated as Mainland China, in terms of visa application, academic exchange, tariffs and trading, etc. According to § 3(c) of the executive order issued on July 14, 2020, the license exception for exports and re-exports to Hong Kong and transfer within the PRC is revoked, while exports of defense items are banned. On the other hand, the existing punitive tariffs the U.S. imposed on Mainland China will also be applied to Hong Kong exports. Losing its special status, Hong Kong’s competitiveness as a food trading hub may deteriorate in the future as its tax benefits as a result of preferential situation no longer exists and companies might prefer exporting through other cities. The level of activities of domestic exports and re-exports and other trading activities in Hong Kong may decline owing to the tariff being imposed on Hong Kong exports and the export restriction. In the event that Hong Kong loses its position as a food trading hub in Asia, the demand for food export or re-export from Hong Kong and thus our business, financial conditions and results of operations, may be adversely affected. According to the Hong Kong Policy Act Report issued by the Department of State in 2021, 2022 and 2023, since July 2020, the suspension of an agreement concerning surrender of fugitive offenders and the terminations of an agreement concerning transfer of sentenced persons and an agreement concerning certain reciprocal tax exemptions, there were no terminations pursuant to § 202(d) of the United States-Hong Kong Policy Act of 1992 or determinations under § 201(b) up to the date of this registration statement. The executive order to remove the preferential trade status of Hong Kong remains in effect. Since July 2020 and as of the date of this registration statement, the removal of the preferential trade status of Hong Kong did not have a material impact on our business and operations.

Additionally, the outbreak of war in Ukraine in 2022 and the present conflict in the Middle East between Israel and Hamas has already affected global economic markets, and the uncertain resolution of these conflicts could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia, with the same being said for Hamas’ actions in Israel. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine or the Middle East, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial conditions, liquidity and business outlook of our business.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Administrative Measures published by CSRC on February 17, 2023, which came into effect on March 31, 2023, also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the Nasdaq Capital Market and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law,” or the “PIPL,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (i) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (ii) acquiring personal information protection certification from the professional organizations regulated by the CAC; (iii) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (iv) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. CAC has said that under the proposed rules companies holding data on more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing.

Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into effect on March 31, 2023. Compared to the Draft Overseas Listing Regulations, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

Although our Operating Subsidiary in Hong Kong may collect and store certain data (including certain personal information) from our clients, some of whom may be individuals in Mainland China, in connection with our business and operations for “Know Your Customers” purpose, we believe that we and our Operating Subsidiary will not be deemed to be an “operator of critical information infrastructure,” any “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC for this Offering or required to obtain regulatory approval from the CAC nor any other PRC authorities for our and our subsidiaries’ operations Hong Kong, since (i) our Operating Subsidiary is incorporated and operating in Hong Kong only without any subsidiary or variable interest entity structure in Mainland China, and it is unclear whether the Measures for Cybersecurity Review (2021) shall be applied to a Hong Kong company; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of less than one thousand individuals in Mainland China only and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (iii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; (v) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong; and (vi) as of the date of this prospectus, neither we or our Operating Subsidiary has been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review or a CSRC review.

Based on the opinion of Khoo & Co., our counsel as to the laws of Hong Kong, pursuant to the Basic Law of Hong Kong, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which shall be confined to laws relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong). Whilst the National People’s Congress of the PRC, or the NPC, has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law, including rules and regulations established by the Cyberspace Administration of China (the “CAC”) and the China Securities Regulatory Commission (the “CSRC”), do not apply to our businesses in Hong Kong. Based on laws and regulations currently in effect in the PRC as of the date of this prospectus and the opinion of Khoo & Co., we believe that we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Ordinary Shares can be listed or offered in the U.S since neither we, nor our subsidiaries, are “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) we are headquartered in Hong Kong, with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our Operating Subsidiary in Hong Kong, none of our business activities are conducted in Mainland China, and we have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (v) pursuant to the Basic Law of Hong Kong, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, we believe that given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of the Trial Administrative Measures, PIPL, relevant Mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiary and the listing of our Ordinary Shares on the U.S. or other foreign exchanges. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements, or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us. Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the Nasdaq Capital Market and offer securities, specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. There remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with ours. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us or our Operating Subsidiary in Hong Kong, our operation and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. If there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Nevertheless, we may be subject to a variety of laws and other obligations regarding data protection in Hong Kong. The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) came into force on 20 December 1996. The PDPO states that any person who controls the collection, holding, processing, or use of personal data (the “data user”) shall not do any act, or engage in a practice, that contravenes any of the data protection principles set out in Schedule 1 to the PDPO (the “Data Protection Principles”) unless the act or practice, as the case may be, is required or permitted under the PDPO. Personal data means any data (a) relating directly or indirectly to a living individual; (b) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (c) in a form in which access to or processing of the data is practicable. The Data Protection Principles set out that (1) personal data must be collected in a lawful and fair way for a purpose directly related to a function or activity of the data user. Data subjects must be notified of the purpose for which the data is to be used and the classes of persons to whom the data may be transferred. Data collected should be adequate but not excessive; (2) personal data must be accurate and should not be kept for a period longer than necessary for the fulfillment of the purpose for which the data is or is to be used; (3) personal data must be used for the purpose for which the data is collected or for a directly related purpose unless voluntary and explicit consent with a new purpose is obtained from the data subject; (4) a data user shall take practicable steps to safeguard any personal data held against unauthorized or accidental access, processing, erasure, loss or use; (5) a data user shall take practicable steps to ensure that its policies and practices in relation to personal data, the kind of personal data it holds and the main purposes for which the personal data is or is to be used for are made known to the public; and (6) a data shall be entitled to request access to personal data and must be allowed to correct the personal data if it is inaccurate. Moreover, the Personal Data (Privacy) (Amendment) Ordinance 2021 (the “PDPAO”) came into effect on 8 October 2021. It amends the PDPO, particularly to: (i) criminalize doxing, i.e. unconsented disclosure of personal information of targeted individuals and groups; (ii) introduce a cessation notice regime to tackle doxing with extra-territorial reach; and (iii) substantially expand the investigation and enforcement powers of the Privacy Commissioner for Personal Data, in contexts beyond doxing.

We are of the view that we are not likely to be in breach of the PDPO and the PDPAO for the following reasons: (i) all of our customers are institutional users who are using our services without the need of providing the personal information of individuals, and (ii) we possess minimum amount, if not none of the personal information in our business operations. Nonetheless, we are subject to laws and regulations relating to the collection, storage, use, processing, transmission, retention, security and transfer of personal information and other data. While we strive to comply with all applicable privacy, data protection and information security laws and regulations, as well as our contractual obligations, posted privacy policies and applicable industry standards, such laws, regulations, obligations and standards continue to evolve and are becoming increasingly complex, and sometimes conflict among the various jurisdictions and countries in which we operate, which makes compliance challenging and expensive. The interpretation and application of laws, regulations and standards on data protection and privacy are still uncertain and evolving. We cannot assure you that the governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect us. We may be subject to investigations and inspections by government authorities regarding our compliance with laws and regulations on data privacy, and we cannot assure you that our practices will always fully comply with all applicable rules and regulatory requirements. We also may be bound by contractual obligations relating to our collection, use, processing and disclosure of personal, financial and other data or may find it necessary or desirable to join industry or other self-regulatory bodies or other privacy or data protection-related organizations that require compliance with their rules pertaining to privacy and data protection.

Risks Relating to Our Corporate Structure

Our corporate actions will be substantially controlled by our Controlling Shareholder, Dr. Leung Chun Yip, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders

As of the date of this prospectus, 72.00% of the issued share capital of the Company is owned by our Controlling Shareholder, Dr. Leung Chun Yip. Immediately following this Offering, Dr. Leung Chun Yip will beneficially own 67.92% of our total issued and outstanding Ordinary Shares, representing 67.92% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 67.35% of our total issued and outstanding Ordinary Shares, representing 67.35% of the total voting power, assuming that the over-allotment option is exercised in full. Accordingly, Dr. Leung Chun Yip will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, election of directors and other significant corporate actions.

The interests of our Controlling Shareholder may differ from the interests of our other shareholders. The concentration of ownership may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Ordinary Shares in this Offering. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees must be selected or recommended solely by independent directors; and

•        the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed to be a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

Everbright Cayman is a holding company incorporated in the Cayman Islands, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Everbright Cayman and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiaries, to Everbright Cayman and U.S. investors and amounts owed.

Currently, the PRC law and regulations and foreign currency control in Mainland China do not currently have any material impact on the transfer of cash between Everbright Cayman and our Operating Subsidiary, or vice versa. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

Currently, our Operating Subsidiary’s operations are conducted outside the United States, and all of our assets are located outside the United States. All of our directors and officers reside outside of the United States, and a substantial portion of their assets are located in Hong Kong outside the United States. Given that our senior executive officers are located either in China or in Hong Kong for a significant portion of the time and are either PRC or Hong Kong nationals, it may be difficult for our shareholders to effect service of process upon us or those persons. In addition, neither China nor Hong Kong has treaties providing for the reciprocal recognition and enforcement of judgments of courts within the Cayman Islands. Therefore, recognition and enforcement in China or Hong Kong of judgments of a court in non-PRC or Hong Kong jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Thus, you may incur additional difficulty, costs, procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

Risks Related to Our Business and Industry

We have derived a substantial portion of our revenue from sales to a limited number of customers, which may expose us to risks relating to customer concentration.

Our customers include both enterprises and individuals. We have derived a substantial portion of our revenue from sales to a limited number of customers. For the year ended December 31, 2022, four customers accounted for 27.93%, 25.57%, 18.83% and 15.25% of our total revenues. For the year ended December 31, 2023, two customers accounted for 13.09% and 10.09% of our total revenues. No other customer accounts for more than 10% of our revenues for the years ended December 31, 2022 and 2023, respectively. For the six months ended June 30, 2023, two customers accounted for 68.60% and 30.49% of our total revenues. For the six months ended June 30, 2024, three customers accounted for 17.06%, 24.56% and 15.90% of our total revenues. No other customer accounts for more than 10% of our revenues for the six months ended June 30, 2023 and 2024 respectively. Although we continually seek to diversify our customer base, we cannot assure you that the proportion of revenue contribution from our major customers to our total revenue will decrease in the future. Dependence on a limited number of major customers to our total revenue exposes us to risks of substantial losses if any of them reduces or ceases business collaboration with us. Specifically, any one of the following events, among others, may cause material fluctuations or declines in our revenue, and have a material and adverse effect on our business, results of operations, financial condition and prospects:

•        a decline in the business of one or more of our major customers;

•        the decision by one or more of the major customers to shift to our competitors;

•        the reduction in the price of our services and products agreed by one or more of our major customers;

•        the failure or inability of any of the major customers to make timely payment to us; or

•        regulatory development that may negatively affect the business of one or more of our major customers or digital asset mining activities in general.

It may not be possible for us to accurately predict the future demand from our major customers, and it may fail to maintain relationships with these major customers or to do business with them at the same or increased levels. If any of the foregoing were to occur, and we are unable to expand our business with other existing customers or attract new customers in a timely manner or at all, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We have derived a substantial portion of our balance of accounts from one supplier, which may expose us to risks relating to supplier concentration.

During the years ended December 31, 2022 and 2023, we engaged a diverse range of services from over ten suppliers. These services included, but were not limited to, various design work, content creation, virtual reality scenario development, augmented reality implementation, and video production. As of December 31, 2023 we have settled the outstanding account payable to the majority of our suppliers and one supplier accounted for 100% of the total balance of accounts payable, with an amount of US$49,719. This balance, incurred at year-end, was accrued for the provision of 3D simulation design and construction services. As of the date of this prospectus, the accounts payable with this supplier have been settled. As of June 30, 2024, we have no outstanding account payable to our suppliers. Although we continually seek to diversify our supplier base, we cannot assure you that we will be able to continue doing business with the same suppliers, given that our dependence on a limited number of suppliers exposes us to risks of substantial losses should our suppliers reduces or ceases business collaboration with us. It may not be possible for us to accurately predict the future supply from our suppliers, and it may fail to maintain relationships with our major suppliers or to do business with them at the same or increased levels. If any of the foregoing were to occur, and we are unable to attract new suppliers in a timely manner or at all, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We have a limited history operating our business at its current scale, and as a result, our past results may not be indicative of future operating performance.

In recent years, we have significantly grown the scale of our business. In the years ended December 31, 2022 and 2023, we recorded revenue of US$815,090 and US$2,825,488, respectively. Revenue increased 246% from US$815,090 in 2022 to US$2,825,488 as the Company had a full year operation in 2023. Our total number of corporate customers increased from eight in the year ended December 31, 2022 to 18 in the year ended December 31, 2023. Revenue increased 753.3% from US$167,775 for the six months ended June 30, 2023 to US$1,431,662 for the six months ended June 30, 2024 as the Company was still in an developing stage in the six months ended June 30, 2023. Our total number of corporate customers increased from three for the six months ended June 30, 2023 to 12 for the six months ended June 30, 2024. However, our business has been operating at its current scale and scope for a relatively short period of time. Therefore, our past performance should not be used as a reliable indicator of our future performance. You should consider and evaluate our prospects in light of the risks and uncertainties frequently encountered by growing companies in rapidly evolving markets. These risks and uncertainties include the difficulties in financial planning due to the limited historical data that is relevant to our business’s current scale and scope, and the uncertainties that arise from having a relatively short timeframe to implement and evaluate our business strategies compared to companies with longer operating histories.

Our limited operating history and evolving business model make it difficult to evaluate our business and future prospects and the risks and challenges we may encounter.

Our business operations began in May 2022. Given our relatively short operating history, our assessments of the business and forecasts for future performance might not be as precise as they would be if we had been operating for a longer period. If our actual results deviate from our predictions or if we revise our estimates in upcoming periods, it could significantly alter investors’ views of our business and its future potential. This could negatively impact the value of our ordinary shares.

Our continued success is dependent on our key management personnel and our experienced and skilled personnel, and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements.

Since the commencement of our business, our founder, Chief Executive Officer and Director, Dr. Leung Chun Yip has been instrumental in expanding our business from services like design of intellectual property and websites, consultancy and market research; and social media management to providing our current wide range of products and services in respect of digital marketing and information technology solutions and today. We rely on the wide network and contacts of Dr. Leung Chun Yip, which was built over the past two decades, in particular, sourcing new customers from various industries and sales of our marketing and information technology solutions.

Our performance depends on the continued service and performance of Dr. Leung Chun Yip because he plays an important role in guiding the implementation of our business strategies and future plans. The working and business relationships that Dr. Leung Chun Yip has developed with our main suppliers and customers over the years are important for the future development of our business. If Dr. Leung Chun Yip were to terminate his employment, there is no assurance that we would be able to find suitable replacements with such a vast network of contacts in a timely manner. The loss of services of Dr. Leung Chun Yip and/or the inability to identify, hire, train and retain other qualified technical and operations personnel in the future may materially and adversely affect our business, financial condition, results of operations and prospects.

In addition, although we are dependent on certain key personnel, we do not have any key man life insurance policies on any such individual. Therefore, if any of our key management personnel dies or becomes disabled, we will not receive any compensation to assist with such individual’s absence. The loss of such a person could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Our reputation and profitability may be adversely affected if there are major failures or malfunctions in our marketing and information technology solutions sold to our customers.

Our operations are exposed to the risk of failure which may arise due to the risk of failure by our customers to follow procedures and protocols, as well as inherent risks in our customer’s operating environments, resulting in failing to achieve the objectives of our marketing and information technology solutions. In the event of any malfunctions and failures of our marketing and information technology solutions, we may be forced to cease all, or part of our operations and we may be subject to legal and regulatory liabilities and actions such as directives, penalties, sanctions, or significant costs and expenses in any dispute. This may have an adverse impact on our operations and financial performance.

Since our establishment, we believe that we have built goodwill in our brands and thus customer loyalty. Hence, if there are any major lapses in our marketing and information technology solutions sales and or due to circumstances beyond our control resulting in negative publicity, our reputation may be adversely affected, and our customers may lose confidence in our marketing and information technology solutions. In such an event, our business and hence our profitability and financial performance may be adversely affected.

We enter service agreements with our customers. If we fail to meet these contractual commitments, we could be obligated to provide refunds of prepaid amounts or cannot receive final payments, which would lower our revenue and harm our business, financial condition and results of operations.

We establish written service contracts with our clients. The key terms of these agreements typically consist of clauses regarding the scope of work for the provision of marketing solutions, fees and expenses, project timeline, and other boilerplate terms and conditions, including obligations regarding timely payment, warranties regarding potential infringement of intellectual property rights, indemnities against third-party claims, non-compete and confidentiality clauses, as well as clauses relating to the termination rights of each party. If we fail to meet the agreed service levels, including not meeting the delivery time requirements stipulated in our clients’ agreements, or if the quality of our solutions do not meet our clients’ standards, we could face contract terminations with refunds of prepaid amounts or we might not be able to collect final payments. This could have a significant impact on both our present and future revenue. Any failures in service levels could also tarnish our reputation, which could further negatively affect our business, financial condition, and operational results.

We are exposed to the credit risks of our customers.

We extend credit terms to some of our customers. As of December 31, 2022, one customer accounted for 100% of the total balance of accounts receivable. As of December 31, 2023, five customers accounted for 24.07%, 18.24%, 17.94%, 16.90% and 16.85% of the total balance of accounts receivable. As of June 30, 2024, three customers accounted for 28.78%, 25.75% and 25.56% of the total balance of accounts receivable. Our average accounts receivable turnover days were approximately 34 days, 51 days and 167 days for the financial year ended December 31, 2022, the financial year ended December 31, 2023, and the six months ended 30 June 2024 respectively. Our customers may be unable to meet their contractual payment obligations to us, either in a timely manner or at all. The reasons for payment delays, cancellations, or default by our customers may include insolvency or bankruptcy, or insufficient financing or working capital due to late payments by their respective customers. While we did not experience any material order cancellations by our customers during the financial year ended December 31, 2022 and the financial year ended December 31, 2023, there is no assurance that our customers will not cancel their orders and/or refuse to make payment in the future in a timely manner or at all. We may not be able to enforce our contractual rights to receive payment through legal proceedings. In the event that we are unable to collect payments from our customers, we are still obliged to pay our suppliers in a timely manner and thus our business, financial condition and results of operations may be adversely affected.

We face intense competition in metaverse and digital entertainment industry, if we fail to compete effectively, we may lose market share. Our performance, prospects, and results of operations will be materially and negatively impacted.

The market for our services is highly competitive, highly fragmented with lots of participants with low entry barriers. Some of our competitors or potential competitors have a longer operating history and therefore may have better funding, managerial, technical, marketing resources and other resources than we do. They may use their experience and resources to compete with us in a number of ways, including competing more aggressively for customer and completing more acquisitions. Competitors in our industry may be acquired, merged with, or partnered with integrated groups in our industry that are able to invest significant resources in the operations for further investment. Additionally, disruptive technologies, including in the areas of artificial intelligence and machine learning, are rapidly changing the environment in which we, our clients, and our competitors operate and could affect the nature of how we generate revenue. We believe we will need to continue to respond to and anticipate these changes by enhancing our service offerings to maintain our competitive position. If we are unable to compete effectively with our existing and future competitors at reasonable cost, our business, prospects, and results of operations could be materially and negatively affected.

Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19.

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has disrupted our operations, and the operations of our customers, suppliers, and/or sub-contractors. If the development of the COVID-19 outbreak becomes more severe and/or new variants of COVID-19 evolve to be more transmissible and virulent than the existing strains, this may result in a tightening of restrictions and regulations on businesses. If we or our customers, suppliers, and sub-contractors are forced to close their businesses with prolonged disruptions to their operations, we may experience a delay or shortage of supplies and/or services by our suppliers and sub-contractors, or termination of our orders and contracts by our customers. In addition, if any of our employees are suspected of having contracted COVID-19, some or all of our employees may be quarantined thus causing a shortage of labor and we will be required to disinfect our workplace and our production and processing facilities. In such event, our operations may be severely disrupted, which may have a material and adverse effect on our business, financial condition, and results of operations.

The COVID-19 pandemic has also affected our business activities, given the increased restrictions implemented by the Hong Kong government during the pandemic has impacted our sales process, which involves regular interaction with our customers. However, the Company’s strong existing relationship with our customers have ensured that the Company was not severely affected by such restrictions. While the COVID-19 outbreak led to significant operational changes, we managed to adapt by transitioning into a remote work model, which initially presented some challenges but ultimately led to increased flexibility and productivity.

Since November 2022, following the reduced severity of the COVID-19 pandemic in Hong Kong, our alternative work arrangements have largely been abolished. Nonetheless, as our business depends on our employees, if any of our employees has contracted or is suspected of having contracted COVID-19, these employees will be required to be quarantined and they could pass it to other of our employees, potentially resulting in severe disruption to our business.

During the fiscal years ended December 31, 2022 and 2023, the COVID-19 pandemic has resulted in a material adverse impact on our business operations and financial conditions. However, as of the date of this prospectus, there is no longer an impact of COVID-19 on our business operations and financial conditions.

At the date of this prospectus, most countries around the globe have abolished measures to contain COVID-19 pandemic. The Hong Kong government has gradually abolished its entry-restrictions and COVID-19 control measures since November 2022. Furthermore, the PRC government has also significantly lessened its travel restrictions and abolished the quarantine requirements for international arrivals to mainland China from January 8, 2023.

However, due to the instability of global financial markets and other economic and financial challenges brought about by COVID-19, the deterioration of the economic condition of mainland China due to the continuous COVID-19 control measures, the significant market volatility and declines in general economic activities in Hong Kong and globally, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected.

We may be affected by an outbreak of other infectious diseases.

An outbreak of infectious diseases such as severe acute respiratory syndrome and avian influenza or new forms of infectious diseases in the future may potentially affect our operations as well as the operations of our customers and suppliers. In the event that any of the employees in any of our offices or worksites or those of our customers and suppliers are affected by any infectious disease, we or our customers and suppliers may be required to temporarily shut down our or their offices or worksites to prevent the spread of the diseases. This may have an adverse impact on our revenue and financial performance.

We are exposed to risks arising from fluctuations in foreign currency exchange rates.

Our reporting currency is United States dollars. Our overseas sales is denominated in Hong Kong Dollars and procurement from our overseas suppliers are denominated in United States dollars. We may be exposed to foreign currency exchange gains or losses arising from transactions in currencies other than our reporting currency.

We are subject to environmental, health, and safety regulations and penalties, and may be adversely affected by new and changing laws and regulations.

We are subject to laws, regulations, and policies relating to the protection of the environment and to workplace health and safety. We are required to adopt measures to implement such measures that ensure the safety and health of our employees. Changes to current laws, regulations, or policies or the imposition of new laws, regulations, and policies in the metaverse industry could impose new restrictions or prohibitions on our current practices. We may incur significant costs and expenses and need to budget additional resources to comply with any such requirements, which may have a material and adverse effect on our business, financial condition, results of operations, and prospects.

Our insurance policies may be inadequate to cover our assets, operations, and any loss arising from business interruptions.

We face the risk of loss or damage to our business due to fire, theft, or other natural disasters in Hong Kong. Such events may also cause a disruption or cessation in our business operations, and thus may adversely affect our financial results. Our insurance coverage may not be sufficient to cover all of our potential losses. If there are losses that exceed the insurance coverage or are not covered by our insurance policies, we will remain liable for any liability, debt, or other financial obligation related to such losses. We do not have any insurance coverage for business interruptions.

The success of our business is largely tied to the strength and reputation of our brand. If we fail to uphold and improve our brand and reputation, it could significantly and negatively impact the level of consumer recognition and trust in our services.

Our business heavily leans on the strength and reputation of our brand for promoting and selling our services. We are of the belief that our corporate and product brands are recognized by consumers for their dependability and quality. However, factors such as customer complaints, service quality-related incidents, inappropriate behavior, intellectual property infringement, or negative media coverage could harm our brand and reputation. Any negative allegations against us, even if they are baseless or unsuccessful, could divert the attention of our management and other resources from our daily business operations, which could negatively impact our business, operational results, and financial condition. Negative publicity resulting from negative media coverage of our services could significantly affect customer acceptance of and trust in us and our services.

Moreover, our competitors might create false complaints or negative publicity about us for the sake of malicious competition. With the growing use of social networks, adverse publicity can spread quickly and widely, making it increasingly challenging for us to respond and mitigate effectively. Furthermore, negative publicity about any regulatory or legal action against us could tarnish our reputation and brand image, undermine customer confidence in us, and decrease the long-term demand for our services, even if such regulatory or legal action is baseless or irrelevant to our business.

We are exposed to risks with respect of acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions, and other uncontrollable events.

Unforeseeable circumstances and other factors such as power outages, labor disputes, adverse weather conditions or other catastrophes, epidemics, or outbreaks may disrupt our operations and cause loss and damage to our storage facilities, workshop, and office, and acts of war, terrorist attacks or other acts of violence may further materially and adversely affect the global financial markets and consumer confidence. Our business may also be affected by macroeconomic factors in the countries in which we operate, such as general economic conditions, market sentiment, social and political unrest, and regulatory, fiscal, and other governmental policies, all of which are beyond our control. Any such events may cause damage or disruption to our business, markets, customers, and suppliers, any of which may materially and adversely affect our business, financial condition, results of operations, and prospects.

If our business becomes constrained by changing legal and regulatory requirements, our operating results will suffer.

Our future success will depend in part on market acceptance and widespread adoption across demographics and geographies of metaverse. If the Hong Kong government issues relevant regulations against the metaverse industry that are not conducive to our development, we will have to change our main development direction in the future. If we are obligated to fundamentally change our business activities and practices, we may be unable to make these required changes and modifications in a commercially reasonable manner, or at all, and our ability to further develop and enhance our platform may be limited. The costs of compliance with, and other burdens imposed by, these laws, regulations, standards and obligations, or any inability to adequately address these, may limit the use of our platform or reduce overall demand for our platform, which could harm our business, financial condition and results of operations.

Our business is subject to risks generally associated with the metaverse and digital entertainment industry.

The substantial majority of our revenue is currently derived from customers in the metaverse and digital entertainment industry, and we rely to a significant extent on the health of the industry to maintain and increase our revenue. Accordingly, we are especially susceptible to market conditions and risks associated with the metaverse and digital entertainment industry, including the popularity, customers’ preferences, and potential regulations, all of which are difficult to predict and are beyond our control.

In addition, economic conditions that negatively impact discretionary consumer spending, including inflation, slower growth, unemployment levels, tax rates, interest rates, energy prices, declining consumer confidence, recession and other macroeconomic conditions, including those resulting from COVID-19 and from geopolitical issues and uncertainty, could have a material adverse impact on our business and results of operations.

Risks Related to Our Securities and This Offering

Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed.

Our auditor, OneStop Assurance PAC. (“OneStop”), the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess OneStop’s compliance with applicable professional standards. OneStop is headquartered in Singapore and has been inspected by the PCAOB on a regular basis, with the last inspection in July 2023. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCAA Act are uncertain. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCAA. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our Ordinary Shares, which could materially impair the market for and market price of our Ordinary Shares.

An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our Ordinary Shares may be materially and adversely affected. The public offering price for our Ordinary Shares in this offering was determined by negotiation between us and the underwriters based upon several factors, and we can provide no assurance that the trading price of our shares after this offering will not decline below the public offering price. As a result, investors in our shares may experience a significant decrease in the value of their shares.

We may not maintain the listing of our Ordinary Shares on Nasdaq which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Ordinary Shares on Nasdaq concurrently with this offering. In order to continue listing our Ordinary Shares on Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our Ordinary Shares will continue to be listed on Nasdaq in the future.

If Nasdaq delists our Ordinary Shares and we are unable to list our Ordinary Shares on another national securities exchange, we expect our Ordinary Shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

(a)     a limited availability of market quotations for our Ordinary Shares;

(b)    reduced liquidity for our Ordinary Shares;

(c)     a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

(d)    a limited amount of news and analyst coverage; and

(e)     a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on Nasdaq, the U.S. National Securities Markets Improvement Act of 1996 prevents or pre-empts individual states from regulating their sale, which are referred to as “covered securities.” Because we expect that our Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our Ordinary Shares.

The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Hong Kong that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

•        fluctuations in our revenues, earnings and cash flow;

•        changes in financial estimates by securities analysts;

•        additions or departures of key personnel;

•        release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

•        potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of our Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our Board has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands and Hong Kong law. Even if our Board decides to declare and pay dividends (by way of a simple majority decision of our Directors), the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our Board. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our shares and you may even lose your entire investment.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant number of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$3.78 per Ordinary Share, representing the difference between our as adjusted net tangible book value per Ordinary Share of US$5,937,930 as of June 30, 2024, after giving effect to the net proceeds to us from this offering, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$4.00 per Ordinary Share. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares will be determined by negotiations between us and the underwriters, and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We intend to use the net proceeds of this offering as set out in “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

•        At least 75% of our gross income for the year is passive income; or

•        The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Ordinary Shares, fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

Our Controlling Shareholder has substantial influence over the Company. His interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions.

Immediately prior to the completion of this offering, Dr. Leung Chun Yip will own an aggregate of approximately 72.00% of our issued and outstanding Ordinary Shares. Upon completion of this offering, Dr. Leung Chun Yip will own 67.92% of our issued and outstanding Ordinary Shares assuming that the underwriters do not exercise their over-allotment option, or 67.35% of our total issued and outstanding Ordinary Shares, representing 67.35% of the total voting power, assuming that the over-allotment option is exercised in full.

Accordingly, our Controlling Shareholder could have considerable influence or control over the outcome of any corporate transactions or other matters submitted to the shareholders for approval, including (i) mergers, consolidations, (ii) the election or removal of Directors, (iii) the sale of all or substantially all of our assets, (iv) making amendments to our Amended and Restated Memorandum and Articles of Association, (v) whether to issue additional shares, including to him, (vi) employment, including compensation arrangements, and (vii) the power to prevent or cause a change in control. The interests of our Controlling Shareholder may differ from the interests of our other shareholders. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our directors and officers beneficially own a majority of the voting power of our issued and outstanding Ordinary Shares. Under the Rule 4350(c) of the Nasdaq Capital Market, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

•        an exemption from the rule that a majority of our Board must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

The exemption we intend to rely on is that a majority of our Board need not be independent directors. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

As a company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer that has applied to list our Ordinary Shares on the Nasdaq Capital Market, we rely on a provision in Nasdaq corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq Capital Market.

These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, namely (i) a majority of the Directors on our Board are not required to be independent Directors; (ii) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (iii) there will be no requirement for the Company to obtain Shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings. While we do not intend to take advantage of these exemptions presently, we may choose to take advantage of some, but not all, of the available exemptions in the future.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are a Cayman Islands company limited by shares incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are governed by the Companies Act and the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some states in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the Board or our Controlling Shareholder than they would as shareholders of a company incorporated in a U.S. State. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

Certain judgments obtained against us or our auditor by our shareholders may not be enforceable.

We are a Cayman Islands company. Our operating subsidiaries were incorporated and are located in Hong Kong. Substantially all of our assets are located outside of the United States. In addition, all of our current Directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us, our Directors and officers, or our auditor judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and Hong Kong may render you unable to enforce a judgment against our assets or the assets of our Directors and officers. For more information regarding the relevant laws of the Cayman Islands and Hong Kong, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us, our officers, Directors, or major shareholders, than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards earlier. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer under the Exchange Act, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2023. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our Directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer.

Our compensation of directors and officers may not be publicly available.

Under Cayman Islands law, the Company is not required to disclose compensation paid to our senior management on an individual basis and the Company has not otherwise publicly disclosed this information elsewhere. The executive officers, directors and management of the Company receive fixed and variable compensation. They also receive benefits in line with market practice. The fixed component of their compensation is set on market terms and adjusted annually. The variable component consists of cash bonuses and awards of shares (or the cash equivalent). Cash bonuses are paid to executive officers and members of management based on previously agreed targets for the business. Shares (or the cash equivalent) are awarded under share options.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or our Controlling Shareholder than they would as public shareholders of a company incorporated in the United States.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on Nasdaq.

We will incur additional legal, accounting, and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us, and our business may be adversely affected.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is a company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Hong Kong. All of the Directors and Executive Officers of our Company reside outside the United States and substantially all of their assets are located outside the United States. Given that our senior executive officers are located either in China or in Hong Kong for a significant portion of the time and are either PRC or Hong Kong nationals, it may be difficult for our shareholders to effect service of process upon us or those persons. In addition, neither China nor Hong Kong has treaties providing for the reciprocal recognition and enforcement of judgments of courts within the Cayman Islands. Therefore, recognition and enforcement in China or Hong Kong of judgments of a court in non-PRC or Hong Kong jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Name	Position	Nationality	Country of Residence
Leung Chun Yip	Director, Chief Executive Officer	Hong Kong	Hong Kong
Ting Lai Har	Chief Operations Officer	Hong Kong	Hong Kong
Tang Chak Ming	Director, Chief Financial Officer	Hong Kong	Hong Kong
Lau Sek Kin	Independent Director	Hong Kong	Hong Kong
Gan Shaoling	Independent Director	Hong Kong	Hong Kong
Lu Runhua	Independent Director	China	Hong Kong
Wan Chun Lap	Independent Director	Hong Kong	Hong Kong

As a result, it may not be possible for you to:

•        effect service of process within the United States upon our non-U.S. resident directors or on us;

•        enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws; and

•        enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Hong Kong

We have relied on the opinion of Khoo & Co., our counsel with respect to Hong Kong law, which has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

British Virgin Islands

Ogier, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

There is uncertainty with regard to British Virgin Islands law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. If such a determination is made, the courts of the British Virgin Islands are also unlikely to recognize or enforce the judgment against a British Virgin Islands company. Because the courts of the British Virgin Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the British Virgin Islands. Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the High Court of the British Virgin Islands, provided such judgment: (a) is given by a foreign court of competent jurisdiction and such foreign court had proper jurisdiction over the parties subject to such judgment; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI; (e) is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company; and (f) was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the British Virgin Islands.

In appropriate circumstances, a BVI Court may give effect in the BVI to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

USE OF PROCEEDS

We expect to receive approximately US$4,140,000 of net proceeds from this offering after deducting underwriting discounts, the non-accountable expense allowance and other estimated offering expenses of approximately US$1,860,000 payable by us.

We plan to use the net proceeds we receive from this offering for the following purposes:

Description of Use	Percentage
Marketing and business expansion	30%
Continued research and development of our core technologies	30%
Business development overseas	15%
Talent acquisition and training	15%
Working Capital	10%
Total	100%

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. Predicting the cost necessary to develop product candidates can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024:

•        on an actual basis;

•        on a pro forma basis to reflect (i) the issue and allotment of a total of 619 shares (before share split) to Digital Global at par value of US$1.00 each in December 2024; (ii) the issue and allotment of a total of 280 shares (before share split) to the Subscribers for a total considerations of HK$2,800,000 (approximately US$354,427) in December 2024; and (iii) the share split in January 2025, which resulting in 25,000,000 shares issued and outstanding; and

•        on an adjusted basis to reflect (i) the issue and allotment of a total of 619 shares (before share split) to Digital Global at par value of US$1.00 each in December 2024; (ii) the issue and allotment of a total of 280 shares (before share split) to the Subscribers for a total consideration of HK$2,800,000 (approximately US$354,427) in December 2024; (iii) the share split in January 2025; and (iv) the issuance and sale of 1,500,000 Ordinary Shares in this offering at an initial public offering price of US$4.00 per Ordinary Share, after deducting underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us, resulting in 26,500,000 shares issued and outstanding after this offering (assuming no exercise of the over-allotment option).

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Shareholders’ Equity	Actual	Pro Forma	Pro forma, as adjusted(1)(2)
Ordinary Shares, par value US$0.00004 per share, 1,250,000,000 Ordinary Shares authorized, 2,525,000 Ordinary Shares outstanding on an actual basis, 25,000,000 Ordinary Shares outstanding on a pro forma basis, and 26,500,000 Ordinary Shares outstanding on an as adjusted basis	$101	$1,000	$1,060
Additional paid-in capital	49,899	404,046	404,046
New additional paid-in capital	—	—	4,139,940
Amount due from immediate holding company	(50,000)	(50,000)	(50,000)
– Retained earnings	1,740,818	1,740,818	1,740,818
Total Shareholders’ Equity	1,740,818	2,095,864	6,235,864
Total Capitalization	1,740,818	2,095,864	6,235,864

____________

(1)      Reflects the sale of ordinary shares in this offering (excluding any ordinary share that may be sold as a result of the underwriter exercising its over-allotment option) at an assumed initial public offering price of $4.00 per share, and after deducting the estimated underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $4,140,000.

(2)      Assuming the underwriters do not exercise their over-allotment option.

DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

Pro forma net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets) less total liabilities, divided by the number of outstanding Ordinary Shares (after giving effect to the shares issue and allotment to Digital Global and the Subscribers in December 2024 and the share split in January 2025). After giving effect to the sale of Ordinary Shares in this offering by the Company at an initial public offering price of US$4.00 per share, after deducting US$760,000 in underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by the Company of approximately US$1,100,000, the pro forma as adjusted net tangible book value as of June 30, 2024 would have been approximately US$5,937,930 or US$0.22 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.15 per share to our existing shareholders and an immediate dilution of US$3.78 per share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis to new investors.

US$
Assumed initial public offering price per share	4.00
Pro forma net tangible book value per share as of June 30, 2024	0.07
Increase in as adjusted net tangible book value per share attributable to the investors in this offering	0.15
Pro forma as adjusted net tangible book value per share after giving effect to this offering	0.22
Dilution per share to new investors participating in this offering	3.78

A US$1.00 increase (decrease) in the assumed initial public offering price of US$4.00 per Ordinary Share, would increase (decrease) the as adjusted net tangible book value per share by US$0.05, and increase (decrease) dilution to new investors by US$0.95 per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us.

If the underwriters exercise in full their option to purchase additional Ordinary Shares in this offering, the pro forma as adjusted net tangible book value as of June 30, 2024 would have been approximately US$6,761,430 or US$0.25 per share, the increase in net tangible book value to existing shareholders would be US$0.18 per share, and the dilution to new investors would be US$3.75 per share, in each case assuming an initial public offering price of US$4.00 per share.

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2024 (assuming the shares issue and allotment to Digital Global and the Subscribers in December 2024 and the share split in January 2025 were effective), the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per ordinary share before deducting underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
			($ in thousands)
Existing shareholders	25,000,000	94.34%	$355	5.59%	$0.01
New investors	1,500,000	5.66%	$6,000	94.41%	$4.00
Total	26,500,000	100.00%	$6,355	100.00%	$0.24

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

DIVIDENDS AND DIVIDEND POLICY

While we currently have no plans to distribute dividends, in the event we consider distributing a dividend in the future, our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our Shareholders, the Companies Act and our Amended and Restated Memorandum and Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Even if our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with “Summary — Summary Historical Consolidated Financial Data,” “Selected Historical Consolidated Financial Data,” and our historical consolidated financial statements and the notes thereto included elsewhere in this prospectus. In addition to historical consolidated financial information, this discussion contains forward-looking statements that reflect our plans, estimates, and beliefs and involve numerous risks and uncertainties, including but not limited to those described in the “Risk Factors” section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Overview

We are an integrated marketing solutions provider in Hong Kong that is deeply involved in the metaverse and related technologies, and are committed to providing one-stop digital marketing services for the whole process of enterprise development. Under the all-in-one service, our revenue is generated by providing tailored marketing solutions that addresses the specific needs of our clients in the context of the ever-developing nature of new forms of media. Operating in the digital marketing solutions industry, our comprehensive range of digital marketing solutions to our clients include, but not limited to, metaverse stimulation, virtual reality (VR) and augmented reality (AR) design and creation, creative event planning and management, IP character creation and social media marketing. Unlike firms which provide traditional marketing solutions with boilerplate design and marketing plans, our role is to formulate marketing solutions based on the design briefs from our clients, and to work together with them to implement our customized design and execute marketing plan for their target customers. We are also taking a hands-on approach to developing a custom metaverse solution for their clients by directly collaborating with suppliers on the design and implementation.

We have experienced robust revenue growth of 246.6%, from US$815,090 as of December 31, 2022 to US$2,825,488 as of December 31, 2023. For the same periods, we recorded gross profit (revenue minus cost of revenue) of US$568,315 and US$1,555,712, respectively, representing a 173.7% growth and we recorded gross profit margins of 69.7% and 55.1%, respectively. For the same periods, we recorded net profit margins of 51.5% and 32.8%, respectively. For the six months ended June 30, 2023 and 2024, we record revenue of US$167,775 and US$1,431,662, respectively, representing a 753.3% growth. For the same periods, we recorded net loss of US$140,621 and net profit margins of 27.7%, respectively. We serve customers ranging from small and medium-sized businesses to sizeable regional conglomerates. Since the commencement of our business operations in 2021 through our subsidiary, HKUML, we have served over 20 corporate customers from a diverse array of industries, including real estate developers, concert organizers, and public charitable organizations to serve both their domestic and overseas customers. According to the China Insights Consultancy Report, the market we operate in, i.e. the Hong Kong’s digital marketing solution market, is highly fragmented and competitive with over 3,500 participants currently, and is still growing. In recent years, Hong Kong’s marketing solution market has grown steadily, though it was temporarily impacted by the COVID-19 pandemic in 2020, from HKD23.0 billion in 2018 to HKD30.4 billion in 2023. Among others, digital marketing solutions saw rapid growth post-pandemic, with the market size reaching HKD15.1 billion in 2023, marking it as the fastest-growing segment within the marketing solution industry. As for the digital marketing solution industry in Hong Kong, there are large digital marketing firms and multinational corporations, and also active participation from many small and medium-sized enterprises. Local digital marketing companies like us play a significant role in the Hong Kong market.

We believe that our employees are the key enablers of our success, a core strength and part of our competitive advantage. Looking into the future, we believe there are large opportunities within and beyond the industries we currently serve that represent a market potential multiple times larger than our opportunity today. We are committed to investing in a highly skilled workforce and dedicated to attracting, developing, and retaining top talent to support the expansion of our business in industries. Our focus on complex digital solutions enables us to provide higher value services and solutions for our clients, and through the projects we have designed, organized and managed, we believe that we are able to improve the awareness and reputation of the brands and products of our clients and thereby improving the sales and market share of our clients with the ultimate goal of achieving significant brand building and promoting the unique value of their products among their targeted recipients

On business is mainly business-to-business (B2B). Over 50% of our revenue is from the provision of 3D simulation and augmented reality services to property developers in Hong Kong. The number of our property developers customers increased significantly from 2 in the year ended December 31, 2022 to 6 in the year ended December 31,

2023, whereas our total number of corporate customers increased from 8 in the year ended December 31, 2022 to 19 in the year ended December 31, 2023. The number of our property developers customers increased from 0 in the six months ended June 30, 2023 to 3 in six months ended June 30, 2024, whereas our total number of corporate customers increased from 3 in six months ended June 30, 2023 to 12 in six months ended June 30, 2024.

In assessing the performance of our business, we consider a variety of performance and financial measures. The key measures used by our management are discussed below. The percentages on the results presented below are calculated based on the rounded numbers.

Results of operation

The following financial data are derived from, and should be read in conjunction with, our unaudited interim condensed consolidated statements for the six months ended June 30, 2024 and our audited financial statements for the years ended December 31, 2023 and 2022.

A summary of the Company’s operating results for the six months period ended June 30, 2024 and June 30, 2023 are as follows:

	For the six months ended		Change
	2024	2023
	US$	US$	US$	%
Revenue	1,431,662	167,775	1,263,887	753.3
Cost of revenue	606,747	174,008	432,739	248.7
Gross profit (loss)	824,915	(6,233)	831,148	(13,334.6)
Other income	802	135	667	494.1
Administrative expense	382,310	162,337	219,973	135.5
Profit (loss) before tax	443,407	(168,435)	611,842	(363.3)
Income tax expense (credit)	47,246	(27,814)	75,060	(269.9)
Profit (loss) and total comprehensive income (expense)	396,161	(140,621)	536,782	(381.7)

A summary of the Company’s operating results for the years ended December 31, 2023 and 2022 are as follows:

	For the year ended		Change
	2023	2022
	US$	US$	US$	%
Revenue	2,825,488	815,090	2,010,398	246.6
Cost of revenue	1,269,776	246,775	1,023,001	414.5
Gross profit	1,555,712	568,315	987,397	173.7
Other income	605	1	604	60,400.0
Administrative expense	473,707	96,326	377,381	391.8
Profit before tax	1,082,610	471,990	610,620	129.4
Income tax expense	157,047	52,512	104,535	199.1
Profit and total comprehensive income	925,563	419,478	506,085	120.6

Revenue

An analysis of revenue is as follows:

	Six months ended June 30, 2024		Six months ended June 30, 2023		Change
	US$	%	US$	%	US$	%
3D and Augmented Reality	999,744	69.8	51,150	30.5	948,594	1,854.5
Consultancy and market research	—	—	115,090	68.6	(115,090)	(100.0)
Total solutions	420,077	29.3	—	—	420,077	100.0
Miscellaneous	11,841	0.9	1,535	0.9	10,306	671.4
Total	1,431,662	100	167,775	100	1,263,887	753.3

An analysis of revenue is as follows:

	Year ended December 31, 2023		Year ended December 31, 2022		Change
	US$	%	US$	%	US$	%
3D and Augmented Reality	2,233,309	79.0	634,527	77.8	1,598,782	252.0
Consultancy and market research	230,179	8.1	179,028	22.0	51,151	28.6
Total solutions	355,978	12.6	—	—	355,978	100
Miscellaneous	6,022	0.2	1,535	0.2	4,487	292.3
Total	2,825,488	100	815,090	100	2,010,398	246.6

The Company began the marketing business in May 2022 and was focusing on the provision of 3D and Augmented Reality solutions for property development and other commercial applications. As the 3D and Augmented Reality services required time to deliver the end product, the revenue derived from year ended December 31, 2022, was limited. While the Company gained recognition from its clients, the customers increased from 7 in the year ended December 31, 2022 to 16 in year ended December 31, 2023 where the revenue from 3D and Augmented Reality increased from $634,527 in the year ended December 31, 2022 to $2,233,309 in the year ended December 31, 2023, represented a 252% increase. This significant increase of revenue was partially due to the fact that the Company initiated business activities in April 2022 and operated for nine months in 2022, while the Company had a full year of operation in 2023. The revenue derived from 3D and Augmented Reality solutions increased substantially by 1,854.5%, from US$51,151 for the six months period ended June 30 2023, to US999,744 for the six months ended June 30, 2024, representing an increase of $948,593.

On top of the 3D and Augmented reality, some customers would also request other services like design of intellectual property and websites, consultancy and market research; and social media management. Some clients required a total solution using the above services. The revenue from total solutions increased by 100% from $nil in the year ended December 31, 2022 to $355,978 in the year ended December 2023. The revenue from total solutions increased by 100% from $nil in the six months ended June 30, 2023 to $420,077 in the six months ended June 30, 2024.

Some of our customers entered into retainer contracts with the Company that they required our consultancy and market research services from time to time over the term of the contracts. Our revenue from such Consultancy and market research services increased by 28.6% from $179,028 in the year ended December 31, 2022 to $230,179 in the year ended December 31, 2023 and decreased by 100% from $115,090 in the six months ended June 30, 2023 to $nil in the six months ended June 30, 2024.

Cost of revenue

An analysis of cost of revenue is as follows:

	Six months ended June 30, 2024		Six months ended June 30, 2023		Change
	US$	%	US$	%	US$	%
Subcontracting charges	515,702	85.0	96,916	55.7	418,786	432.1
Depreciation and amortisation	41,972	6.9	28,275	16.2	13,697	48.4
Salaries	49,073	8.1	48,817	28.1	256	0.5
Total	606,747	100	174,008	100	432,739	248.7

An analysis of cost of revenue is as follows:

	Year ended December 31, 2023		Year ended December 31, 2022		Change
	US$	%	US$	%	US$	%
Subcontracting charges	1,119,286	88.2	237,206	96.1	882,080	371.9
Depreciation and amortisation	70,247	5.5	9,569	3.9	60,678	634.1
Salaries	80,243	6.3	—	—	80,243	100
Total	1,269,776	100	246,775	100	1,023,001	414.5

To minimize staff cost for downtime, the Company outsourced the coding, design and public relationship work to independent third parties. The cost increased substantially by 432.1% from US$96,916 in the six months ended June 30, 2023, to $515,702 in the six months ended June 30, 2024 as there were more 3D and Augment Reality projects, and total solutions projects that required more coding and design.

Depreciation and amortisation increased by 634.1% from 9,569 in 2022 to US$70,247 in 2023 as we deployed more hardware and software to cope with the expansion in business operation.

Salaries increased from US$ Nil in 2022 to US$80,243 in 2023 as we hired senior staff to run and monitor the progress of those projects. This was carried out by the director and shareholders in 2022.

Gross profit and gross margin

An analysis of gross profit and gross margin is as follows:

	For the six months ended		Change
	2024	2023
	US$	US$	US$	%
Gross profit (loss)	824,915	(6,233)	831,148	(13,334.6)
Gross margin	57.6%	(3.7)%		61.3%
	For the years ended		Change
	2023	2022
	US$	US$	US$	%
Gross profit	1,555,712	568,315	987,397	173.7
Gross margin	50.1%	69.7%		(14.7)%

The gross margin decreased from 69.7% in the year ended December 31, 2022 to 50.1% in the year ended December 31, 2023. This was mainly due to the Company engaged more subcontractors in carrying out the services. Gross margin increased by 61.3% from -3.7% in the six months ended June 30, 2023 to 57.65 in the six months ended June 30, 2024. This is mainly due to the low revenue in the six months ended June 30, 2023 that the revenue cannot cover the fixed costs.

Administrative expense

Our administrative expenses primarily consist of (i) staff cost; (ii) professional fee; (iii) office rental, (iv) entertainment and (v) miscellaneous expenses. The following table sets forth the breakdown of our administrative expenses for the six months periods ended June 30, 2024 and June 30, 2023:

	Six months ended June 30, 2024		Six months ended June 30, 2023		Change
	US$	%	US$	%	US$	%
Salaries and allowance	263,075	68.8	72,059	44.4	191,016	265.1
Professional fees	4,559	1.2	57,006	35.1	(52,447)	(92.0)
Office rental	23,018	6.0	23,018	14.2	—	—
Entertainment	61,431	16.1	757	0.5	60,674	8,015.1
Miscellaneous	30,227	7.9	9,497	5.9	20,730	218.3
Total	382,310	100	162,337	100	219,973	135.5

Salaries and allowance increase substantially by 265.1% from US$72,059 in the six months ended June 30, 2023 to $263,075 in the six months ended June 30, 2024 as we hire more staff to cope with the expansion in operation. Our headcount increased from 2 in the six months ended June 30, 2023 to 8 in the six months ended June 30, 2024.

Professional fees decreased 92.0% from $57,006 in the six months ended June 30, 2023 to $4,559 in the six months ended June 30, 2024. Professional fees for the six months ended June 30, 2023 mainly represent US$56,585 consultancy fees in setting up the Company’s group structure and corporate governance framework.

Entertainment expenses increased by 8,015.1% from $757 in the six months ended June 30, 2023 to $61,431 in the six months ended June 30, 2024 as we have more entertainment for the enlarged work force, and more business meals in carrying out the project work and pitching potential clients.

Miscellaneous expenses increased by 218.3% from US9,497 in the six months ended June 30, 2023 to $30,227 in the six months ended June 30, 2024 due to the corresponding increase in employee and operating size.

Our administrative expenses primarily consist of (i) staff cost; (ii) professional fee; (iii) office rental, (iv) entertainment and (v) miscellaneous expenses. The following table sets forth the breakdown of our administrative expenses for the years ended December 31, 2023 and 2022:

	Year ended December 31, 2023		Year ended December 31, 2022		Change
	US$	%	US$	%	US$	%
Salaries and allowance	300,160	63.4	53,708	55.8	246,452	458.9
Professional fees	60,331	12.7	—	—	60,331	100
Office rental	46,036	9.7	34,527	35.8	11,509	33.3
Entertainment	38,943	8.2	1,205	1.3	37,738	3,131.8
Miscellaneous	28,237	6.0	6,886	7.1	21,351	310.1
Total	473,707	100	96,326	100	377,381	391.8

Salaries and allowance increase by 458.9% from US$53,708 in 2022 to US$300,160 in 2023 as we hire more staff to cope with the expansion in operation. Our headcount increased from 2 in 2022 to 8 in 2023.

Professional fees increased from Nil in 2022 to US$60,331 in 2023 as we engaged professionals to assist us in the planning and implementation of our initial public offering.

We leased our office from Bauhinia Holdings (China) Limited, a company controlled by the mother of Dr. Leung, since we started our operations in May 2022. Office rental increased by 33.3% from US$34,527 in 2022 to US$46,036 in 2023 as there was only 8 months rental in 2022 as opposed to a full 12 months rental in 2023.

Entertainment expenses increased by 3,131.8% from US$1,205 to US$38,943 as we have more entertainment for the enlarged work force and more business meals and in carrying out the project work.

Miscellaneous expenses increased by 410.1% from US$6,886 to US$28,237 due to the corresponding increase in employee and operating size.

Income tax expense

The Company mainly operates in Hong Kong and is subject to a two tier tax rates that the first HK$2,000,000 taxable profit is subject to 8.25% and the taxable profits thereafter is subject to 16.5%. The effective tax rate increased by 3.4% from 11.1% in year ended December 31, 2022 to 14.5% in year ended December 31, 2023 as the Company has more taxable profits exceeding HK$2,000,000, which was subject to a higher tax rate of 16.5%. Effective interest rates decreased by 5.9% from 16.5% in six months ended June 30, 2023 to 10.7% in six months ended June 30, 2024. This is mainly due to the Company incurred tax losses in the six months ended June 30, 2023 that the income tax credit is recognized at 16.5% on the tax losses.

Liquidity and Capital Resources

Our liquidity and working capital requirements primarily related to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through cash generated from our operations. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including but not limited to cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings as and when appropriate.

Cash flows

The following table summarizes our cash flows for the six months period ended June 30, 2024 and June 30, 2023:

	Six months ended June 30, 2024	Six months ended June 30, 2023	Change
	US$	US$	US$	%
Cash and cash equivalents at beginning of the period	399,300	1,757	397,543	22,626.2
Net cash provided by operating activities	47,552	328,712	(281,160)	(85.5)
Net cash used in investing activities	—	(242,242)	242,242	(100.0)
Net increase/(decrease) in cash and cash equivalents	47,552	86,470	(38,918)	(45.0)
Cash and cash equivalents as at end of the period	446,852	88,227	358,625	406.5

During the six months periods ended June 30, 2023 and 2024, the cash inflows from our operating activities were primarily derived from the revenue generated from our marketing services. The increase in net cash generated from operating activities was mainly due to increase in deposits paid of $282,225.

Net cash used in investing activities decreased from US$242,242 in the six months ended June 30, 2023 to $nil in the six months ended June 30, 2024 as we invested in hardware and software to cope with our start up in operations in the six months ended June 30, 2023 while we did not need to invest further hardware and software in the six months ended June 30, 2024.

The following table summarizes our cash flows for the years ended December 31, 2023 and 2022:

	Year ended December 31, 2023	Year ended December 31, 2022	Change
	US$	US$	US$	%
Cash and cash equivalents at beginning of the year	1,757	5,259	(3,502)	(66.6)
Net cash provided by operating activities	640,917	180,478	460,439	255.1
Net cash used in investing activities	(243,374)	(183,980)	(59,394)	32.28
Net increase/(decrease) in cash and cash equivalents	397,543	(3,502)	401,045	(11,451.9)
Cash and cash equivalents as at end of the year	399,300	1,757	397,543	22,626.2

During the years ended December 31, 2023 and 2022, the cash inflows from our operating activities were primarily derived from the revenue generated from our marketing services. The increase in net cash generated from operating activities primarily reflected our increase in net income, after adjusting depreciation and allowance.

Net cash used in investing activities increased by 32.28% from US$183,980 in 2022 to US$243,374 in 2023 as we keep investing in hardware and software to cope with our expansion in operations.

Working Capital

We believe that our Group has sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, in the absence of unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this offering.

Capital Expenditures

Historical capital expenditures

Our capital expenditures during the six months ended June 30, 2023 mainly related to purchases of computer hardware and software. For the six months ended June 30, 2023 and 2024, our capital expenditures in relation to computer hardware and software were approximately $242 thousand and $nil; respectively. We principally funded our capital expenditures through cash flows from operations during the six months ended June 30, 2023.

Off-Balance Sheet Transactions

As of June 30, 2024, we have not entered into any material off-balance sheet transactions or arrangements.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at the original invoiced amount less an allowance for doubtful accounts based on the probability of future collection. The probability of future collection is based on specific considerations of historical loss patterns and an assessment of the continuation of such patterns based on past collection trends and known or anticipated future economic events that may impact collectability. To date, the management did not identify nor expect any losses resulting from uncollected receivables.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for the provision of services to customers. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised services in the contract; (ii) determination of whether the promised services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The Company elected a practical expedient that it does not adjust the promised amount of consideration for the effects of a significant financing component if the Company expects that, upon the inception of revenue contracts, the period between when the Company transfers its promised services or deliverables to its clients and when the clients pay for those services or deliverables will be one year or less.

As a practical expedient, the Company elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that the Company otherwise would have recognized is one year or less.

Generally, revenue is recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

The Company is providing marketing related services and the service offered by the Company mainly comprise the following:

1.      Provision of virtual reality and/or augmented reality modules

2.      Total solution

3.      Consultancy and market research

1.      Provision of virtual reality and/or augmented reality modules

The Company is engaged to provide virtual reality and/or augmented reality modules to its customers for their use in marketing campaigns.

The contract is typically fixed priced with no variable consideration and does not provide any post contract client support or upgrades. The Company’s contracts are generally non-cancellable and non-refundable in the event of cancellation. The Company designs the modules based on clients’ specific needs which require the Company to perform services including design and development. These services also require significant customization. The performance obligation is satisfied at a point of time and recognized as revenue upon the completion of services to the customers, usually at the time when the result of services is tested and accepted by the customers. The duration of the development period is short, all less than one year. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Contract liabilities will be recognized when payment was received and charged to statements of operations once the modules were delivered.

2.      Total solution

The Company also provide total solutions to its customers, which include design and development of various intellectual property products and marketing material.

The performance obligation is satisfied at a point of time and recognized as revenue upon the completion of services to the customers, usually at the time when design and development of the intellectual properties and marketing materials are accepted by the customers. The duration of the development period is short, all less than one year. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Contract liabilities will be recognized when payment was received and charged to statements of operations once the total marketing solutions were delivered and accepted by customers.

The contract is typically fixed priced with no variable consideration and does not provide any post contract client support or upgrades. The Company’s contracts are generally non-cancellable and non-refundable in the event of cancellation.

3.      Consultancy and market research

In certain circumstances, the Company is engaged to provide time to time advisory,consultancy and research services in marketing over the term of the contract. The contract sum is amortized over to contractual term. Proceeds from progress billing is recorded in deferred revenue.

Foreign Currency Translation

The Company’s principal country of operations is Hong Kong. The financial position and results of its operation are determined using Hong Kong Dollars (“HK$”), the local currency, as the functional currency. The Company’s consolidated financial statements are reported using U.S. Dollar (“US$” or “$”).

The consolidated statements of income and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. As the cash flows are translated based on the average exchange rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in the consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the consolidated statements of income and comprehensive income.

	December 31
	2023	2022
US$ to HK$ Year End	7.82	7.82
US$ to HK$ Average Rate	7.82	7.82

Pension Obligations

The Company provides for defined contribution plan in accordance with the Mandatory Provident Fund Schemes Ordinance in Hong Kong. A defined contribution plan generally specifies the periodic amount that the employer must contribute to the plan and how that amount will be allocated to the eligible employees who perform services during the same period.

Segment Reporting and Reporting Units

As of June 30, 2024, the Company operated through its subsidiary in Hong Kong, which primarily engaged in provision of marketing services.

Management determined that the Company functions as a single operating segment, and thus reports as a single reportable segment. This determination is based on rules prescribed by GAAP applied to the manner in which management operates the Company. The chief operating decision maker is responsible for allocating resources to its operations and assessing performance and obtains financial information, being the consolidated balance sheets, consolidated statements of operations, and consolidated statements of cash flows, about the Group as a whole.

New accounting standards

We have evaluated all the recently issued, but not yet effective, accounting standards that have been issued or proposed by the Financial Accounting Standards Board or other standards-setting bodies through the date of this report and do not believe the future adoption of any such standards will have a material impact on our consolidated financial statements.

HISTORY AND CORPORATE STRUCTURE

As of the date of this prospectus, our Group is comprised of the Company, its immediate holding company, Everbright Digital Global Limited (“Digital Global”) and its subsidiaries, Everbright Digital International Limited (“Digital International”), and HKUML.

Corporate Structure

On April 6, 2023, Digital Global was incorporated in the BVI with limited liability. Digital Global is authorized to issue a maximum of 50,000 ordinary shares of a single class with a par value of US$1.00 each. On the same day, 50,000 shares with a par value of US$1.00 each of Digital Global were allotted and issued, fully paid, to Dr. Leung, and Digital Global became wholly owned by Dr. Leung. On April 6, 2023, Dr. Leung was appointed as the sole director of Digital Global.

Our Company was incorporated in the Cayman Islands on May 18, 2023, under the Companies Act as an exempted company with limited liability. As of the date of its incorporation, the authorized share capital of the Company was US$50,000 divided into 50,000 Shares with a par value of US$1.00 each. On May 18, 2023, Dr. Leung was appointed as the director of the Company.

On May 18, 2023, one subscriber Share with a par value of US$1.00 was allotted and issued, fully paid, to Sertus Nominees (Cayman) Limited, an Independent Third Party, as the initial subscriber. On the same day, the said one Share was transferred to Digital Global at par value of US$1.00.

On May 18, 2023, 49,999 Shares with a par value of US$1.00 each were allotted and issued, fully paid, to Digital Global. Upon completion of the above transfer and allotment and issue of Shares, the Company became wholly owned by Digital Global.

On 26 April 2024, 49,900 Shares with a par value of US$1.00 each held by Digital Global were surrendered, fully paid, back to the Company for no consideration. Upon completion of the above surrender of Shares, the Company remains wholly owned by Digital Global.

On June 1, 2023, Digital International was incorporated in the BVI with limited liability. Digital International is authorized to issue a maximum of 50,000 ordinary shares of a single class with a par value of US$1.00 each. On the same day, 50,000 shares with a par value of US$1.00 each of Digital International was allotted and issued, fully, paid, to the Company, and Digital International became wholly owned by the Company. On June 1, 2023, Dr. Leung was appointed as the sole director of Digital International.

As part of the re-organization of our Group on May 8, 2024, Dr. Leung (as transferor), Digital International (as transferee), the Company, and Digital Global entered into a reorganization agreement. Pursuant to the reorganization agreement, Digital International acquired one ordinary share in HKUML from Dr. Leung representing, in aggregate, the entire issued share capital of HKUML. In consideration of the acquisition, Digital International procured the Company to allot and issue one Share, fully paid, to Digital Global pursuant to the instructions of Dr. Leung.

On May 8, 2024, Dr.  Leung (as transferor) and Digital International (as transferee) executed an instrument of transfer and bought and sold notes, pursuant to which one ordinary share in HKUML legally and beneficially owned by Dr. Leung was transferred to Digital International.

Upon completion of the above transfers, (i) HKUML became an indirect wholly-owned subsidiary of the Company; and (ii) Digital Global held 101 Shares, representing 100.0% of the issued share capital of the Company.

On December 30, 2024, the Company issued and allotted a total of 619 Ordinary Shares to Digital Global at par value of US$1.00 each. On the same day, pursuant to a share subscription agreement between the Company, Digital Global (as the existing shareholder), Voyage Advisors Limited, Value Global Gain Limited, Real Treasure Corporation Limited, Mighty Leader Capital Limited, Well Fortune Industries Limited and Emperor Victory Capital Limited (the “Subscribers”), the Company issued and allotted a total of 280 Ordinary Shares to the Subscribers. Thereafter, there were a total of 1,000 Ordinary Shares in issue and outstanding in the share capital of the Company.

On January 20, 2025, the Company authorized a share split, changing its share capital from US$50,000 divided into 50,000 shares of a par value of US$1.00 each, to US$50,000 divided into 1,250,000,000 shares of a par value of US$0.00004 each. Under the share split, each ordinary share of the Company was sub-divided to 25,000 ordinary shares of the Company.

Organization Chart

The chart below sets out our corporate structure post re-organization.

Entities

A description of our principal operating subsidiaries is set out below.

On December 31, 2021, HKUML was incorporated in Hong Kong as a private company limited by shares. It commenced business on December 31, 2021, and is engaged in the provision of integrated marketing solutions, with a focus on the metaverse and related technologies. As part of a group reorganization on May 8, 2024, HKUML became a wholly owned subsidiary of our Company.

On June 1, 2023, Digital International was incorporated in the BVI with limited liability, with the purpose of being an investment holding company. As part of a group reorganization on May 8, 2024, Digital International became a wholly owned subsidiary of our Company.

INDUSTRY OVERVIEW

All the information and data presented in this section have been derived from China Insights Consultancy Limited (“China Insights Consultancy”)’s industry report commissioned by us entitled “Industry Report of Hong Kong’s Marketing Solution Market” (the “China Insights Consultancy Report”) unless otherwise noted. China Insights Consultancy has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Market Analysis of the Marketing Solution Industry in Hong Kong

Marketing solutions are a combination of comprehensive methods designed, developed, and implemented by enterprises to effectively promote their products and services and attract and retain customers, thereby increasing sales performance and expanding market share. By implementing marketing solutions, companies gain a deeper insight into market demands, pinpoint target consumer segments, and devise marketing campaigns that are both targeted and compelling. At the heart of any marketing solution is the adept articulation of the enterprise’s value proposition to potential customers across diverse channels. This strategic communication is designed to persuade consumers to transition from potential leads to actual purchasers, thereby driving revenue growth and elevating brand equity.

Generally, marketing solutions are significant to businesses in the following ways:

•        Increasing Brand Awareness: Marketing solutions help companies increase their brand’s market recognition and influence through multi-channel advertising and PR campaigns. Marketing solutions can make a company stand out and attract more attention from potential customers.

•        Enhancing Customer Engagement: Marketing solutions can capture consumers’ attention and interest through designed activities and promotional content, thereby enhancing their enthusiasm for interactions with the brand.

•        Driving Sales Growth: Marketing solutions enable companies to reach and influence target customer groups effectively. In this way, companies can more effectively convey their value propositions, enhance consumers’ willingness to purchase, and thereby promote product sales.

Marketing Solutions are generally categorized in the following ways:

1.      Traditional Marketing Solutions: Traditional marketing solutions refer to solutions based on traditional media that have been widely used for a long time to pinpoint potential consumers. These media include magazines, telegraph newspapers, etc., which usually have fixed release cycles and formats.

2.      Digital Marketing Solutions: Digital marketing solutions employ digital technologies to create marketing content or leverage digital mediums to attract consumers with eye-catching content.

3.      Marketing Consulting Solutions: Marketing consulting solutions provide professional advice and methods based on clients’ needs to solve marketing issues, enhance brand influences, and promote sales growth.

Traditional Marketing Solutions

Traditional marketing solutions refer to solutions based on traditional media that have been widely used for a long time to pinpoint potential consumers. These platforms are typically well-established and widely recognized, employing one-to-many communication channels and prioritizing broad reach and mass communication impact.

The appeal of event marketing derives from several factors. Firstly, it provides brands with a distinct opportunity to interact with their target audience in a tangible and memorable manner. Moreover, event marketing can be customized to align with diverse objectives and target demographics. For instance, large-scale events like music festivals or sports sponsorships can broaden brand exposure to a vast audience. Conversely, exclusive gatherings or VIP experiences tailored for high-net-worth clients can foster stronger relationships and bolster customer loyalty.

Several business models used for traditional marketing solutions include:

—     Event Marketing Solutions: Event marketing solutions involve events which are carefully planned to engage with the target audience in a meaningful and memorable way. Event marketing can take various forms, such as branded events, sponsorship and partnership events.

—     Television Marketing Solutions: Television marketing solutions typically involve the creation and dissemination of advertisements or commercials during breaks in television programs, sports events, or other broadcasted content, which have the ability to reach a large and diverse audience.

—     Radio Marketing Solutions: Radio marketing solutions utilize radio platforms to strategically deliver tailored advertising messages, ensuring extensive reach and engagement across diverse audience segments. radio marketing solutions can be relatively cost-effective compared to other forms.

—     Newspaper Marketing Solutions: Newspaper marketing solutions utilize newspapers to deliver brand messages to target audiences through visual and written messages. newspaper marketing solution may incur higher placement costs and require longer production and publication cycles.

—     Outdoor Marketing Solutions: Outdoor marketing solutions involve the use of advertising media in public spaces, such as billboards, bus ads, and street banners, to enhance brand exposure and attract target consumer groups.

Trends for the Marketing Solution Market in Hong Kong

In recent years, Hong Kong’s marketing solution market has grown steadily in years, though it was temporarily impacted by the COVID-19 pandemic in 2020, from HKD23.0 billion in 2018 to HKD30.4 billion in 2023 and is expected to grow in 2028 to HKD40.4 billion, indicating a CAGR of 5.9% between 2023 and 2028.

Traditional marketing solutions had always been the largest segment until 2020 when they were notably impacted by the COVID-19 pandemic. With the need for social distancing measures, traditional marketing solutions such as event marketing and outdoor marketing were hindered. However, digital marketing solutions saw rapid growth post-pandemic, with the market size reaching HKD15.1 billion in 2023, marking it as the fastest-growing segment within the marketing solution industry.

Market Analysis of the Digital Marketing Solution Industry in Hong Kong

Digital marketing solutions are that companies employ digital technologies to create marketing content or leverage digital mediums to attract consumers with eye-catching content. Compared to content produced by traditional marketing solutions, content produced by digital marketing solutions can be updated instantly, interactively communicated, and can be personalized to meet the specific needs and preferences of users.

Digital Marketing Solutions are generally categorized in the following ways:

—     Digital Spatial Marketing Solutions: Digital Spatial Marketing Solutions refer to marketing solutions that create virtual environments or simulate real environments through technologies such as VR and AR to showcase products or services in an all-encompassing way.

—     Social Media Marketing Solutions: Social media marketing solutions involve creating marketing content on various online platforms and software, facilitating content sharing, opinion exchange, and social connections among users. These solutions aim to boost brand awareness and drive product sales.

—     Video Marketing Solutions: Video marketing solutions refer to marketing solutions that use creatively designed video content, including both short and long videos, to achieve marketing objectives. These videos are typically distributed via the Internet rather than through traditional media channels like television.

—     Corporate Image Marketing Solutions: Corporate image marketing solutions are based on digital technology to design and showcase the company brand, company image, and other content, which can be divided into brand design, corporate IP design, and corporate IP-related product design.

—     Platform Development Marketing Solutions: Platform development marketing solutions entail leveraging technology to craft corporate platforms like websites and applications for businesses. These platforms enable enterprises to establish their corporate identity, showcase their offerings, and portray their unique characteristics or products/services.

—     Search Engine Marketing Solutions: Search engine marketing solutions that display marketing content on search engine pages, and typically include the following components, search engine advertising, search engine optimization, local search marketing, search engine analytics and data mining.

Developmental History of the Digital Marketing Industry in Hong Kong

Hong Kong is one of the first cities in Asia to popularize the Internet, and its digital marketing solution industry has a long history of development.

1.      Initial Stage (Before 2000s)

As a world-leading international city, Hong Kong pioneered digital services in Asia during the 1990s, with the concept of “digital marketing” first introduced there in 1992. By 1995, internet usage had surged, and by 2000, Hong Kong’s Internet penetration rate was highest in Asia, enabling the development of digital marketing solutions in the region. During this period, due to the relatively limited variety of digital media forms, video marketing solutions that transitioned from television advertisements and web page advertising accounted for over 50% of the digital marketing solution landscape.

2.      Development Stage (2000-2010)

During this period, the rise of social platforms like Facebook, WhatsApp, and Twitter notably expanded individuals’ online engagement, fueling the demand for digital marketing solutions. Numerous businesses opted to advertise on these platforms, resulting in digital marketing solutions capturing over 20% of the market share in the marketing solutions industry by 2010.

3.      Fast-Growth Stage (2010-Present)

Since 2010, the pervasive adoption of smartphones and their expanding array of applications have propelled Hong Kong’s internet penetration rate to nearly 100%. Concurrently, the landscape of digital marketing solutions has evolved, becoming increasingly diverse. Throughout this period, an array of innovative and sophisticated digital marketing solutions, such as Digital Spatial marketing solutions, have emerged, elevating the precision and effectiveness of targeting potential consumers. By 2020, the digital marketing solution market exceeded that of traditional marketing solutions for the first time and is expected to grow at an even faster pace in the foreseeable future.

Present and Projected Market Size of the digital marketing solution industry of Hong Kong, in terms of revenue

Hong Kong’s digital marketing solution market reached HDK15.05 billion in 2023, and the Digital Spatial marketing solution market has acted as one of the fastest-growing segments between 2018 and 2023.

1: Other digital marketing solutions include corporate image marketing solution, platform development marketing solution, email and instant messaging marketing solutions, etc.

In recent years, with Hong Kong businesses intensifying their digital transformation efforts, the digital marketing solution market has witnessed substantial growth. Despite the economic challenges brought on by the COVID-19 pandemic, the digital marketing solution market has shown remarkable resilience. This resilience can be attributed to several factors, one of which is the heightened focus of businesses on the cost-effectiveness of marketing solutions. In particular, digital marketing solutions have gained prominence due to their ability to reach a wider audience online, aligning with the shifting consumer behavior towards increased online engagement. Additionally, the measurability and flexibility of digital marketing solutions have also contributed to their appeal among businesses. These advantages have underscored the importance of digital marketing solutions in maintaining business continuity and driving growth even amidst challenging economic conditions.

In the digital marketing solution market, the social media marketing solution market and the search engine marketing solution market are two vital market segments. The Digital Spatial marketing solution market has emerged as an important sector in recent years, which was empowered by cutting-edge AR and VR technologies. From 2018 to 2023, this market has expanded rapidly with a CAGR of 38.60%. In 2023, the market size has reached HKD0.2 billion, making it one of the fastest-growing digital marketing solution markets in Hong Kong.

Market drivers of Hong Kong’s digital marketing solution industry are as follows:

1.      Hong Kong businesses increasingly prioritize digital marketing solutions

Digital marketing solutions are gaining increasing attention from businesses in Hong Kong due to their numerous advantages over traditional marketing methods. Firstly, digital marketing solution allows for a wider reach. Through channels such as social media, search engine, and email marketing, companies can directly engage with potential customers globally, breaking geographical barriers and expanding into international markets. Secondly, digital marketing enables more precise target audience identification and analysis. With data analytics tools, businesses can gain insights into the interests, preferences, and behaviors of their target customers, allowing for precise ad targeting and improved marketing effectiveness and conversion rates. Additionally, digital marketing offers lower costs, faster feedback, and more flexible adjustments, enabling companies to operate marketing campaigns more efficiently, enhancing brand awareness, and competitiveness.

2.      More advanced technologies are being adopted

The emergence of innovative digital marketing solutions such as Digital Spatial marketing solutions are propelled by the increasing integration of emerging technologies like VR/AR and metaverse technology. These cutting-edge technologies enable businesses to create immersive and interactive experiences for their customers, revolutionizing the way they engage with brands and products. VR/AR technology can create virtual environments where consumers can explore and interact with products or services in a realistic and engaging manner, therefore leading to increased brand engagement and customer loyalty. Companies recognize the potential of VR/AR technology to transform their marketing strategies and enhance their competitive edge. From retail and real estate to tourism and entertainment, businesses are leveraging Digital Spatial marketing solutions to create compelling experiences that resonate with their target audience. As the adoption of advanced technology continues to grow, more innovative applications of digital marketing solutions across different sectors are expected to drive further growth and evolution in the marketing landscape.

3.      Continual improvement in the internet penetration rate

The continual improvement in the internet penetration rate in Hong Kong has laid a solid foundation for the growth of the digital marketing solutions industry. As more consumers in Hong Kong gain widespread access to digital platforms, the landscape for digital marketing solutions is expanding exponentially.

The increasing internet penetration rate signifies that more individuals in Hong Kong are actively engaging with digital platforms such as social media, search engines, e-commerce websites, and mobile applications. This proliferation of digital touchpoints provides businesses with an unprecedented opportunity to connect with their target audience in a more direct, personalized, and measurable manner. Furthermore, the rise of mobile technology has further accelerated the adoption of digital marketing solutions in Hong Kong. With the widespread use of smartphones and tablets, consumers have constant access to digital content and are more receptive to marketing messages delivered through mobile channels.

Trends of Hong Kong’s digital marketing solution industry

—     Increasing popularity of the one-stop marketing solution

With the increasing diversity of digital marketing solution types, businesses are increasingly favoring one-stop digital marketing solution providers, which offer a comprehensive range of services, from strategy development to execution, to assist them in conducting marketing activities. One-stop solution providers streamline the marketing process, providing businesses with the convenience of accessing multiple services under one roof. This approach not only saves time and resources but also ensures consistency and coherence across various marketing channels, leading to more effective and impactful marketing campaigns.

—     Widely acknowledged customized digital marketing solutions

The need for tailored solutions that cater to the diverse demographics and preferences are found across various online platforms. This trend underscores the importance of recognizes the distinct characteristics of each platform and crafts marketing solutions accordingly.

Within the realm of social media, where user interaction and visual content reign supreme, successful digital marketing solutions prioritize engaging visuals, compelling storytelling, and fostering community engagement. For real estate transaction platforms, the presentation of vivid property imagery is paramount for successful user engagement.

—     Increasing importance of video marketing solutions

Short videos, characterized by their brevity and engaging content, have become a favorite among users, leading to a continuous increase in daily active users on mainstream short video platforms. As a result, the demand for video marketing solutions targeted at these users is becoming increasingly urgent. Businesses are leveraging video marketing solution to capture the attention of their target audience, convey their brand message effectively, and drive engagement and conversions. From product demonstrations to brand storytelling, videos offer a dynamic and immersive way to connect with consumers and foster brand loyalty.

—     Corporate image marketing solutions are gradually vital

Modern consumers, especially younger generation, prioritize consumption that satisfies their emotional and spiritual needs. Outstanding corporate IP or brand image can strengthen consumers’ understanding and acceptance of the company, thereby facilitating product or service transactions. By investing in corporate image marketing solutions, businesses can cultivate a strong brand identity, build trust and credibility with their target audience, and differentiate themselves from competitors in the market. Whether through storytelling, influencer partnerships, or experiential marketing, corporate image marketing solutions help businesses forge meaningful connections with consumers.

Market Analysis of the Digital Spatial Marketing Solution Industry in Hong Kong

Digital spatial marketing solutions leverage VR and AR technologies to create captivating virtual environments or simulate real-world scenarios, establishing a seamlessly integrated digital platform named the metaverse. Within the platform, consumers can comprehensively and multi-sensorially understand the features and uses of products or services.

In the metaverse, these marketing solutions extend beyond static displays to include rich interactive features. Brands can create interactive tutorials and gamified experiences that guide consumers through the unique features and applications of products, thus enhancing engagement and immersion.

Below are some of the application scenarios in which the Digital Spatial Marketing Solution Industry can be categorized into:

—     Real Estate: People have the capability to remotely explore their properties or model rooms within panoramic spaces using terminals, with certain services providing interactive functionalities for virtual decoration and other spatial enhancements.

—     Retail: Consumers can remotely access a comprehensive display of products available for sale in commercial stores, offering a panoramic perspective. Additionally, select products feature interactive capabilities, such as virtual try-ons.

—     Hospitality: Consumers can preview their prospective hotel, restaurant, and tourist attractions from a panoramic perspective, enabling them to make informed decisions ahead of time.

—     Art: Consumers can explore exhibits, museums and church buildings, from a panoramic perspective. This immersive experience offers a comprehensive view, transcending physical limitations.

—     Education: Students have the opportunity to virtually explore school, This immersive experience allows students to explore the school environment using VR technology, fostering engagement and participation.

Application of AR and VR Technology within Digital Spatial Marketing Solutions

Real estate
Retail
Education
Hospitality
Art
Others
Metaverse
A digitally constructed space comprising virtual worlds and augmented reality technologies
Virtual reality
Augmented reality
3D modeling
Motion tracking
Computer graphics
Display overlay
Spatial audio
Artificial intelligence
Cloud platform
5G
Depth sensing
Panoramic camera
Big data

Both VR and AR technologies aim to provide immersive and interactive user experiences, but they differ in their application and hardware requirements. VR creates entirely virtual environments, often requiring dedicated HMDs and controllers for interaction, while AR overlays digital information onto the real world, typically using smartphones or AR glasses.

Creating VR content often requires extensive 3D models, textures, and environmental data. These data can be captured using devices such as 3D scanners, camera arrays, and laser scanners, while Producing AR content typically involves capturing environmental and object information from the real world. This data can be collected using devices like smartphone cameras, depth cameras, and LiDAR sensors to obtain depth, position, and shape information from the real world.

Present and Projected Market Size of the Digital Spatial marketing solution industry of Hong Kong

Benefiting from the technological advancements in VR and AR and the expansion of their application scenarios, the Digital Spatial marketing solution market has developed rapidly in recent years. The market size increased from HKD39.8 million in 2018 to HKD203.4 million in 2023, with the CAGR of 38.6%. It is projected to reach HKD604.7 million by 2028, with the CAGR of 24.4% between 2023 and 2028.

In the Digital Spatial marketing solution market, all sub-industries have surpassed a CAGR of 20% over the past five years, reflecting rapid industry development. Real estate dominates, continuing to grow at the fastest pace compared to other markets, given leveraging Digital Spatial marketing solution, buyers can experience properties as if they were physically present, exploring every detail and gaining a comprehensive understanding of the space without the constraints of geographical distance. It is expected to reach HKD556.8 million by 2028, with the CAGR of 25.8% between 2023 and 2028.

Value Chain of Hong Kong’s Digital Spatial marketing solution industry

In the Digital Spatial marketing solution value chain, the upstream, midstream, and downstream are composed of hardware and software providers, marketing solution providers, and application scenarios. The upstream mainly consists of electronic components and software developers. These vendors provide the industry with necessary hardware and software support, including content creation software, development kits, depth sensors, laser scanners and panoramic cameras.

The Digital Spatial marketing solution primarily relies on two techniques to generate digital space. Firstly, panoramic shooting utilizes panoramic technology to authentically represent physical spaces. Secondly, 3D modeling employs computer graphics to create virtual rooms, allowing potential buyers to remotely preview properties and explore various living or working spaces with flexibility and imagination.

The Digital Spatial marketing solution can be applied across various sectors including real estate, retail, hospitality, arts, and education. Its application in the real estate sector is the most mature compared with other sectors in Hong Kong.

Policies enacted in Hong Kong and China to stimulate the growth of the Digital Spatial marketing solution industry

In Hong Kong, the following policies have been enacted, which is expected to drive growth and demand within the Digital Spatial marketing solution industry.

—     Under the Hong Kong Budget 2024/25 issued in March 2024 by the Hong Kong Department of Finance, the comprehensive “removal” of the property market is the focus of the report. From the date of the promulgation of the budget, all residential property transactions will no longer need to pay additional stamp duty, buyer’s stamp duty and new residential stamp duty. This move can promote the recovery of Hong Kong’s property market, and people’s demand for viewing houses is expected to increase accordingly.

—     Additionally, under the Hong Kong Innovation and Technology Development Blueprint issued in December 2022 by the Hong Kong Innovation, Technology and Industry Bureau, the intention is for that Hong Kong should be developed at full speed into an international innovation and technology center to align with the country’s “14th Five-Year Plan”. The government formulated the “Blueprint” starting from top-level planning and design, and followed the principles of “improving the innovation and technology ecosystem and promoting Hong Kong’s “new industrialization”, “expanding the innovation and technology talent pool and enhancing development momentum”, and “promoting the development of the digital economy and building a smart Hong Kong” and “actively integrate into the overall development of the country and serve as a bridge connecting the mainland and the world”.

—     Furthermore, under the Innovation and Technology Venture Fund issued in September 2017 by the Hong Kong Innovation and Technology Commission, the Hong Kong government established the HKD2 billion “Innovation and Technology Venture Fund” in 2017 to encourage more venture capital (venture capital) funds to jointly invest in local innovation and technology (I&T) start-ups, including digital marketing solution industry.

In China, the following policies have also been proposed, which is expected to drive growth and demand within the Digital Spatial marketing solution industry.

—     Under the Notice on Strengthening Collaborative Innovation and Development of Smart Tourism in April 2023 by the Ministry of Industry and Information Technology, Ministry of Culture and Tourism, a proposal was made to explore new media marketing methods such as new models of smart tourism marketing and 5G+AR+VR live broadcast. This will inject more technological elements into the Digital Spatial marketing solution industry, promote the industry to develop in a smarter and more personalized direction, bring more possibilities to advertising marketing, and also bring more innovation points to the Digital Spatial marketing solution industry.

—     Additionally, under the Action Plan for the Integration and Development of Virtual Reality and Industry Applications (2022-2026) issued in October 2022 by five departments, including the Ministry of Industry and Information Technology, the importance of enhancing the ecosystem of the virtual reality industry, via continually refining its various components. The national scale of the virtual reality industry, including related hardware, software, and applications, is projected to exceed RMB350 billion during this period. Furthermore, the goal is to develop 100 backbone enterprises with strong innovative capabilities and significant industry influence. Additionally, efforts will be made to establish 10 regional clusters that will lead the development of the virtual reality ecosystem and to construct 10 industrial public service platforms.

—     Furthermore, the State Council of the People’s Republic of China issued its opinions on Promoting Stability and Improving the Quality of Foreign Trade in May 2022, raised the intention of promoting enterprises to make good use of online channels to expand trade transactions, as well as accelerating the digital and intelligent construction of exhibitions such as the China Import and Export Fair, strengthen interaction and mutual promotion with cross-border e-commerce platforms, actively apply VR, AR, big data and other technologies, and optimize cloud exhibition halls, virtual booths and other new exhibition models, intelligent docking of supply and procurement, and convenient business transactions.

—     The State Council of the People’s Republic of China also issued its opinions on Further Releasing Consumption Potential and Promoting Sustained Recovery of Consumption in April 2022, with an idea of promoting the pre-research on technical standards for fifth-generation mobile communications, Internet of Things, cloud computing, artificial intelligence, VR, AR, etc., and strengthen the connection with relevant application standards and the growth of supporting industries.

—     The National Development and Reform Commission further issued opinions on Promoting the Daily Service Industry to Make up for Shortcomings and Improve People’s Quality of Life, via the integrated innovation of “service + manufacturing”, enhancing the application of virtual reality and other fields in culture, tourism, sports, real estate and other fields, and realizing the mutual promotion of service demand and product innovation.

—     Lastly, in March 2021, the National People’s Congress enacted the 14th Five-Year Plan for National Economic and Social Development of the People’s Republic of China and the Outline of Long-Range Goals for 2035, with an aim to promote technological innovations such as three-dimensional graphics generation, dynamic environment modeling, real-time motion capture, and rapid rendering in VR and AR industry, and develop equipment, development tools, software, and industry solutions for VR machines, perceptual interaction, and content collection and production.

Market Drivers of Hong Kong’s Digital Spatial marketing solution industry

The following paragraphs include a description of some of the market drivers of the Digital Spatial marketing solution industry in Hong Kong.

1.      Businesses are increasingly turning to Digital Spatial marketing solutions in consideration of rapid acquisition of targeted people

In traditional business customer acquisition processes, such as restaurant and education industries, high customer churn rates are a common concern. For instance, potential diners may hesitate to visit a new restaurant if they are uncertain about the ambiance or layout, while it is possible to provide students with richer, more immersive learning experiences and to attract more enrollments for school.

With the emergence of digital spatial solutions propelled by VR/AR technology, businesses in these industries can address these challenges more effectively. In the restaurant industry, for example, VR/AR tours can offer potential diners a realistic experience of the restaurant‘s ambiance, decor, and layout. By immersing customers in the spatial environment virtually, businesses can increase the likelihood of them choosing to visit the restaurant in person, thus reducing churn rates. Likewise, in the education sector, VR/AR simulations can enable students to explore various aspects of the school environment, including campus landscapes, academic buildings, laboratories, libraries, as well as involve students in various educational activities through virtual reality scenarios. In this way, Digital Spatial marketing solution serves as a powerful tool for recruitment promotion and brand building for schools.

By providing immersive experiences that allow people to preview the spatial environment or visualize educational environments, businesses can increase the likelihood of conversion and cultivate long-term customer loyalty.

2.      Businesses are also relying more on Digital Spatial marketing solutions in efforts to reduce carbon emissions

The physical presence in a physical space entails consumption of resources like water, electricity, and coal, posing challenges to achieving dual carbon goals. Conversely, Digital Spatial marketing solutions offer a sustainable alternative, significantly reducing carbon emissions and showcasing a company’s commitment to ESG principles.

Traditional marketing strategies often require physical presence which consumes resources such as water for cleaning, electricity for lighting and equipment, and coal for heating or powering facilities. Cumulatively, these activities contribute to carbon emissions, undermining efforts to mitigate climate change and achieve carbon reduction targets.

In contrast, Digital Spatial marketing solutions leverage digital platforms to reach and engage audiences without the need for physical presence, significantly reducing the consumption of resources and associated carbon emissions. By embracing these solutions, companies not only contribute to environmental sustainability but also demonstrate their commitment to ESG principles, which are increasingly important to investors, consumers, and stakeholders.

Considering the imperative of showcasing ESG capabilities, businesses are increasingly inclined to embrace Digital Spatial marketing solutions.

3.      A continuous and burgeoning demand for real estate Digital Spatial marketing solutions

The high supply of commercial and residential properties in Hong Kong necessitates effective marketing solutions to stand out in a crowded market. Real estate Digital Spatial marketing solutions offer a competitive edge to showcase properties in an engaging and immersive manner. With the ability to provide virtual tours, 3D floor plans, and interactive property listings, these solutions cater to the preferences of modern consumers who seek convenience and comprehensive information before making purchasing decisions.

Real estate enterprises in Hong Kong also face significant operational costs associated with traditional marketing methods, such as physical showrooms and extensive sales teams. By adopting Digital Spatial marketing solutions, companies can significantly reduce these costs while improving operational efficiency. For example, virtual showrooms eliminate the need for expensive physical spaces and reduce the manpower required for in-person viewings. Additionally, the streamlined process facilitated by digital solutions accelerates property transactions, leading to faster turnaround times and increased profitability for developers.

The wider application of Digital Spatial marketing solutions in Hong Kong is also aroused by the desire to enhance the overall viewing experience for potential buyers and renters. These solutions offer immersive and realistic experiences that allow users to explore properties in detail from anywhere, at any time. By providing features such as 360-degree virtual tours, interactive floor plans, and high-quality imagery, Digital Spatial marketing solutions enable consumers to make more informed decisions and feel confident about their property choices without the need for physical visits.

Besides, in 2024, Hong Kong has opened up the market to non-local buyers, particularly those from mainland China. These buyers often face physical challenges when conducting property viewings due to geographical constraints. Digital spatial marketing solutions address this issue by providing remote viewing options that allow non-local residents to explore properties virtually. By offering a convenient and accessible way to assess properties from a distance, these solutions have become indispensable for non-local buyers looking to invest in Hong Kong’s real estate market.

The sustained demand for real estate Digital Spatial marketing solutions in Hong Kong is propelled by factors such as abundant property supply, the need for cost reduction and efficiency enhancement, the desire to enhance the viewing experience, and the rigid demand from non-local residents. These solutions offer innovative ways to market properties effectively, cater to evolving consumer preferences, and capitalize on the opportunities presented by the dynamic real estate market in Hong Kong.

Trends of the Digital Spatial marketing solution industry in Hong Kong

1.      End-user’ immersion in digital spaces is further enhanced

With the continuous iteration of technology, end-users can experience advanced functionalities such as voice interaction and gesture recognition in digital spaces. This technological advancement has significantly enhanced the density of information that digital spaces can accommodate, leading to a richer virtual experience for end-users. For instance, in the realm of real estate transaction platforms, technological innovations extend beyond voice and gesture recognition. Advanced 3D modeling and rendering techniques create lifelike virtual property tours, allowing users to explore properties as if they were physically present, while blockchain technology ensures the security and transparency of property transactions, instilling trust among buyers in online transactions.

2.      Personalized and customized experiences are becoming increasingly prominent

Consumers expect personalized experiences that cater to their unique preferences and interests. Digital spatial solutions allow businesses to create tailored experiences that resonate with their target audience on a deeper level. For example, through data-driven algorithms and user profiling, companies can deliver personalized content, recommendations, and product offerings to individual users, increasing the relevance and effectiveness of their marketing efforts. By delivering relevant and engaging content to users based on their preferences, businesses can increase user satisfaction, trust, and ultimately, conversion likelihood.

3.      Digital spatial data collection devices are becoming more convenient and efficient

As data collection devices continue to evolve, advancements such as the utilization of monocular image depth estimation technology enable the conversion of two-dimensional images into three-dimensional representations. This innovation allows for the rapid replication of complete physical spaces in a short amount of time.

Traditionally, capturing and replicating physical spaces in digital form has been a time-consuming and labor-intensive process. However, with the emergence of monocular image depth estimation technology and other similar advancements, this process has been revolutionized. By analyzing a single 2D image and estimating the depth of objects within it, these technologies can generate highly accurate 3D reconstructions of physical environments with remarkable speed and efficiency.

Competitive Landscape Analysis of Hong Kong’s Marketing Solution Industry

The overall landscape of Hong Kong’s marketing solution industry is illustrated below:

—     Hong Kong’s marketing solution market is highly fragmented with over 3,500 participants

In Hong Kong’s marketing solution market, there are currently over 3,500 businesses, employing around 13,000 professionals within this field. It becomes evident that the marketing solution market in Hong Kong is highly fragmented. This fragmentation arises largely due to the proliferation of specialized firms that focus their efforts on niche markets within their respective sub-sectors. Such specialization enables companies to tailor their strategies and services precisely to the specific needs of these niches, often at the expense of broader market penetration. Consequently, this focus on specialized services reinforces the dispersed market structure, limiting the possibility of any single entity gaining overwhelming control.

—     Local players are vital in Hong Kong’s digital marketing solution industry

As for the digital marketing solution industry in Hong Kong, there are large digital marketing firms and multinational corporations, and also active participation from many small and medium-sized enterprises. Local digital marketing companies play a significant role in the Hong Kong market. They have a better understanding of the local market and culture, enabling them to provide more tailored digital marketing services to local businesses. These companies often offer flexible service models and more personalized solutions.

Hong Kong attracts many multinational digital marketing firms to establish branches or offices here, leveraging its status as an international financial and business hub. These companies typically have a global client network and extensive experience in digital marketing, providing comprehensive digital marketing solutions to clients.

—     The number of Digital Spatial marketing solution market participants in Hong Kong is limited

In recent years, the Digital Spatial marketing solution market has become an emerging industry. Currently, it is in the early stages of development and is characterized by a relatively small number of companies compared to other areas of the digital marketing solution market landscape.

Most firms within the industry remain in the exploratory phase, with a few businesses concentrating primarily on the real estate sector. In contrast, some businesses, including the Company, have achieved extensive scenario coverage and developed mature technologies. As these technologies advance and mature, the Company’s demonstrated expertise is poised to secure a larger share of the market. Given the dynamic nature of the market, the adaptability and extensive service portfolio uniquely position the Company to leverage emerging opportunities and sustain growth in the Digital Spatial marketing solutions market.

Entry Barriers to Hong Kong’s digital spatial marketing solution industry

The following are some entry barriers to Hong Kong’s digital spatial marketing solution industry:

1.      Extensive Sales Channels

One primary barrier to entry into the industry is establishing a comprehensive sales network. Companies need to forge strong partnerships with downstream industry across different sectors such as retail and real estate. Each sector presents unique demands, requiring engagement with specialized sales teams capable of effective communication and thorough understanding to address distinct needs. The capacity to cater to a diverse clientele through cross-industry coverage and professional analysis is essential for effectively targeting and serving a broad customer base.

2.      Professional Talent Team

A significant barrier in this industry lies in the imperative of possessing a professional talent team. Companies need to assemble a diverse array of skilled professionals, including designers, data analysts, and technical staff, to deliver comprehensive Digital Spatial marketing solutions. These teams not only develop and implement innovative solutions but also demonstrate agility in adapting to market changes and technological advancements. This adaptability not only sustains competitiveness but also effectively elevates industry entry barriers.

3.      Cutting-edge technology and technological innovation

Technology serves as a crucial barrier to entry. For example, advanced hardware equipment such as high-performance GPUs, and precise tracking systems. These hardware devices, along with advanced software, including graphics rendering engines and VR simulation tools, are essential for achieving immersive experiences and high-quality visual effects. Participants need to closely monitor technological trends and industry developments, continuously update their technical knowledge to maintain a competitive edge and meet the evolving needs of customers.

4.      Substantial Investment

Companies need to spend on high-tech hardware like panoramic cameras, as well as skilled software developers. Creating captivating VR content also requires significant resources. Creating engaging VR content requires employing professional content production teams, including 3D modelers, and visual designers. Additionally, marketing and promotion efforts demand substantial funds. Overall, financial strength is crucial for entry into the market.

BUSINESS

Our mission

Our mission is to (i) unite our clients’ objectives with an all-round solution, (ii) create the highest value for every client and (iii) keep up with the latest trend and innovation in the digital marketing solutions industry.

Overview

We are an integrated marketing solutions provider in Hong Kong that is deeply involved in the metaverse and related technologies, and are committed to providing one-stop digital marketing services for the whole process of enterprise development. Under the all-in-one service, our revenue is generated by providing tailored marketing solutions that addresses the specific in the context of the ever-developing nature of new forms of media. Operating in the digital marketing solutions industry, our comprehensive range of digital marketing solutions to our clients include, but not limited to, metaverse stimulation, virtual reality (VR) and augmented reality (AR) design and creation, creative event planning and management, IP character creation and social media marketing. Unlike firms which provide traditional marketing solutions with boilerplate design and marketing plans, our role is to formulate marketing solutions based on the design briefs from our clients, and to work together with them to implement our customized design and execute marketing plan for their target customers. We are also taking a hands-on approach to developing a custom metaverse solution for their clients by directly collaborating with suppliers on the design and implementation. We take the lead in the strategic design and conceptualization of the custom metaverse offering. This includes determining the key objectives, target audience, and the desired level of immersion and integration between the virtual and physical realms. We also identify the essential features to be included in the metaverse solution and provide guidelines to our suppliers. Our suppliers then handle the technical execution of the metaverse solution. This involves building out the 3D virtual environments, developing the augmented reality components, testing the final products to identify and address any technical issues, and optimizing the performance and stability of the complete solution.

We have experienced robust growth. In the years ended December 31, 2022 and 2023, we recorded revenue of US$815,090 and US$2,825,488, respectively. For the same periods, we recorded net profit margins of 51.5% and 32.8%, respectively. For the six months ended June 30, 2023 and 2024, we record revenue of US$167,775 and US$1,431,662, respectively, representing a 753.3% growth. For the same periods, we recorded net loss of US$140,621 and net profit margins of 27.7%, respectively. We serve customers ranging from small and medium-sized businesses to sizeable regional conglomerates. Since the commencement of our business operations in 2021 through our subsidiary, HKUML, we have served over 20 corporate customers from a diverse array of industries, including real estate developers, concert organizers, and public charitable organizations to serve both their domestic and overseas customers. According to the China Insights Consultancy Report, the market we operate in, i.e. the Hong Kong’s digital marketing solution market, is highly fragmented and competitive with over 3,500 participants currently, and is still growing. In recent years, Hong Kong’s marketing solution market has grown steadily in years, though it was temporarily impacted by the COVID-19 pandemic in 2020, from HKD23.0 billion in 2018 to HKD30.4 billion in 2023. Among others, digital marketing solutions saw rapid growth post-pandemic, with the market size reaching HKD15.1 billion in 2023, marking it as the fastest-growing segment within the marketing solution industry. As for the digital marketing solution industry in Hong Kong, there are large digital marketing firms and multinational corporations, and also active participation from many small and medium-sized enterprises. Local digital marketing companies like us play a significant role in the Hong Kong market.

We believe that our employees are the key enablers of our success, a core strength and part of our competitive advantage. Looking into the future, we believe there are large opportunities within and beyond the industries we currently serve that represent a market potential multiple times larger than our opportunity today. We are committed to investing in a highly skilled workforce and dedicated to attracting, developing, and retaining top talent to support the expansion of our business in industries. Our focus on complex digital solutions enables us to provide higher value services and solutions for our clients, and through the projects we have designed, organized and managed, we believe that we are able to improve the awareness and reputation of the brands and products of our clients and thereby improving the sales and market share of our clients with the ultimate goal of achieving significant brand building and promoting the unique value of their products among their targeted recipients.

Competitive Strengths

We believe that the following strengths have contributed to our success and differentiate us from our peers:

We offer comprehensive, integrated, scalable and one-stop digital marketing solutions customized to the needs of our corporate customers

Established in 2021, we offer innovation solutions including metaverse stimulation, virtual reality (VR) and augmented reality (AR) design and creation, creative event planning and management, intellectual property (IP) character creation and social media marketing. Through these broadly diversified marketing services, complemented by our experienced and effective professional team, we are able to offer innovation, multi-dimensional, comprehensive and high quality one-stop integrated marketing solutions to our clients and thereby assist our clients to maximize their brand awareness. Compared to our competitors, we are more capable of formulating insightful and creative marketing initiatives, precisely identify final consumers and deliver attractive and tailor-made marketing solutions to maximize the marketing returns for our customers. For example, in contrast to firms which provide traditional marketing solutions which sell existing templates created by their in-house design team, our own professional creative team will help design and create specific intellectual properties based on the business nature and model of our clients. Then we will liaise with the most suitable supplier to execute such intellectual properties design. The supplier will handle the technical execution and production of the custom intellectual properties. This includes developing the visual designs and artwork for the IPs, as well as producing any necessary 3D models, animations, and/or interactive elements, whenever applicable. In the offering of our one-stop solutions to our clients, we help prepare design proposals and, during event planning and management, assist the client with on-site or online coordination. Moreover, we will liaise with suppliers on technical and construction matters, and shall be responsible for matters including the day-to-day management of the client’s marketing campaigns. Our management team closely oversees and coordinates the operation between us, the client and the suppliers to facilitate smooth operations. The ability to devise, manage and coordinate various aspects of a marketing project and the delivery of one-stop solutions has allowed our Group to assist our clients to address their challenges and to ensure the delivery of envisaged marketing solutions that exceed the required standard. We believe we can achieve strong synergies among various marketing services which we offer, and we are able to assist our clients to implement cross-media marketing activities of their products and brands through our integrated marketing solutions offering.

Our customer base spans a diverse array of industries and organizations

Our customer base spans a wide range of industries and organizations, giving us a distinct competitive advantage in the integrated marketing solutions space. We have facilitated digital transformation for over 20 corporate clients, including real estate developers, concert organizers, and public charitable organizations. This diverse portfolio demonstrates our ability to deliver tailored solutions that address the unique needs of businesses both large and small, domestic and international.

Our cross-industry experience allows us to draw upon a deep well of market insights and best practices. This knowledge enables us to proactively identify innovative strategies and anticipate the evolving requirements of our clients, ensuring they remain at the forefront of digital marketing and metaverse-driven technologies.

Moreover, the scalability and adaptability of our offerings have been tested and proven across this varied customer base. We have a track record of seamlessly integrating our solutions with existing systems and workflows, regardless of the size or complexity of the organization. Whether our customers require specialized industry-specific functionalities or seek to consolidate disparate systems into a cohesive platform, we have the expertise to develop and implement tailored digital marketing solutions that drive tangible business outcomes.

We experienced high growth in the provision of 3D and Augmented Reality solutions

As an integrated marketing solutions provider in Hong Kong, we have established a clear competitive advantage through our exceptional performance in the provision of 3D and Augmented Reality services. By seamlessly blending these immersive capabilities into our comprehensive suite of digital marketing solutions, our revenue generated from the provision of 3D and Augmented Reality solutions has experienced remarkable growth from US$634,527 in the year ended December 31, 2022 to US$2,233,309 in the year ended December 31, 2023, representing a 252.0% increase;

where the revenue generated from the provision of 3D and Augmented Reality for the six months ended June 30, 2022 and 2023 were US$51,150 and US$999,744, respectively, representing a 1,854.5% increase as the Company initiated business activities in April 2022 and operated for nine months in 2022 and the Company had a full year operation in 2023. This exponential expansion underscores our deep expertise and innovative approach in leveraging 3D and Augmented Reality technologies to drive transformative digital experiences for our clients.

Our ability to rapidly scale our 3D and Augmented Reality offerings in response to surging market demand is a testament to the strength of our technical capabilities and the agility of our delivery model. This allows us to consistently provide our clients with innovative, future-focused solutions that captivate their audiences and deliver measurable business impact.

Furthermore, our consistent growth in this dynamic segment reflects the trust and confidence our customers have placed in our metaverse-driven solutions. As enterprises across Hong Kong and beyond seek to future-proof their digital marketing strategies, they increasingly turn to our team of experts to guide them through the integration of 3D and Augmented Reality technologies. This accelerating demand for our 3D and Augmented Reality solutions underscores the competitive edge we have cultivated in the realm of immersive marketing. By seamlessly blending these emerging capabilities with our holistic suite of integrated solutions, we empower our clients to stand out in an increasingly crowded and digitally driven marketplace.

We have an experience management team with proven track record for innovations and execution

Our management team has comprehensive and industry knowledge. Our management team is led by our founder, Chairman of the Board, and Chief Executive Officer, Dr. Leung Chun Yip, who is responsible for managing, executing and supervising our operations. Dr. Leung Chun Yip has over 20 years of corporate management experience. Our digital marketing solution team also have strong marketing or related experience, strong industry background and extensive experience with our clients. We believe that we are able to respond promptly and appropriately to the ever-changing market conditions and environment, as well as continue to expand our customer base and products and services offering. Our employees are our greatest assets. We have built a culture of empowerment that allows employees to be entrepreneurial and nimble, which, combined with strong and pragmatic management oversight and processes, institutional goals and defined key performance metrics, form the basis of our culture.

Our Challenges

The ever-changing nature and technology of our industry requires us to continually keep up with the latest trends and developments.

The 3D and Augmented Reality services which we provide uses technology which is subject to change, and new technology developed may result in a more comprehensive product with more features. We will have to identify such trends to understand the present state of technology, as well as meet our customers’ increased demands based on the available technology. This could result in increased costs for us, as well as require us to adapt to the latest technology in order to continually meet our customer’s requests.

Being a new form of media, government regulations regarding our industry may be subject to rapid changes

As a relatively new form of media, regulations governing the use of our technology to develop marketing solutions are limited and are based off traditional forms of media. As such, increased regulatory scrutiny in the future may result in new regulations which we will have to comply with. The extent and scope to which these new regulations are presently unknown, and we may face increased costs for compliance. Furthermore, any such regulations may be subject to rapid changes given the ever-changing nature of our industry, and we may have to place greater efforts on compliance.

Growth strategies

We intend to grow our business by pursuing the following key strategies:

Increase our clientele by progressively entering the Asia-Pacific markets for digital marketing solutions.

We are committed to steadily expanding our client base by progressively penetrating digital marketing solution markets in the Asia-Pacific region. Given our expertise in the metaverse and related cutting-edge technologies, we are uniquely positioned to provide enterprises across diverse industries with comprehensive, one-stop digital marketing services. This comprehensive suite of solutions supports clients throughout the entire lifecycle of their enterprise development.

Within our domestic Hong Kong market, we will leverage our established track record of success to forge new relationships and deepen our penetration among both existing and prospective clients. Our intimate understanding of the local business landscape, coupled with our innovative digital capabilities, allows us to deliver tailored, impactful marketing solutions that address the specific needs of Hong Kong-based enterprises.

Concurrently, we will strategically expand our footprint across the Asia-Pacific region, tapping into the rapidly growing demand for sophisticated digital marketing expertise. By establishing a stronger regional presence, we can offer our specialized metaverse-driven services to a wider pool of clients, solidifying our position as a trusted partner for enterprises seeking to future-proof their marketing efforts. Looking beyond our regional markets, we also have our sights set on progressive international expansion. Over time, we believe our digital marketing solutions business can compete successfully worldwide, and, as such, we plan to ultimately expand our operations and customer base to the United States.

Build new client partnerships while strengthening our ties with current clients.

We are committed to fostering strong, long-lasting relationships with both new and existing clients. Utilizing our knowledge of the metaverse and contemporary digital technology, we desire to be a reliable resource for businesses looking for all-inclusive, one-stop digital marketing services to aid in their growth.

On the front of new client acquisition, we will proactively reach out to businesses across diverse industries, showcasing the transformative potential of our metaverse-driven solutions. By highlighting our ability to seamlessly integrate innovative 3D, augmented reality, and other immersive capabilities into a holistic digital marketing strategy, we will cultivate new partnerships with enterprises seeking to future-proof their marketing efforts and captivate their audiences. Our sales and business development teams will spearhead targeted outreach campaigns, both within our domestic Hong Kong market as well as in key regional and global hubs. Through engaging demonstrations, personalized consultations, and a deep understanding of each client’s unique needs, we will position ourselves as the premier partner for enterprises seeking to harness the power of the metaverse and related technologies.

Alongside our new client acquisition efforts, we will also place a strong emphasis on nurturing and strengthening our relationships with our existing client base. By maintaining open communication, delivering exceptional service, and continuously evolving our solutions to meet their changing needs, we will solidify our position as a trusted, long-term partner. Regular check-ins, collaborative strategy sessions, and proactive sharing of industry insights will allow us to better understand our clients’ pain points and aspirations. This, in turn, will enable us to provide tailored, value-added solutions that drive tangible business impact and cement our status as an indispensable component of their digital marketing ecosystem.

Strengthens core capabilities through ongoing research and development

We remain committed to strengthening our core technologies through ongoing research and development efforts. Operating at the forefront of the metaverse and related digital realms, we recognize the importance of maintaining an innovative edge. We intend to increase research and development investment in enhancing our data analytics and process automation. We aim to gain deeper insights into customer behavior and market trends, while improving our operational efficiency. We intend to develop custom data models and algorithms that can help to segment the target audience, personalize content and optimize marketing campaigns and invest in data analytics tools that can help us derive insights from our marketing data. Meanwhile, we target to utilize artificial intelligence and machine learning to enhance our automation capabilities and further integrate with other business systems, such as customer relationship management, enterprise resource planning, and project management software, to create a seamless, end-to-end workflow. This enables us to deliver more personalized and seamless digital experiences for our clients.

Recognizing the importance of omnichannel integration, we have also directed resources towards the development of a proprietary platform that bridge the physical and virtual realms. Such a platform would allow customers to explore and interact with products in a photorealistic 3D virtual environment. By further integrating e-commerce and in-store system in the platform, we aim to enable seamless transactions and fulfillment. Furthermore, the platform shall provide advanced analytics on customer behavior and preferences within the virtual space, empowering our clients to deliver personalized and immersive experiences. These cutting-edge solutions will allow our clients to offer truly immersive and cohesive customer journeys, blending the tangible and digital spheres.

Underpinning our technology-driven growth is a commitment to strengthening our cybersecurity and data privacy safeguards. As we navigate the evolving threat landscape and regulatory environment, particularly in the context of the metaverse, we strive to fortify the resilience and trustworthiness of our offerings.

Attract, Develop, Train, and Retain Highly Skilled Professionals

We recognize that our most valuable asset is our team of highly skilled, innovative professionals. In order to fuel our continued expansion and solidify our position in the metaverse and digital marketing space, we are committed to implementing a comprehensive strategy focused on attracting, developing, training, and retaining top talent.

We will leverage a multi-pronged approach to identify, recruit, and onboard the best and brightest minds in the industry. This will include proactively sourcing candidates with expertise in emerging technologies like 3D modelling, augmented reality, and virtual reality — skillsets that are essential for delivering cutting-edge, metaverse-powered solutions to our clients. Our recruitment efforts will span both local and global talent pools, allowing us to build a diverse, world-class team.

We will also invest in robust employer branding initiatives. By highlighting our innovative, collaborative work culture, commitment to professional development, and attractive compensation and benefits packages, we will position ourselves as an employer of choice for top digital marketing and technology talent.

To ensure our team remains at the forefront of industry trends and developments, we will place a strong emphasis on ongoing learning and skills enhancement. This will include providing extensive training programs, sponsoring certifications and conferences, and facilitating knowledge-sharing sessions led by our internal subject matter experts.

We will further establish a highly competitive, performance-based compensation and benefits structure that rewards our employees’ contributions and aligns their personal goals with the overall success of the organization. By nurturing a sense of belonging, ownership, and pride within our team, we will solidify our reputation as a premier employer in the digital marketing industry.

Our Business Model

During the years ended December 31, 2022 and 2023, and the six months ended 30 June 2024, we derived our revenue primarily from integrated one-stop marketing solutions projects engaged primarily through quotation. Through the projects we designed, organized and managed, our clients can expect to achieve significant brand building and promotional effect to mass public or targeted recipient. The following tables present our revenue and gross profit for the six months ended June 30 June 2023 and 2024 and the years ended December 31, 2022 and 2023. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations.”

	For the six months ended		Change
	2024	2023
	US$	US$	US$	%
Revenue	1,431,662	167,775	1,263,887	753.3
Cost of revenue	606,747	174,008	432,739	248.7
Gross profit (loss)	824,915	(6,233)	831,148	(13,334.6)
Other income	802	135	667	494.1
Administrative expense	382,310	162,337	219,973	135.5
Profit (loss) before tax	443,407	(168,435)	611,842	(363.3)
Income tax expense (credit)	47,246	(27,814)	75,060	(269.9)
Profit (loss) and total comprehensive income (expense)	396,161	(140,621)	536,782	(381.7)
	For the year ended		Change
	2023	2022
	US$	US$	US$	%
Revenue	2,825,488	815,090	2,010,398	246.6
Cost of revenue	1,269,776	246,775	1,023,001	414.5
Gross profit	1,555,712	568,315	987,397	173.7
Other income	605	1	604	60,400.0
Administrative expense	473,707	96,326	377,381	391.8
Profit before tax	1,082,610	471,990	610,620	129.4
Income tax expense	157,047	52,512	104,535	199.1
Profit and total comprehensive income	925,563	419,478	506,085	120.6

Upon confirmation of engagement by our clients, we are responsible for the overall management and coordination of the project implementation, planning, monitoring and supervision from the commencement of the project until the completion according to the terms of our engagement. The project duration of our integrated one-stop marketing solutions projects typically ranges from within two months to six months. The following diagram illustrates the general flow of our digital marketing solutions under the all-in-one services.

The process begins with understanding our clients’ marketing objectives, target audience, and desired outcomes. Our team works closely with clients to gather these insights. Using this foundation, we then craft a tailored marketing plan and strategy, drawing upon data analytics, consumer research, and creative ideation.

Next, we map out a detailed schedule outlining the key milestones, resource allocation, and timeline for the campaign implementation. Aligned with this roadmap, we engage our network of trusted suppliers to provide technical assistance, including but not limited to services such as various design work, content creation, virtual reality scenario development, augmented reality implementation, and video production. We then distribute tasks to our in-house employees and external partners.

Throughout the campaign, we maintain oversight, managing contingencies and ensuring seamless coordination. This hands-on approach, combined with our decision-making and technological expertise, enables us to address challenges and deliver measurable success.

This comprehensive workflow is the foundation of our digital marketing solutions. By harnessing this proven approach, we are able to provide suitable solutions and services to our clients, driving breakthrough results and elevating their brand’s visibility.

Our Group adopts a cost-plus pricing model when providing quotations. When determining the amount of mark-up, we take into account various factors, including the scope of work, scale, duration and complexity of the project, the costs of labor, supplier, material, venue, background of the client, fees charged for previous similar projects and the current market conditions.

Our Integrated One-stop Marketing Solutions

Our integrated one-stop marketing solutions typically involve marketing activities that use digital technology for advertisement placement and marketing communications on various digital platforms, including, but not limited to, metaverse stimulation, virtual reality (VR) and augmented reality (AR) design and creation, creative event planning and management, IP character creation and social media marketing. Below is a detailed description of the major digital marketing services we offer.

Metaverse stimulation

By utilizing the 3D simulation and augmented reality technology based on our comprehensive suite of digital marketing solutions to our clients, we are able to assist our clients in hosting real-time and virtual events through engine including but not limited to Unity and Unreal Engine. We engaged suppliers to develop this 3D simulation and augmented reality technology on our behalf. The metaverse stimulation, virtual reality and augmented reality technology creates an online virtual venue that allows the customers of our clients to gather and create, imagine and share experiences with each other in immersive, 3D-generated worlds.

Upon the creation of a virtual venue (i.e. an office building, church, restaurant), our customers provide the assess links to their customers or target audience to log in to the server. After logging in to the server, which is created and managed by our suppliers, such customers or target audience will be requested to create a virtual avatar which represents the user in the virtual venue and shall be able to interact directly with objects and users within the virtual venue.

By allowing customers and target audiences to gather, interact, and share experiences within these engaging, computer-generated worlds, brands can capture attention and foster deeper connections. The ability to create personalized avatars further enhances the sense of presence and involvement. Unlike traditional static or passive online experiences, the metaverse platform enables real-time interactivity between participants. Customers can directly engage with digital objects, explore virtual venues, and communicate with others through voice, text, or even gesture-based interactions. This level of interactivity encourages active participation and boosts overall engagement with the brand’s offerings.

The virtual nature of metaverse events allows brands to extend their reach beyond geographical limitations. Customers can join and participate in these virtual experiences from anywhere in the world, making them accessible to a global audience. This expansive reach can significantly amplify the impact and scale of marketing campaigns compared to physical, in-person events.

Virtual reality (VR) and augmented reality (AR) design and creation

Virtual reality immerses the participant into a 100% stimulated environment. Currently, we possess 4 VR headsets, which we use to host virtual reality marketing campaigns in our office on behalf of our customers by inviting their selected target participants or audience to put on the headsets. The VR headsets contain embedded stereoscopic lenses that render an LED screen in 3D. The experience of being “in headset” is engineered so that the user will see text, illustration or animation overlaying the virtual environment, allowing our customers to place marketing slogans or descriptions of their services while their customers or target audience. We purchased VR headsets from our suppliers. Before each event, we work with suppliers to create a VR-compatible 3D stimulated environment or setting as specified by our customers. For example, our real estate developer customers often prefer virtual reality marketing campaigns to promote newly-established premises. We can also provide virtual tours of homes and properties through VR headsets, which enables overseas investors to have a general idea of the interior of the home remotely.

Augmented reality is a technology that overlays digital information (including images) in real-world environments. Our clients and their customers are able to view augmented reality through devices such as smartphones and digital pads. Its goal is to help simulate real-world objects in the comfort if wherever they may be.

To fully integrate virtual reality and augmented reality capabilities into our comprehensive digital marketing services, we have collaborated with our suppliers to develop two proprietary mobile applications, namely “UMETA VS” and “UMETA AR.” These innovative solutions enable our clients to harness the power of immersive technologies and deliver engaging, next-generation marketing experiences to their target audiences. Customers are empowered to prominently display marketing slogans, product information, or service details inside an appealing 3D setting thanks to the “UMETA VS” platform, which enables the seamless overlay of written content, visuals, and animations within virtual worlds. This VR-based strategy aids in captivating consumers and conveying powerful marketing message. On the other hand, complementing the virtual solution, “UMETA AR” leverages augmented reality technology to bring the physical and digital worlds together. Our clients and their customers could engage with simulated real-world things from the comfort of their own homes by using this platform to access augmented reality content directly on their smartphones and tablets. “UMETA AR” combines the real with the virtual to improve customer experiences and enable businesses to present their products in creative, immersive ways that appeal to contemporary, tech-savvy consumers.

Creative event planning and management

Our event planning and management services begin with a collaborative ideation process, where the team works closely with clients to develop unique, memorable, and impactful event concepts. This involves understanding the client’s objectives, target audience, and brand identity to craft event themes, experiences, and activations that effectively engage and captivate attendees. We design and develop immersive event experiences that seamlessly blend the physical and digital realms. This may include the integration of cutting-edge technologies, such as virtual/augmented reality, interactive installations, and real-time data visualizations, to create a truly engaging and immersive environment for attendees.

We also handle the end-to-end production and logistics of events, ensuring smooth and successful execution. This includes venue selection, event layout and staging, technology implementation, vendor management, and the coordination of all necessary personnel and resources to bring the event vision to life. In the era of evolving event landscapes, we specialize in creating engaging digital and hybrid event experiences. This involves the development of custom event platforms, interactive virtual environments, and seamless integrations between physical and online components to reach and engage both in-person and remote attendees.

Our services further extend to comprehensive marketing and promotion strategies, leveraging the agency’s expertise in digital and social media marketing, influencer collaborations, and targeted advertising campaigns to drive attendee registration and maximize event success.

IP character creation

At the core of our IP character creation services is the design and development of unique, compelling, and memorable characters. Our experienced creative team collaborates closely with clients to conceptualize characters that embody the brand’s values, personality, and target audience. This includes ideation, visual design, and refining the character’s backstory, traits, and overall appeal. Beyond the initial character design, we provide comprehensive branding and visual assets creation services, such as character illustrations, 2D/3D models, expressions, and poses. Afterward, we will liaise with the most suitable supplier to execute such IP design.

Such services can further services extend to the production of engaging content featuring the client’s branded character. This can include animated shorts, motion graphics, social media content, merchandise designs, and other multimedia assets that bring the character to life and strengthen its connection with the target audience. We assist clients in developing strategic plans to engage audiences through their IP characters. This includes the creation of interactive experiences, storytelling initiatives, and community-building activities that foster deeper emotional connections between the character and the target audience.

Social media marketing

We offer end-to-end social media management services for our clients. This includes strategy development, content creation, community engagement, and performance tracking across popular platforms like Facebook, Instagram, X (previously known as “Twitter”), LinkedIn, and more. Our in-house creative team produces high-quality, engaging social media content tailored to each client’s brand, industry, and target audience. This includes visual assets, videos, infographics, and written posts. The content is then optimized for maximum reach and engagement.

We manage targeted paid advertising campaigns on social media platforms, leveraging advanced audience segmentation, retargeting, and optimization techniques. This allows clients to amplify their organic social efforts and reach new potential customers efficiently. We also identify and facilitate partnerships with relevant industry influencers, brand advocates, and content creators to help clients expand their social media presence, enhance credibility, and reach new audiences.

Our Customers

For the year ended December 31, 2022, four customers accounted for 27.93%, 25.57%, 18.83% and 15.25% of our total revenues. For the year ended December 31, 2023, two customers accounted for 13.09% and 10.09% of our total revenues. No other customer accounts for more than 10% of our revenues for the years ended December 31, 2022 and 2023, respectively; for the six months ended June 30, 2023, two customers accounted for 68.60% and 30.49% of our total revenues. For the six months ended June 30, 2024, three customers accounted for 17.06%, 24.56% and 15.90% of our total revenues. No other customer accounts for more than 10% of our revenues for the six months ended June 30, 2023 and 2024 respectively.

As of December 31, 2022, one customer accounted for 100% of the total balance of accounts receivable. As of December 31, 2023, five customers accounted for 24.07%, 18.24%, 17.94%, 16.90% and 16.85% of the total balance of accounts receivable. As of June 30, 2024, three customers accounted for 28.78%, 25.75% and 25.56% of the total balance of accounts receivable. No other customer accounts for more than 10% of our accounts receivable as of December 31, 2022, December 31, 2023, and June 30, 2024 respectively.

Our Suppliers

As of December 31, 2023, we have settled the outstanding account payable to the majority of our suppliers and one supplier accounted for 100% of the total balance of accounts payable. As of June 30, 2024, we have no outstanding account payable to our suppliers. No other supplier accounts for more than 10% of our accounts payable as of December 31, 2022, December 31, 2023, and June 30, 2024 respectively.

Sales and Marketing

We conduct our sales and marketing primarily through our experienced sales team, which is led by Ms. Ting Lai Har, our Chief Operations Officer. We have also established a good reputation for the quality of our services in the industry spread through word of mouth. Our previous projects have won high customer satisfaction and have worked with many different customers. The business department has established an archive for the maintenance of new and repeating customers and contacts customers regularly. We believe these factors have increased the likelihood that both existing and forming customers will recommend our services to their networks.

Competition

In Hong Kong’s marketing solution market, there are currently over 3,500 businesses, employing around 13,000 professionals within this field. It becomes evident that the marketing solution market in Hong Kong is highly fragmented. This fragmentation arises largely due to the proliferation of specialized firms that focus their efforts on niche markets within their respective sub-sectors. Such specialization enables companies to tailor their strategies and services precisely to the specific needs of these niches, often at the expense of broader market penetration. Consequently, this focus on specialized services reinforces the dispersed market structure, limiting the possibility of any single entity gaining overwhelming control.

As for the digital marketing solution industry in Hong Kong, there are large digital marketing firms and multinational corporations, and also active participation from many small and medium-sized enterprises. Local digital marketing companies play a significant role in the Hong Kong market. They have a better understanding of the local market and culture, enabling them to provide more tailored digital marketing services to local businesses. These companies often offer flexible service models and more personalized solutions.

We face keen competition from numerous competitors operating on difference scales in Hong Kong. Management believes that we compete favorably with our competitors through our competitive strengths, such as well-established partnerships with our customers and suppliers.

Seasonality

We have not experienced, and do not experience, any seasonal fluctuations in our results of operations for our digital marketing and IT solutions service and virtual technology service.

Licenses, Permits and Registrations

HKUML has obtained its business registration certificate. Save for the business registration certificate, HKUML is not required to obtain any licenses and approvals for carrying out its business for the two fiscal years ended December 31, 2022 and 2023, the six months ended June 30, 2024 and as of the date of this prospectus.

Intellectual Property

Our intellectual property rights are important to its business. As of the date of this prospectus, we have registered the following domain name:

Domain Name	Registered Owner	Registration Date	Expiry Date
www.umeta.hk	HKUML	March 13, 2023	March 13, 2026

We were not involved in any proceedings with regard to, and we have not received notice of any claims of infringement of, any intellectual property rights that may be threatened or pending, in which we may be involved either as a claimant or respondent.

Real Property

A description of the Company’s leased real properties is below:

Location	Usage	Lease Period	Rent (per month)	Approximate area
Unit 1A, 10/F, C-Bons International Centre, 108 Wai Yip Street, Kwun Tong, Hong Kong	Office Space	January 1, 2024 to December 31, 2025	HK$30,000	1,000 square feet

Employees

We employed 7 people as of the date of this prospectus, 8 people as of December 31, 2023, and employed 2 people as of December 31, 2022. All of our employees are located in Hong Kong, and play a role in our daily operations and revenue generating activities, however, we have also delegated specific functions to our employees for specialization, with one employee particularly focused on the role of execution and delegation of project management, as indicated in the table below. All of our employees are employed under employment contracts that set out fully, among other things, the employees’ responsibilities, remuneration, and grounds for termination of employment. The remuneration packages of our employees include salary and bonus. We believe that we have maintained a good working relationship with our employees and we have not experienced any significant problems with our employees or any disruption to our operations due to labor disputes, nor have we experienced any material difficulties in the recruitment and retention of experienced core staff or skilled personnel during the years ended December 31, 2022 and 2023.

The following table sets forth the breakdown of our full-time employees:

As of the date of this prospectus
Function	Number of employees
Management	2
Finance	2
IT	1
Sales & Marketing	1
Operations	1
Total	7

Our employees are not covered by collective bargaining agreements. We consider our labor practices and employee relations to be good.

Insurance

We maintain employees’ compensation insurance for its employees in accordance with the laws and regulations in Hong Kong. We do not maintain business interruption insurance or key person insurance.

As of the date of this prospectus and during the fiscal years ended December 31, 2022 and 2023, we have not been subject to nor received any insurance claims.

Litigation and Other Legal Proceedings

We and our subsidiaries have been and may from time to time be involved in various legal proceedings and claims in the ordinary course of business, including contractual disputes and other commercial disputes. As of the date of this prospectus, we are not a party to any significant proceedings in Hong Kong. We are not aware of any legal proceedings of which we are a party outside of Hong Kong.

REGULATIONS

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Hong Kong. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group.

Laws and Regulations Relating to Our Business in Hong Kong

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid, issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch as the case may be.

Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong)

The Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) aims to consolidate and amend the law with respect to the terms to be implied in contracts for the supply of services (including a contract for the supply of a service whether or not goods are also transferred or to be transferred, or bailed or to be bailed by way of hire under the contract) provides that:

(a)     under section 5, where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill; and

(b)    under section 6, where the supplier is acting in the course of a business, the time for service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time.

Where a supplier is dealing with a party to a contract for supply of service who deals as a consumer, the supplier cannot, by reference to any contract term, exclude or restrict any liability of his arising under the contract by virtue of the Supply of Services (Implied Terms) Ordinance. Otherwise, where any right, duty or liability would arise under a contract for the supply of a service by virtue of the Supply of Services (Implied Terms) Ordinance, it may (subject to the Control of Exemption Clauses Ordinance) be negatived or varied by express agreement, or by the course of dealing between the parties, or by such usage as binds both parties to the contract.

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The collection and processing of personal data in Hong Kong are governed by Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PD(P)O”).

The PD(P)O provides the principles that a data user must follow in any acts concerning personal data (the “Data Protection Principles”). Personal data refers to any data (a) relating directly or indirectly to a living individual; (b) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (c) in a form in which access to or processing of the data is practicable.

The Data Protection Principles are summarized as follows:

(a)     Principle 1 — Purpose and manner of collection of personal data. This provides for the lawful and fair collection of personal data and sets out the information a data user must give to a data subject when collecting personal data from that subject.

(b)    Principle 2 — Accuracy and duration of retention of personal data. This provides that personal data should be accurate, up-to-date and kept no longer than necessary.

(c)     Principle 3 — Use of personal data. This provides that unless the data subject gives consent otherwise personal data should be used for the purposes for which they were collected or a directly related purpose.

(d)    Principle 4 — Security of personal data. This requires appropriate security measures to be applied to personal data.

(e)     Principle 5 — Information to be generally available. This provides for openness by data users about the kinds of personal data they hold and the main purposes for which personal data are used.

(f)     Principle 6 — Access to personal data. This provides for data subjects to have rights of access to and correction of their personal data.

Contravention with the Data Protection Principles may entitle the Privacy Commissioner for Personal Data to issue a written notice directing the data user to remedy and prevent recurrence of contravention. Contravention with the above notice is an offence and the offender is liable on (i) first conviction to a fine HK$50,000 and to imprisonment for two years, and if the offence continues after the conviction, to a daily penalty of HK$1,000; and (ii) second or subsequent conviction to a fine at HK$100,000 and to imprisonment for two years, and if the offence continues after the conviction, to a daily penalty of HK$2,000. It is a defense to the above offence if the data user shows that he exercised all due diligence to comply with the enforcement notice.

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Pursuant to the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (“IRO”), profits tax shall be charged for each year of assessment at the standard rate on every person carrying on a trade, profession or business in Hong Kong in respect of his assessable profits arising in or derived from Hong Kong for that year from such trade, profession or business.

Under the two-tiered profits tax rates regime set out in Schedule 8B to the IRO. The IRO Amendment Bill was signed into law on 28 March 2018. Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entity not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%. Accordingly, starting from the year of assessment 2018/19, the Hong Kong profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million for the qualifying group entity.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”) provides for the protection of the wages of employees and regulates the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the “ECO”) provides for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, an employer is required to take out an insurance policy to insure against the injury risk of his or her employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (set at HK$40 per hour as of the date of this prospectus) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPF Schemes Ordinance”)

Employers are required to enroll their regular employees (except for certain exempt persons) aged between at least 18 but under 65 years of age and employed for 60 days or more in a Mandatory Provident Fund (“MPF”) scheme within the first 60 days of employment.

For both employees and employers, it is mandatory to make regular contributions into a MPF scheme. For an employee, subject to the maximum and minimum levels of income (set at HK$30,000 and HK$7,100 per month, respectively, as of the date of this prospectus), an employer will deduct 5% of the relevant income on behalf of an employee as mandatory contributions to a registered MPF scheme with a ceiling (set at HK$1,500 as of the date of this prospectus). Employer will also be required to contribute an amount equivalent to 5% of an employee’s relevant income to the MPF scheme, subject only to the maximum level of income (set at HK$30,000 as of the date of this prospectus).

MANAGEMENT

The following table sets forth the names, ages and titles of our Directors and Executive Officers:

Name	Age	Title
Leung Chun Yip	35	Chief Executive Officer and Executive Director
Tang Chak Ming	42	Chief Financial Officer and Executive Director
Ting Lai Har	62	Chief Operating Officer
Lau Sek Kin	37	Independent Director Nominee*
Gan Shaoling	47	Independent Director Nominee*
Lu Runhua	35	Independent Director Nominee*
Wan Chun Lap	43	Independent Director Nominee*
Chan Po Yu	41	Independent Director Nominee*

No arrangement or understanding exists between any such Director or officer and any other persons pursuant to which any Director or executive officer was elected as a Director or executive officer. Our Directors are elected annually at the board meeting and serve until their successors take office or until their death, resignation or removal. The Executive Officers serve at the pleasure of the Board.

____________

*        The appointment of those independent director nominees will become effective upon the effectiveness of the registration statement of which this prospectus forms a part.

Executive Directors and Officers:

Dr. Leung Chun Yip has been our Executive Director and Chief Executive Officer since our Company’s inception. Dr. Leung Chun Yip is responsible for the overall business management of our Group. With extensive experience spanning over two decades in the marketing and information technology industry in Hong Kong, Dr. Leung Chun Yip’s management skills and industry contacts provide an invaluable benefit to our business. Under Dr. Leung Chun Yip’s guidance, our company successfully developed and established a good reputation and position in the industry. Dr. Leung’s extensive prior experience in managing enterprises and building strong customer relationships across various industries has enabled him to leverage his deep expertise and industry connections to propel the growth of the Group and firmly establish the Company as a trusted market participant in integrated marketing solutions. From June 2011 to the present, Dr. Leung Chun Yip has been a director at Wai Fung Investment International Group and Shine Living Industrial Limited, where he spearheads the company’s overall management, leveraging his extensive industry expertise to identify new business prospects and cultivate robust customer relationships. Dr. Leung completed an Executive Doctorate of Business Administration administered by SABI University in 2014, as well as a Bachelor’s Degree in Business Administration from Hong Kong Polytechnic University in 2011.

Ms. Ting Lai Har has served as the Chief Operations Officer of our Company since April 2021. In this role, she is responsible for leading and managing the sales and operation team to drive sales performance and achieve the Company’s targets. Ms. Ting Lai Har also manages client relationships, ensuring clear communication and understanding of each client’s business objectives. Ms. Ting Lai Har possesses extensive working experience in the business & real estate sector as well as sales management, using her extensive leadership and management skills to develop the Company’s client relationships, as well as providing sales strategy and performance analysis. From March 1991 to the present, Ms. Ting Lai Har has been an employee at Wai Fung Investment International Group, eventually holding the title of Director, being responsible for real estate development and sales function, while also leading development teams for project planning and completion.

Mr. Tang Chak Ming has served as an Executive Director and as the Chief Financial Officer of our Company since May 2023. Mr. Tang Chak Ming has extensive experience in accounting and financial-related tasks. From November 2012 to March 2019, Mr. Tang Chak Ming was the Chief Financial Officer at Bo’s Fusion Cuisine, where he honed his skills in preparing accurate and timely financial reports for stakeholders, while also being responsible for controlling costs and enhancing operational efficiency. From May 2020 to March 2023, Mr. Tang Chak Ming took a position as Chief Financial Officer at CT Lender (Hong Kong) Limited, where he was responsible for executing financial strategies in line with lending goals and regulatory compliance, preparing accurate and timely financial reports for regulatory bodies, and ensuring adherence to lending regulations, financial laws, and compliance standards. In May 2023, Mr. Tang Chak Ming joined our Company, where he assists with developing and executing financial strategies aligned with business goals, preparing and presenting financial statements, and identifying and managing financial risks. Mr. Tang Chak Ming completed a Bachelor of Business Administration from the University of Management and Technology (Virginia) in 2015.

Mr. Lau Sek Kin (“Mr. Lau”) is an Independent Director Nominee, with his appointment set to begin upon the Company’s listing on the Nasdaq Capital Market. Mr. Lau has over a decade of experience in real estate, honing skills in strategic negotiation and market insight, while consistently driving revenue growth for the companies he has worked for. Mr. Lau is presently a consultant at Cobe Realty Limited, a boutique real estate agency specializing in residential sales and rentals within the central and western districts, with a primary focus on catering to expatriates, a role which he has held since November 2023. In his role as a consultant, Mr. Lau manages sales and leasing processes, maximizing the company’s revenue by 20-30% monthly and fostering client relationships through proactive communications. Mr. Lau started his career at Plusone Properties Limited in September 2014, a distinguished commercial agency offering specialized real estate services within Grade A and B office buildings located in Hong Kong, eventually rising to the role of Senior Consultant by October 2023. At Plusone Properties Limited, Mr. Lau assisted in formulating and implementing business strategies for the office leasing and investment section, contributing to the overall growth and success of the organization, effectively increasing the client base by 50%, while concurrently achieving a 40% closure rate on inquiries, demonstrating adeptness in client acquisition and deal execution. Mr. Lau obtained a bachelor’s degree in business (Accounting and Finance) from the University of Technology in Sydney in 2011, and a Master’s degree in Real Estate from the University College of Estate Management in 2023. Mr. Lau also holds an Estate Agent’s License in Hong Kong.

Ms. Gan Shaoling (“Ms. Gan”) is an Independent Director Nominee, with her appointment set to begin upon the Company’s listing on the Nasdaq Capital Market. Ms. Gan has over a decade of experience in the accounting and financial industry, and is seasoned in preparing financial statements and reports, developing internal financial policies, and providing strategic financial analysis. Ms. Gan is presently the Chief Financial Officer of Mingyuan Trading Development Co., Ltd., a role which she has held since September 2015, wherein she is responsible for overseeing financial strategy, managing financial activities such as fund management, tax planning, and cost control, and compiling and reviewing financial reports. From December 2006 to August 2015, Ms. Gan was employed with Huacheng Real Estate Development Co., Ltd., eventually reaching the title of Accounting Manager, in which she was responsible for managing the accounting team, optimizing financial processes, and preparing financial reports. Ms. Gan obtained an associate’s degree in accounting from the Guangdong Open University in 2023.

Mr. Lu Runhua (“Mr. Lu”) is an Independent Director Nominee, with his appointment set to begin upon the Company’s listing on the Nasdaq Capital Market. Mr. Lu is an experienced creative director with over 12 years of industry expertise and has held senior creative leadership roles at regionally renowned digital media companies, spearheading award-winning digital solutions and brand marketing campaigns. Mr. Lu is presently a creative director at Louis Creative Production Limited, a role which he has held since October 2014, where he excels in integrating diverse creative elements to craft unique brand identities and compelling user experiences for clients. Possessing exceptional creative insights and strategic thinking, Mr. Lu is responsible for identifying industry trends and consumer needs, and devising effective digital marketing strategies for businesses.

Mr. Wan Chun Lap (“Mr. Wan”) is an Independent Director Nominee, with his appointment set to begin upon the Company’s listing on the Nasdaq Capital Market. Mr. Wan has over two decades of experience in the information technology industry, with experience in server management and other programs. Mr. Wan is presently an IT Engineer at Hong Kong Baptist University, a role which he has held since August 2011, where he is responsible for the management of a complex infrastructure comprising over 800 servers across various platforms including Linux (CentOS, Redhat, Ubuntu, SUSE), Windows, AIX, and VMware. Mr. Wan also oversees storage systems such as HDS VSP SAN Storage and HPE 3PAR SAN Storage, along with networking components like Cisco Email Security and Application Load Balancers (F5, A10). Mr. Wan began his career at Chong Hing Information Technology Limited (Chong Hing Bank) in November 2000 until July 2011, eventually reaching the role of IT Manager, where he oversaw Linux and Windows servers running critical bank applications, along with managing Avaya PABX IP Phone Systems across numerous branches. Mr. Wan also managed VMware servers and implemented various backup solutions, and handled scripting for server monitoring and backup to streamline operations and ensure server status integrity. Mr. Wan holds a bachelor’s degree in PC System Administration and Network Management from the Chinese University of Hong Kong which he completed in 2002, as well as a NCC Education International Diploma in Computer Studies in 2006.

Ms. Chan Po Yu (“Ms. Chan”) is an Independent Director Nominee, with her appointment set to begin upon the Company’s listing on the Nasdaq Capital Market. Ms. Chan has over a decade of experience in the accounting and financial industry, and is seasoned in preparing financial statements and reports, developing internal financial policies, and providing strategic financial analysis. Ms. Chan is presently the Company Secretary of Clarity Medical Group Holding Limited, a role she started in January 2019, where she is responsible for periodical financial reporting and ensured timely publication and dissemination of annual reports and interim reports. From March 2017 to December 2018, Ms. Chan was the Company Secretary and Financial Controller of China Sandi Holdings Limited, where she was responsible for ensuring timely and compliant financial reporting, including circulars, annual, and interim reports, as well as maintained compliance with Listing Rules, Companies Ordinances, and relevant regulations, while facilitating information flow between the Board and management for effective decision-making. From December 2012 to March 2016, Ms. Chan was the financial controller of Brockman Mining Limited, where she was responsible for managing financial and accounting functions, ensuring regulatory compliance, compiling management reports, preparing the company’s consolidated financial analysis, and leading financial management processes such as internal controls, budgeting, and forecasting. Ms. Chan graduated from the Hong Kong University of Science and Technology with a bachelor’s degree in business administration in November 2005. She is a member of the Hong Kong Institute of Certified Public Accountants and the Hong Kong Chartered Governance Institute.

Family Relationships

Ms. Ting Lai Har is the mother of Dr. Leung Chun Yip, which is a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

We expect our board of directors to consist of seven directors, five of whom will be independent as such term is defined by the Nasdaq Capital Market. We expect that all current directors will continue to serve after this Offering.

The directors will be up for re-election at our annual general meeting of shareholders.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Committees of the Board

Our Board has established an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter adopted by our Board that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The Board may also establish other committees from time to time to assist our company and the Board. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, if applicable. Upon our listing on the Nasdaq, each committee’s charter will be available on our website at https://umeta.hk/. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Ms. Chan Po Yu, Ms. Gan Shaoling and Mr. Lau Sek Kin will serve on the audit committee, which will be chaired by Ms. Chan Po Yu. Our Board has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board has designated Ms. Chan Po Yu as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

•        appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•        pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•        reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•        reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•        coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•        establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

•        monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•        preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•        reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•        reviewing earnings releases.

Compensation committee

Mr. Lu Runhua, Mr. Lau Sek Kin and Ms. Gan Shaoling will serve on the compensation committee, which will be chaired by Mr. Lu Runhua. Our Board has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee’s responsibilities include:

•        evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the Board the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

•        reviewing and recommending to the Board the cash compensation of our other executive officers;

•        reviewing and establishing our overall management compensation, philosophy and policy;

•        overseeing and administering our compensation and similar plans;

•        reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•        retaining and approving the compensation of any compensation advisors;

•        reviewing and approving our policies and procedures for the grant of equity-based awards;

•        reviewing and recommending to the Board the compensation of our Directors; and

•        preparing the compensation committee report required by SEC rules, if and when required.

Nomination committee

Mr. Wan Chun Lap, Mr. Lau Sek Yin and Mr. Lu Runhua will serve on the nomination committee, which will be chaired by Mr. Wan Chun Lap. Our Board has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq rules. The nomination committee’s responsibilities include:

•        developing and recommending to the Board criteria for board and committee membership;

•        establishing procedures for identifying and evaluating Director candidates, including nominees recommended by shareholders; and

•        reviewing the composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and Board’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

Exemption from Section 16 rules regarding sales of ordinary shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in Nasdaq rules, as permitted by the foreign private issuer exemption.

•        Exemption from the requirement that our Board have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirements that director nominees are selected, or recommended for selection by our Board, either by (1) independent directors constituting a majority of our Board’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we intend to have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of Nasdaq corporate governance rules, we intend to comply with Nasdaq corporate governance rules applicable to foreign private issuers.

Controlled Company Exception

We expect to continue to be a controlled company within the meaning of the Nasdaq Stock Market Rules, and as a result, we expect to qualify for and intend to continue to rely on exemptions from certain corporate governance requirements. While we do not intend to take advantage of these exemptions presently, we may choose to take advantage of some, but not all, of the available exemptions in the future.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements, including:

•        an exemption from the rule that a majority of our Board must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this offering, our Controlling Shareholder will beneficially own 67.92% of our total issued and outstanding Ordinary Shares, representing 67.92% of the total voting power assuming that the underwriters do not exercise their over-allotment option, or 67.35% of our total issued and outstanding Ordinary Shares, representing 67.35% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c), because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. The exemption we intend to rely on is that a majority of our Board need not be independent directors As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Code of Conduct, Code of Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt (i) a written code of business conduct and ethics and (ii) Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, and we also intend to adopt an (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of the Policies will be posted on the Corporate Governance section of our website, which is located at https://umeta.hk/. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Compensation of Executive Directors and Executive Officers

For the financial year ended December 31, 2024, we paid an aggregate of approximately HK$2,280,000 (approximately US$291,560) in cash to our Executive Directors and Executive Officers — as mentioned below.

Employment Agreements

Employment Agreement between Everbright Cayman and Leung Chun Yip

Effective as of June 26, 2024, Everbright Cayman entered into an Employment Agreement with Leung Chun Yip. The agreement provides for an annual base salary, together with such additional discretionary bonus. Leung Chun Yip’s employment will continue for a period of 3 years, subject to, amongst others, termination by either party to the agreement upon 60 days prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Leung Chun Yip shall not, during the term of the agreement and for 2 years after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Everbright Cayman and Tang Chak Ming

Effective as of June 26, 2024, Everbright Cayman entered into an Employment Agreement with Tang Chak Ming. The agreement provides for an annual base salary, together with such additional discretionary bonus. Tang Chak Ming’s employment will continue for a period of 3 years, subject to, amongst others, termination by either party to the agreement upon 60 days prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Tang Chak Ming shall not, during the term of the agreement and for 2 years after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Everbright Cayman and Ting Lai Har

Effective as of June 26, 2024, Everbright Cayman entered into an Employment Agreement with Ting Lai Har. The agreement provides for an annual base salary, together with such additional discretionary bonus. Ting Lai Har’s employment will continue for a period of 3 years, subject to termination by either party to the agreement upon 60 days prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Ting Lai Har shall not, during the term of the agreement and for 2 years after cessation of employment, carry on business in competition with the Group.

Directors’ Agreements

Each of our Directors has entered into a Director’s Agreement with the Company effective upon the Company’s listing on Nasdaq Capital Market. The terms and conditions of such Directors’ Agreements are similar in all material aspects save for the term. Each Executive Director’s Agreement is for an initial term of three (3) years and will continue until the Director’s successor is duly elected and qualified. Each independent director nominee’s agreement is for an initial term of one (1) year and will continue until the Director’s successor is duly elected and qualified. Each Director will be up for re-election each year at the annual board meeting and, upon re-election, the terms, and provisions of his or her Director’s Agreement will remain in full force and effect. Under the Directors’ Agreements, the Company agrees, to the maximum extent provided under applicable law, to indemnify the Directors against liabilities and expenses incurred in connection with any proceeding arising out of, or related to, the Directors’ performance of their duties, other than any such losses incurred as a result of the Directors’ gross negligence or willful misconduct.

Under the independent directors Nominee’s Agreements, the initial aggregate annual salary that is payable to our independent director nominees is HKD$600,000 to Lau Sek Kin, HKD$600,000 to Gan Shaoling, HKD$600,000 to Lu Runhua, HKD$600,000 to Wan Chun Lap, and HKD$240,000 to Chan Po Yu respectively.

Other than as disclosed above, none of our Directors have entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our share capital by:

•        each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

•        each of our named Executive Officers;

•        each of our Directors and Director nominees; and

•        all of our current Executive Officers, Directors and Director nominees as a group.

Applicable percentage ownership is based on 25,000,000 Ordinary Shares of our Company issued and outstanding as of the date of this prospectus and, with respect to 25,000,000 Ordinary Shares of our Company issued and outstanding after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is Unit 1A, 10/F, C-Bons International Centre, 108 Wai Yip Street, Kwun Tong, Hong Kong.

	Shares Beneficially Owned Before this Offering(1)		Shares Beneficially Owned after this Offering(2)
Name of Beneficial Owner	Number	Percentage	Number	Percentage
Named Executive Officers and Directors:
Leung Chun Yip	18,000,000	72.00%	18,000,000	67.92%
Ting Lai Har	—	—	—	—
Tang Chak Ming	—	—	—	—

Independent Director Nominees:
Lau Sek Kin	—	—	—	—
Gan Shaoling	—	—	—	—
Lu Runhua	—	—	—	—
Wan Chun Lap	—	—	—	—
Chan Po Yu	—	—	—	—
5% Shareholders:
Everbright Digital Global Limited(1)	18,000,000	72.00%	18,000,000	67.92%

____________

(1)      Calculation based on 25,000,000 Ordinary Shares issued and outstanding as of the date of this prospectus. Ordinary Share Holders are entitled to one (1) vote per share.

(2)      Based on 26,500,000 Ordinary Shares that will be outstanding after this offering and that the underwriters do not exercise the over-allotment option.

(3)      Leung Chun Yip, our Chief Executive Officer and Chairman of the Board, is the sole shareholder and director of Everbright Digital Global Limited, holding 18,000,000 shares of the Company, which represent 72% of our Ordinary Shares. Leung Chun Yip is the beneficial owner of the 18,000,000 shares held by Everbright Digital Global Limited.

RELATED PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” below we describe transactions since 2021, to which we have been a participant, in which the amount involved in the transaction is material to our company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Nature of relationships with related parties

Related Party Name	Relationship to the Company
Dr. Leung Chun Yip (“Dr. Leung”)	Director and controlling shareholder of the Company
Bauhinia Holdings (China) Limited	A company controlled by Ms. Ting Lai Har, the mother of Dr. Leung
Wai Fung Investment International Group	A partnership established by Dr. Leung and Ms. Ting Lai Har, the mother of Dr. Leung
Everbright Digital Global Limited	Immediate holding company

a.    Related party balances

		As of December 31,			As of date of this prospectus
Nature	Name	2022	2023	2024
		US$	US$	US$	US$
Amount due (to)/from shareholder	Dr. Leung Chun Yip(1)	127,049	—	—	—
Amount due to	Wai Fung Investment International Group(2)	(53,708)	(53,708)	—	—
Amount due from	Bauhinia Holdings (China) Limited(3)	—	7,673	—	—
Amount due from	Everbright Digital Global Limited(4)	—	50,000	—	—

____________

(1)      The amounts due from Dr. Leung Chun Yip (“Dr. Leung”) were a settlement of prior funds previously owed to him and were approved separately by the Chief Financial Officer of the Company and other Company personnel in accordance with the Company’s internal control financial policies, which was used in turn for working capital for Dr. Leung’s other companies. As of the date of this prospectus, the amount due from Dr. Leung has been fully settled.

(2)      In 2022, Wai Fung Investment International Group (“Wai Fung”), a partnership established by Dr. Leung and Ms. Ting Lai, the mother of Dr. Leung, provided certain staff members to assist the Company’s operation as the Company had not yet successfully recruited the right candidates. Wai Fung charged the Company US$53,708 for this staff secondment. This amount was not yet settled and the amount due to Wai Fung as of December 31, 2022 and 2023 was US$53,708. As of the date of this prospectus, the amount due to Wai Fung Investment Internation Group has been fully settled.

(3)      Since April 2022, the Company paid rental expenses of HK$30,000 a month to Bauhinia Holdings (China) Limited (“Bauhinia Holdings”) whose shareholder and director is the spouse of Mr. Leung. There was no formal rental agreement made until January 1, 2023 when the Company entered into a two year rental agreement with Bauhinia Holdings with a monthly rental of HK$30,000. The rental expensed paid to Bauhinia Holdings in the years ended December 31, 2022 and 2023 were US$34,527 (HK$270,000) and US$46,046 (HK$360,000) respectively. As of December 31, 2023, the balance due from Bauhinia Holdings represented two month rental deposits of US$7,673 (HK$60,000). As of the date of this prospectus, the amount due from Bauhinia Holdings (China) Limited has been fully settled.

(4)      The Company was incorporated with authorized share capital of US$50,000, divided into 50,000 ordinary shares of US$1 each. Upon incorporation, 50,000 ordinary shares of US$1 each were issued to Everbright Digital Global Limited (“Digital Global”) at par value. As the Company has not yet opened a bank account, the considerations of US$50,000 was still outstanding from Digital Global as of December 31, 2023 and the date of this Prospectus.

b.    Related party transactions

		Years ended December 31,			Six months ended June 30, 2024	During the period from January 1, 2025 to the date of this prospectus
Nature	Name	2022	2023	2024
		US$	US$	US$	US$	US$
Short lease/operating lease payments	Bauhinia Holdings (China) Limited(4)	34,527	46,036	46,036	23,018	3,836
Staff secondment fees	Wai Fung Investment International Group(2)	53,708	—	—	—	—
Total		88,235	46,036	46,036	23,018	3,836

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, as amended from time to time, the Companies Act and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 1,250,000,000 Ordinary shares, par value US$0.00004 per share. As of the date of this prospectus, 25,000,000 Ordinary Shares are issued and outstanding.

Immediately upon the completion of this offering, we will have 26,500,000 Ordinary Shares issued and outstanding assuming that the underwriters do not exercise their over-allotment option, or 26,725,000 Ordinary Shares assuming that the over-allotment option is exercised in full. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Amended and Restated Memorandum and Articles of Association

We have adopted an amended and restated memorandum and articles of association on January 20, 2025, which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of certain material provisions of the Amended and Restated Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company.    Under our Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares.    Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by ordinary resolution and by our Board. Our Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available for distribution therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights.    Voting at any meeting of shareholders is by way of a poll.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles of Association provide that we may, but shall not be obligated to, hold a general meeting in each year as our annual general meeting, unless required by the rules of Nasdaq Capital Market, in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as a virtual meeting, as may be determined by our Board in its absolute discretion.

Shareholders’ general meetings may be convened by a majority of our Board. Advance notice of at least five clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate at least ten percent of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our Board. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Where the shares are not listed on or subject to the rules of any stock exchange, our Board may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our Board may also, but are not required to, decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as our Board may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of ordinary shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•        a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on fourteen clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our Board may, in their absolute discretion, from time to time determine; provided always that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation.    If our company is wound up, the shareholders may, subject to our Amended and Restated Articles of Association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

•        to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

•        to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Shares and Forfeiture of Shares.    Our Board may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our Board. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our Board. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class or by shareholders holding not less than two-thirds of the issued shares of that class consent in writing. The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our Amended and Restated Memorandum and Articles of Association authorizes our Board to issue additional ordinary shares from time to time as our Board shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records.    Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

History of Securities Issuances

Other than the issuance of securities in connection with the reorganization, we have not issued any securities in the past three years.

CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers.

Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow the Cayman Islands corporate governance practices in lieu of the corporate governance requirements of Nasdaq in respect of the following:

•        the majority independent Director requirement under Section 5605(b)(1) of the Nasdaq listing rules;

•        the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules; and

•        the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent Directors have regularly scheduled meetings with only the independent Directors present.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of the United Kingdom. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        an act which is illegally or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

•        an act which, although not ultra vires, require authorization by a qualified (or special) majority (this is, more than a simple majority) which has not been obtained; and

•        an act which constitutes a “fraud on the minority” Where the wrongdoers are themselves in control of the company.

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Amended and Restated Memorandum and Articles of Association provide that that we shall indemnify our existing or former directors (including alternate directors), secretary and other officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a reasonably prudent person of his knowledge and experience in comparable circumstances. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our Amended and Restated Articles of Association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our Amended and Restated Articles of Association and may be taken by written consent of the shareholders without a meeting.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Articles of Association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Articles of Association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Amended and Restated Articles of Association, a director’s office shall be terminated forthwith if the director (i) is made bankrupt or makes an arrangement or composition with his creditors generally; (ii) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; (iii) resigns his office by notice in writing to the company; (iv) without the consent of the other Directors, is absent from meetings of Directors for a continuous period of six months; (v) is prohibited by law from being a director or; (vi) only held office as a director for a fixed term and such term expires; (vii) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; or (viii) is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director).

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the Board approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s Board.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the Board approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the Board may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied if (i) the shareholders holding not less than two-third of the issued shares of that class consent in writing to the variation; or (ii) the variation is made with the sanction of a special resolution passed at a separate general meeting of the shareholders holding the issued shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Amended and Restated Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

1.    Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at https://umeta.hk/ or through phone number +65 (6702 3006).

2.    AML

Anti-Money Laundering Matters

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 26,500,000 Ordinary Shares issued and outstanding, assuming no exercise of the over-allotment option and 26,725,000 Ordinary Shares issued and outstanding assuming full exercise of the over-allotment option.

All of the Ordinary Shares sold in this offering by the Company will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we plan to apply to list our Ordinary Shares on Nasdaq, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

Each of our directors and executive officers, and shareholders holding 5% or more of our outstanding shares has agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of six months from the date of this prospectus, without the prior written consent of the representative of the underwriters. See “Underwriting” beginning on page 116.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

•        1.0% of the then outstanding Ordinary Shares; or

•        The average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resale of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, consultants or advisors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until ninety (90) days after we become a reporting company under the Exchange Act before selling any such shares.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Ogier, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties applicable to any payments made to or by the Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

Under the laws of the Cayman Islands, no stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands or on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands).

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling our Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling our Ordinary Shares. Under the current laws of Hong Kong:

•        No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares.

•        Revenues gains from the sale of our Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the maximum rate of 16.5% on corporations and at a maximum rate of 15% on individuals and unincorporated businesses.

•        Gains arising from the sale of Ordinary Shares, where the purchases and sales of the Ordinary Shares are effected outside of Hong Kong such as, for example, on Cayman Islands, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Ordinary Shares.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Hong Kong dollars or another currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

•        such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

•        such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

•        such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

•        an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we plan to list our Ordinary Shares on the Nasdaq Capital Market, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

UNDERWRITING

In connection with this offering, we have entered into an underwriting agreement with Dominari Securities LLC, the representative of the underwriters, with respect to the Ordinary Shares in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, the number of Ordinary Shares listed next to their names in the following table.

Underwriters	Number of Ordinary Shares
Dominari Securities LLC
Revere Securities LLC
Total

The underwriters are committed to purchase all the Ordinary Shares offered by this prospectus if they purchase any Ordinary Shares. The underwriters are not obligated to purchase Ordinary Shares covered by the underwriters’ over-allotment option to purchase Ordinary Shares as described below. The underwriters are offering the Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

Pursuant to the underwriting agreement, we have agreed to grant to the representative an option to purchase from us up to an additional 225,000 Ordinary Shares, representing 15% of the Ordinary Shares sold in the offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts. The underwriters may exercise this option any time during the 45-day period from the closing date of the offering, but only to cover over-allotments, if any. To the extent the representative exercises the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

Discounts and Expenses

We have agreed to pay the underwriters a fee equal to seven and half percent (7.5%) of the gross proceeds of this offering. The underwriters propose initially to offer the Ordinary Shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the underwriting discount set forth on the cover page of this prospectus. If all of the Ordinary Shares offered by us are not sold at the offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the underwriting discounts payable to the underwriters, assuming an initial public offering price of $4.00 per Ordinary Share (which is the assumed initial public offering price shown on the cover page of this prospectus):

	Per Ordinary Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts (7.5%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have also agreed to reimburse the representative up to a maximum of $250,000 for out-of-pocket accountable expenses, including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals) in connection with the performance of their services. We have paid to the representative $100,000 as an advance to be applied towards reasonable out-of-pocket expenses, or the Advance. Any portion of the Advance shall be returned back to us to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have also agreed to pay the representative a non-accountable expense allowance in an amount equal to 1.0% of the gross proceeds of this offering.

Right of First Refusal

We have agreed to grant the representative for a 12-month period from the closing of this Offering, a right of first refusal to provide investment banking services (which shall include, without limitation, (a) acting as lead manager for any underwritten public offering: and (b) acting as placement agent or initial purchaser in connection with any private offering of securities of the Company) to the Company on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents, which right is exercisable in the representative’s sole discretion.

Lock-Up Agreements

All officers, directors, and shareholders holding more than five percent (5%) of the Company’s Ordinary Shares as of the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part, shall agree in writing, in a form satisfactory to the underwriters, not to sell, transfer or otherwise dispose of any of such securities (or underlying securities) of the Company for a period of commencing on the date of this prospectus and for six (6) months thereafter, or any longer period required by FINRA, the U.S. exchanges or any State, without the express written consent of the representative which consent may be given or withheld in the representative’s sole discretion.

No Sales of Similar Securities

The Company, for a period of three (3) months from the closing of this Offering, will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

•        Stabilizing transactions permit the underwriters to make bids or purchases for the purpose of pegging, fixing or maintaining the price of the Ordinary Shares, so long as stabilizing bids do not exceed a specified maximum.

•        Over-allotment involves sales by the underwriters of the Ordinary Shares in excess of the number of Ordinary Shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Ordinary Shares over-allotted by the underwriters is not greater than the number of Ordinary Shares that they may purchase in the over-allotment option. In a naked short position, the number of Ordinary Shares involved is greater than the number of Ordinary Shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing Ordinary Shares in the open market.

•        Syndicate covering transactions involve purchases of Ordinary Shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Ordinary Shares to close out the short position, the underwriters will consider, among other things, the price of our Ordinary Shares available for purchase in the open market as compared to the price at which they may purchase Ordinary Shares through the over-allotment option. If the underwriters sell more Ordinary Shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Ordinary Shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•        In passive market making, market makers in the Ordinary Shares who are the underwriters or prospective underwriter may, subject to limitations, make bids for or purchases of our Ordinary Shares until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Ordinary Shares or preventing or retarding a decline in the market price of Ordinary Shares. As a result, the price of Ordinary Shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq or otherwise, and, if commenced, may be discontinued at any time.

Determination of Offering Price

We determined the public offering price of the Ordinary Shares we are offering in consultation with the underwriters based on discussions with potential investors in light of the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be delivered to potential investors by the underwriters. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Internet sites or through other online services maintained by one or more of the underwriters is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include the sales and trading of securities, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, financing, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates may have, from time to time, performed, and may in the future perform, a variety of such activities and services for us and for persons or entities with relationships with us for which they received or will receive customary fees, commissions and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, directors, officers and employees may at any time purchase, sell or hold a broad array of investments, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own accounts and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments. In addition, the underwriters and their respective affiliates may at any time hold, or recommend to clients that they should acquire, long and short positions in such assets, securities and instruments.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriters may be required to make for these liabilities. In the opinion of the U.S. Securities and Exchange Commission, we have been advised that indemnification of liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Application for Nasdaq Listing

We have applied to list our Ordinary Shares on The Nasdaq Capital Market under the symbol “EDHL”. We will not consummate and close this offering without a listing approval letter from The Nasdaq Capital Market.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Foreign Regulatory Restrictions on Purchase of our Ordinary Shares

People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our Ordinary Shares and the distribution of this prospectus outside the United States.

Offer Restrictions outside of the United States of America

Notice to Prospective Investors in Cayman Islands

No invitation, whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the Ordinary Shares or our Ordinary Shares. This prospectus does not constitute a public offer of the Ordinary Shares or Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Neither Ordinary Shares nor Ordinary Shares have been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Notice to Prospective Investors in Hong Kong

The Ordinary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Taiwan

The Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Ordinary Shares in Taiwan.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and the non-accountable expense allowance, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee, the FINRA filing fee, and the stock exchange market entry and listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	US$	1,350
Nasdaq Listing Fee	US$	75,000
FINRA Filing Fee	US$	2,000
Legal Fees and Expenses	US$	480,000
Accounting Fees and Expenses	US$	350,000
Printing Expenses	US$	25,000
Miscellaneous Expenses	US$	166,650
Total Expenses	US$	1,100,000

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The validity of the Ordinary Shares offered hereby and certain legal matters as to Cayman Islands law will be opined upon for us by Ogier. Ortoli Rosenstadt LLP may rely upon Ogier with respect to matters governed by the law of the Cayman Islands. We are represented by Khoo & Co. with respect to certain legal matters as to the laws of Hong Kong. Ortoli Rosenstadt LLP may rely upon Khoo & Co. with respect to matters governed by Hong Kong law. Hunter Taubman Fischer & Li LLC is acting as U.S. securities counsel to Dominari Securities LLC and Revere Securities LLC in connection with this Offering.

EXPERTS

The financial statements for the years ended December 31, 2023 and 2022 included in this prospectus have been audited by OneStop Assurance PAC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of OneStop Assurance PAC is located at 10 Anson Road, #06-15 International Plaza, Singapore 079903.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

We maintain a website at https://www.umeta.hk/. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Report of Independent Registered Public Accounting Firm

To The Shareholders and the Board of Directors of Everbright Digital Holding Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Everbright Digital Holding Limited and its subsidiaries (collectively, the “Group”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in equity and cash flows for each of the two years in the period ended December 31, 2023 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Group as of December 31, 2023 and 2022 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ OneStop Assurance PAC

OneStop Assurance PAC
Singapore
June 27, 2024, except for Note 14, as to which the date is February 25, 2025
PCAOB# 6732

We have served as the Group’s auditor since 2024

Everbright Digital Holding Limited
Unaudited interim condensed consolidated balance sheets
(Amounts expressed in US dollars (“$”) except for numbers of shares and par value)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$446,852	$399,300
Accounts receivable	690,409	637,647
Prepayments, deposits paid and other receivables	665,857	383,632
Amounts due from related parties	—	7,673
	1,803,118	1,428,252

Non-current assets
Property, plant and equipment, net	4,949	5,712
Intangible assets, net	297,934	339,906
Right-of-use assets – operating lease	22,739	44,822

Total non-current assets	325,622	390,440

Total assets	$2,128,740	$1,818,692

Current liabilities
Accounts payable	$—	49,719
Accrued expenses and other payables	76,408	58,682
Receipt in advance	31,970	57,545
Operating lease liabilities – current	22,739	44,822
Amount due to a related party	—	53,708
Current income tax payable	206,829	152,532

Total current liabilities	337,946	417,008

Non-current liabilities
Deferred tax liabilities	49,976	57,027

Total liabilities	$387,922	$474,035

Commitments and contingencies

Shareholders’ equity
Ordinary Shares, $0.00004 par value; 1,250,000,000 shares authorized, 2,525,000 (December 31, 2023: 2,525,000) shares issued and outstanding	101	101
Additional paid-in capital	49,899	49,899
Amount due from immediate holding company	(50,000)	(50,000)
Retained earnings	1,740,818	1,344,657

Total shareholders’ equity	1,740,818	1,344,657

Total liabilities and equity	$2,128,740	$1,818,692

The accompany notes form an integral part of these consolidated financial statements.

Everbright Digital Holding Limited
Consolidated balance sheets
(Amounts expressed in US dollars (“$”) except for numbers of shares and par value)

	As of December 31
	2023	2022
Assets
Current assets
Cash and cash equivalents	$399,300	$1,757
Accounts receivable	637,647	153,453
Prepayments, deposits paid and other receivables	383,632	70,488
Amounts due from related parties	7,673	127,049
	1,428,252	352,747

Non-current assets
Property, plant and equipment, net	5,712	4,837
Intangible assets, net	339,906	168,984
Right-of-use assets – operating lease	44,822	—

Total non-current assets	390,440	173,821

Total assets	$1,818,692	$526,568

Current liabilities
Accounts payable	$49,719	—
Accrued expenses and other payables	58,682	1,254
Receipt in advance	57,545	—
Operating lease liabilities – current	44,822	—
Amount due to a related party	53,708	53,708
Current income tax payable	152,532	23,832

Total current liabilities	417,008	78,794

Non-current liabilities
Deferred tax liabilities	57,027	28,680

Total liabilities	$474,035	$107,474

Commitments and contingencies

Shareholders’ equity
Ordinary Shares, $0.00004 par value; 1,250,000,000 shares authorized, 2,525,000 (2022: 2,525,000) shares issued and outstanding	101	101
Additional paid-in capital	49,899	(101)
Amount due from immediate holding company	(50,000)	—
Retained earnings	1,344,657	419,094

Total shareholders’ equity	1,344,657	419,094

Total liabilities and equity	$1,818,692	$526,568

The accompany notes form an integral part of these consolidated financial statements.

Everbright Digital Holding Limited
Unaudited interim condensed consolidated statements of operation and other comprehensive income
(Amounts expressed in US dollars (“$”) except for numbers of shares and par value)

	For the six months ended June 30,
	2024	2023
Sales	$1,431,662	$167,775
Cost of sales	(606,747)	(174,008)
Gross profit (loss)	824,915	(6,233)
Other income	802	135
Administrative expense	(382,310)	(162,337)
Profit (loss) before income tax	443,407	(168,435)
Income tax (expense) credit	(47,246)	27,814

Profit (loss) and total comprehensive income (loss) for the year	$396,161	$(140,621)

Earnings per share:

Ordinary shares, – basic and diluted	$0.16	$(0.06)

Weighted average shares outstanding used in calculating basic and diluted earnings per share
Ordinary shares, – basic and diluted	2,525,000	2,525,000

____________

*        When calculating the weight averaged number of shares outstanding, the current share capital structure was deemed as it existed throughout the earliest period presented. There were no dilutive financial instruments outstanding that the basic and diluted earnings per share are same.

The accompanying notes form an integral part of these consolidated financial statements.

Everbright Digital Holding Limited
Consolidated statements of operation and other comprehensive income
(Amounts expressed in US dollars (“$”) except for numbers of shares and par value)

	For the year ended December 31,
	2023	2022
Sales	$2,825,488	$815,090
Cost of sales	(1,269,776)	(246,775)
Gross profit	1,555,712	568,315
Other income	605	1
Administrative expense	(473,707)	(96,326)
Profit before income tax	1,082,610	471,990
Income tax expense	(157,047)	(52,512)

Profit and total comprehensive income for the year	$925,563	$419,478

Earnings per share:

Ordinary shares, – basic and diluted	$0.37	$0.17

Weighted average shares outstanding used in calculating basic and diluted earnings per share
Ordinary shares, – basic and diluted	2,525,000	2,525,000

____________

*        When calculating the weight averaged number of shares outstanding, the current share capital structure was deemed as it existed throughout the earliest period presented. There were no dilutive financial instruments outstanding that the basic and diluted earnings per share are same.

The accompanying notes form an integral part of these consolidated financial statements.

Everbright Digital Holding Limited
Unaudited interim condensed consolidated statements of changes in equity
(Amounts expressed in US dollars (“$”) except for numbers of shares and par value)

	Common stock outstanding	Amount	Additional paid-in capital	Amount due from immediate holding company	Retained earnings	Total
Balance as of January 1, 2023	2,525,000	$101	$(101)	$—	$419,094	$419,094
Recapitalization	—	—	50,000	(50,000)	—	—
Loss and total comprehensive loss for the period	—	—	—	—	(140,621)	(140,621)
Balance as of June 30, 2023	2,525,000	$101	$49,899	$(50,000)	$278,473	$278,473

Balance as of January 1, 2024	2,525,000	$101	$49,899	$(50,000)	$1,344,657	$1,344,657
Profit and total comprehensive income for the period	—	—	—	—	396,161	396,161
Balance as of June 30, 2024	2,525,000	$101	$49,899	$(50,000)	$1,740,818	$1,740,818

The accompany notes form an integral part of the consolidated financial statements.

Everbright Digital Holding Limited
Consolidated statements of changes in equity
(Amounts expressed in US dollars (“$”) except for numbers of shares and par value)

	Common stock outstanding	Amount	Additional paid-in capital	Amount due from immediate holding company	(Accumulated losses) retained earnings	Total
Balance as of January 1, 2022	2,525,000	$101	$(101)	$—	$(384)	$(384)
Profit and total comprehensive income for the year	—	—	—	—	419,478	419,478
Balance as of December 31, 2022	2,525,000	$101	$(101)	$—	$419,094	$419,094

Recapitalization	—	—	50,000	(50,000)	—	—
Profit and total comprehensive income for the year	—	—	—	—	925,563	925,563
Balance as of December 31, 2023	2,525,000	$101	$49,899	$(50,000)	$1,344,657	$1,344,657

The accompany notes form an integral part of the consolidated financial statements.

Everbright Digital Holding Limited
Unaudited interim condensed consolidated statements of cash flows
(Amounts expressed in US dollars (“$”) except for numbers of shares and par value)

	Six months ended June 30,
	2024	2023
Cash flows from operating activities
Net profit (loss)	$396,161	$(140,621)
Adjustments for:-
Depreciation of property, plant and equipment	763	566
Amortization of intangible assets	41,972	28,275
Deferred tax credit	(7,051)	(27,814)
Changes in operating assets and liabilities:
Accounts receivable	(52,762)	(140,665)
Deposits paid and other receivables	(282,225)	70,488
Accounts payable	(49,719)	—
Accrued expenses and other payables	17,726	70,837
Receipt in advance	(25,575)	240,409
Amounts due with related parties	(46,035)	227,237
Current income tax payable	54,297	—
Net cash provided by operating activities	47,552	328,712

Cash flows from investing activities
Acquisition of property, plant and equipment	—	(1,073)
Acquisition of intangible assets	—	(241,169)
Net cash used in investing activities	—	(242,242)

Increase in cash and cash equivalents	47,552	86,470
Cash and cash equivalents at beginning of period	399,300	1,757
Cash and cash equivalents at end of period	$446,852	$88,227

Analysis of the balance of cash and cash equivalents
Bank balances	$446,852	$88,227

The accompany notes form an integral part of the financial statements.

Everbright Digital Holding Limited
Consolidated statements of cash flows
(Amounts expressed in US dollars (“$”) except for numbers of shares and par value)

	For the years ended December 31,
	2023	2022
Cash flows from operating activities
Net profit	$925,563	$419,478
Adjustments for:-
Depreciation of property, plant and equipment	1,330	590
Amortization of intangible assets	70,247	9,569
Deferred tax expense	28,347	28,680
Changes in operating assets and liabilities:
Accounts receivable	(484,194)	(153,453)
Deposits paid and other receivables	(313,144)	(70,488)
Accounts payable	49,719	—
Accrued expenses and other payables	57,428	1,253
Receipt in advance	57,545	—
Amounts due with related parties	119,376	(78,983)
Current income tax payable	128,700	23,832
Net cash provided by operating activities	640,917	180,478

Cash flows from investing activities
Acquisition of property, plant and equipment	(2,205)	(5,427)
Acquisition of intangible assets	(241,169)	(178,553)
Net cash used in investing activities	(243,374)	(183,980)

Increase (decrease) in cash and cash equivalents	397,543	(3,502)
Cash and cash equivalents at beginning of year	1,757	5,259
Cash and cash equivalents at end of year	$399,300	$1,757

Analysis of the balance of cash and cash equivalents
Bank balances	$399,300	$1,757

The accompany notes form an integral part of the financial statements.

Everbright Digital Holding Limited
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended June 30, 2024 and 2023

1.      General information and basis of operation

Everbright Digital Holding Limited is a company incorporated in the Cayman Islands with limited liability. Everbright Digital Holding Limited together with its subsidiaries are defined as the “Company”. As of the date of this report, the Company’s immediate and ultimate parent company is Everbright Digital Global Limited (“Everbright Global”). As of the date of this report, Everbright Global is 100% owned by Mr. Leung Chun Yip (Mr. “Leung”). As of the date of this report, details of the Company and its subsidiaries are as follows:

Name of entity	Date of incorporation	Holding company	Nature of business
Everbright Digital Holding Limited (“Everbright Holding”)	May 18, 2023	Everbright Digital Global Limited	Investment holding
Everbright Digital International Limited (“Everbright International”)	June 1, 2023	Everbright Digital Holding Limited	Investment holding
Hong Kong United Metaverse Limited (“Metaverse”)	March 31, 2021	Everbright Digital International Limited	Electronic Marketing Service

The Company was incorporated on May 18, 2023 and 50,000 Ordinary Shares were acquired by Everbright Global on the same day. On April 26, 2024, for the ease of future capital restructuring in preparing the initial public offering, 49,900 Ordinary Shares of US$1 each were surrendered by the holding company, Everbright Global, to the Company without consideration. On May 8, 2024, pursuant to a Reorganization Agreement, the Company, through Everbright International, acquired 100% interest in Metaverse by the issue of 1 Ordinary Share of US$1 to Everbright Global as considerations.

On June 1, 2023, the Company set up its wholly-owned subsidiary Everbright International as an intermediary holding company.

Metaverse was incorporated on March 31, 2021 with 1 Ordinary Share of HK$1 and was wholly owned by Mr. Leung. On May 8, 2024, pursuant to the Reorganization Agreement, Mr. Leung disposed of his entire interest in Metaverse to Everbright International as mentioned above.

On December 30, 2024, 619 Ordinary Shares were allotted and issued to Everbright Global at par value of US$1.0 each. On the same day, pursuant to a share subscription agreement between the Company and 6 other subscribers, (the “Subscribers”), 280 Ordinary Shares were allotted and issued to the Subscribers for a total consideration of HK$2,800,000 (approximately US$354,427). All these Ordinary Shares rank pari-passu with the exiting shares in all respects.

On January 20, 2025, the Company authorized a share split, changing its share capital from US$50,000 divided into 50,000 shares of a par value of US$1.00 each, to US$50,000 divided into 1,250,000,000 shares of a par value of US$0.00004 each. Under the share split, each ordinary share of the Company was sub-divided to 25,000 ordinary shares of the Company.

Thereafter, there were a total of 25,000,000 Ordinary Shares in issue and outstanding in the share capital of the Company.

As of the day of this report, the Company’s shareholders are as follows:

Name of shareholder	Percentage of interest
Everbright Digital Global Limited	72.00
Voyage Advisors Limited	4.90
Value Global Gain Limited	4.90
Real Treasure Corporation Limited	4.60
Mighty Leader Capital Limited	4.60
Well Fortune Industries Limited	4.70
Emperor Victory Capital Limited	4.30

Metaverse have been providing marketing services. During the periods covered in these consolidated financial statements, the control of the entities has remained consistent, with Dr. Leung always exercising control. Consequently, the combination has been considered as a corporate restructuring (“Reorganization”) of entities

Everbright Digital Holding Limited
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended June 30, 2024 and 2023

1.      General information and basis of operation (cont.)

under common control. In compliance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods during which they were under common control. The current capital structure is retroactively reflected in prior periods as if it had existed at that time.

The consolidation of Everbright Digital Holding Limited and its subsidiaries has been accounted for at historical cost and prepared as if the aforementioned transactions had been effective from the beginning of the first period presented in the accompanying consolidated financial statements.

2.      Basis of presentation

These unaudited interim condensed consolidated financial statements and footnotes have been prepared in conformity with United States (“U.S.”) generally accepted accounting principles (“GAAP”). These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2023 as set out on pages F-20 to F-31.

The results of operations for the interim periods are not necessarily indicative of the results that might be expected for the future interim periods or the full year ending December 31, 2024.

The following table outlines the currency exchange rates that were used in preparing the accompanying consolidated financial statements:

	June 30, 2024	December 31, 2023
US$ to HK$ Period/Year End	7.82	7.82
	June 30,
	2024	2023
US$ to HK$ Average Rate	7.82	7.82

Segment Reporting and Reporting Units — As of June 30, 2023, the Company operated in Hong Kong through its subsidiaries, which primarily engaged in t the provision of marketing services in Hong Kong.

Management determined that the Company functions as a single operating segment, and thus reports as a single reportable segment. This determination is based on rules prescribed by GAAP applied to the manner in which management operates the Company. The chief operating decision maker is responsible for allocating resources to its operations and assessing performance and obtains financial information, being the consolidated balance sheets, consolidated statements of operations, and consolidated statements of cash flows, about the Company as a whole.

Fair Value Measurements — Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Inputs used to measure fair value are classified using the following hierarchy:

•        Level 1.    Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•        Level 2.    Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly through corroboration with observable market data.

•        Level 3.    Inputs are unobservable for the asset or liability and include situations in which there is little, if any, market activity for the asset or liability. The inputs used in the determination of fair value are based on the best information available under the circumstances and may require significant management judgment or estimation.

Everbright Digital Holding Limited
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended June 30, 2024 and 2023

2.      Basis of presentation (cont.)

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses reflected as current assets and current liabilities. Due to the short-term nature of these instruments, management considers their carrying value to approximate their fair value.

New accounting standards

We have evaluated all the recently issued, but not yet effective, accounting standards that have been issued or proposed by the Financial Accounting Standards Board or other standards-setting bodies through the date of this report and do not believe the future adoption of any such standards will have a material impact on our consolidated financial statements.

3.      Accounts receivable

	June 30, 2024	December 31, 2023
Total accounts receivable	$690,409	$637,647
Allowance		—
	$690,409	$637,647

The management reviewed the payment histories of the customers and the aging receivables that there were no histories of overdue. The management concluded that there is no expected credit loss.

4.      Property, plant and equipment, net

	June 30, 2024	December 31, 2023
Computer equipment	$7,632	$7,632
Accumulated depreciation	(2,683)	(1,920)
	$4,949	$5,712

Depreciation included in:

	Six months ended June 30,
	2024	2023
Administrative expense	$763	$566

5.      Intangible assets, net

	June 30, 2024	December 31, 2023
Acquired software	$419,722	$419,722
Accumulated depreciation	(121,788)	(79,816)
	$297,934	$339,906

Amortization included in:

	Six months ended June 30,
	2024	2023
Cost of sales	$41,972	$28,275

Everbright Digital Holding Limited
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended June 30, 2024 and 2023

5.      Intangible assets, net (cont.)

Acquired software was amortised over five years. Estimated annual amortization expense related to acquired software is set out below:

2024	$41,972
2025	83,944
2026	83,944
2027	83,944
2028	4,130
$297,934

6.      Lease

The Company has operating lease for office from its related party. The Company’s leases has remaining lease term of half year.

As of June 30, the Company has no additional material operating leases that have not yet commenced.

The following tables provide information about the Company’s operating leases.

Right-of-use asset – operating lease	June 30, 2024	December 31, 2023
Cost	$87,093	$87,093
Accumulated amortisation	(64,354)	(42,271)
Total lease cost	$22,739	$44,822
Other information	Six months ended June 30,
	2024		2022
New right-of-uses asset – operating lease and lease liabilities recognized	$		$87,093
Cash paid for amounts included in the measurement of operating lease liabilities		23,018	23,018
Weighted-average remaining lease term – operating leases		0.5 year	1.5 years
Weighted-average discount rate – operating leases		5.875%	5.875%

Maturities of operating lease liabilities (undiscounted cash flows) are as follows:

Maturities
2024	$23,018

Total operating lease payments	23,018
Less imputed interest	(279)

Total operating lease liabilities	$22,739

Everbright Digital Holding Limited
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended June 30, 2024 and 2023

7.      Revenue

An analysis of revenue is set out below:

	Six months ended June 30,
	2024	2023
Revenue recognised at point in time
3D and Augmented Reality	$999,744	$51,150
Total solutions	420,077	—
Miscellaneous	11,841	1,535

Revenue recognised over time
Consultancy and market research	—	115,090
	$1,431,662	$167,775

8.      Cost of revenue

An analysis of revenue is set out below:

	Six months ended June 30,
	2024	2023
Subcontracting charges	$515,702	$96,916
Depreciation and amortisation	41,972	28,275
Salaries	49,073	48,817
	$606,747	$174,008

9.      Income tax

The Company and its subsidiaries are subject to income taxes on an entity basis on income derived from the location in which each entity is domiciled.

The Company and its subsidiary, Everbright International, are domiciled in the Cayman Islands and the British Virgin Islands respectively. Both companies currently enjoy permanent income tax holidays; accordingly, both companies do not accrue for income taxes.

The Company’s operating subsidiary, Metaverse incorporated in Hong Kong is subject to an income tax rate of 8.25% for first HK$2,000,000 assessable profits and 16.5% for the assessable profits thereafter.

Provision for income tax	Six months ended June 30,
	2024	2023
Current
Hong Kong	$54,297	$—

Deferred
Hong Kong	(7,051)	(27,814)
Total	$47,246	$(27,814)

Everbright Digital Holding Limited
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended June 30, 2024 and 2023

9.      Income tax (cont.)

Numerical reconciliation of income tax expenses to prima facie tax payable:

	Six months ended June 30,
	2024	2023
Profit (loss) before income tax	$443,407	$(168,435)

Tax effect at the Hong Kong profits tax rate of 16.5%	$73,162	$(27,791)
Tax effect of preferential tax rate	(25,784)	—
Tax effect of non-assessable income	(132)	(23)
Total	$47,246	$(27,814)
	Six months ended June 30,
Effective income tax rate (%)	2024	2023
Effective income tax rate – Hong Kong	%10.66	%16.5

There were no material unrecognised temporary differences.

The components of deferred tax assets their movements were as follows:

	Tax losses`	Property, plant and equipment	Intangible assets	Total
Balance as of January 1, 2023	—	$798	$27,882	$28,680
(Credited) charged to statement of operations	(63,026)	84	35,128	(27,814)

Balance as of June 30, 2023	(63,026)	$882	$63,010	$866

Balance as of January 1, 2024	—	$942	$56,085	$57,027
Credited to statement of operations	—	(125)	(6,926)	(7,051)

Balance as of June 30, 2024	—	$817	$49,159	$49,976

10.    Commitments and contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable.

In the opinion of management, there were no pending or threatened claims and litigation as of June 30, 2024 and through the issuance date of these interim condensed consolidated financial statements.

11.    Supplemental Cash Flow Information

Payments for interest and income taxes were as follows:

	Six months ended June 30,
	2024	2023
Interest	$—	$—
Income taxes	$—	$—

Everbright Digital Holding Limited
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended June 30, 2024 and 2023

11.    Supplemental Cash Flow Information (cont.)

Non-cash transactions:

On May 18, 2023, the Company issued 50,000 Ordinary Shares of US$1 each to its holding company by debiting US$50,000 due from immediate holding company, without any cash inflows.

12.    Related party transactions

During the six months ended June 30, 2024, the Company had the following related party transactions:

Name	Amount	Relationship	Note
Bauhinia Holdings (China) Limited	$23,018	A company controlled by the spouse of the Company’s controlling shareholder	Operating lease payments.

During the six months ended June 30, 2023, the Company had the following related party transactions:

Name	Amount	Relationship	Note
Bauhinia Holdings (China) Limited	$23,018	A company controlled by the spouse of the Company’s controlling shareholder	Operating lease payments.

As of June 30, 2024, the Company had the following balances due with related parties:

Name	Amount	Relationship	Note
Everbright Digital Global Limited	$50,000	Immediate holding company	Unsecured interest free current account receivable, repayable on demand

As of December 31, 2023, the Company had the following balances due with related parties:

Name	Amount	Relationship	Note
Bauhinia Holdings (China) Limited	$7,673	A company controlled by the spouse of the Company’s controlling shareholder	Rental deposits paid
Everbright Digital Global Limited	$50,000	Immediate holding company	Unsecured interest free current account receivable, repayable on demand
Wai Fung Investment International Group	$53,708	A partnership established by the Company’s controlling shareholder and his mother, an executive director of the Company	Unsecured interest free current account payable, repayable on demand

Everbright Digital Holding Limited
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended June 30, 2024 and 2023

13.    Concentration and risks

The Company is not exposed to significant financial risks other than the concentration risk, which is analysed as follows:

Customers

Customers who accounted for 10% or more of the Company’s revenues or with significant outstanding receivables are analysed as follows:

	Revenue for six months ended June 30,		Balance as of
	2024	2023	June 30, 2024	December 31, 2023
Customer A	%—	%68.60	%—	%24.07
Customer B	17.06	—	25.75	—
Customer C	—	—	—	16.85
Customer D	—	—	—	18.24
Customer E	—	—	—	17.94
Customer F	—	—	—	16.90
Customer G	—	30.49	—	—
Customer H	24.56	—	28.78	—
Customer I	15.90	—	25.56	—
	%57.52	%99.09	%80.09	%94.00

14.    Equity

Ordinary Shares

The Company was established under the laws of Cayman Islands (the Cayman law) on May 18, 2023 with authorized share of 50,000 Ordinary Shares of par value US$1 each.

Upon incorporation, 1 Ordinary Share of US$1 was issued a par.

On the same date, the Company 49,999 shares of US$1 each were issued at par. All these Ordinary Shares rank pari-passu with the exiting share in all respects.

The total considerations US$50,000 was outstanding from the immediate holding company, which was presented as a deduction from equity.

As of the December 31, 2023, 50,000 Ordinary Shares were issued and outstanding.

On April 26, 2024, for the ease of future capital restructuring in preparing the initial public offering, 49,900 Ordinary Shares of US$1 each that were surrendered by the holding company, Everbright Global back to the Company without considerations.

On December 30, 2024, 619 Ordinary Shares were allotted and issued to Everbright Global at par value of US$1.0 each. On the same day, 280 Ordinary Shares were allotted and issued to the Subscribers for a total consideration of HK$2,800,000 (approximately US$354,427). All these Ordinary Shares rank pari-passu with the exiting shares in all respects.

On January 20, 2025, the Company authorized a share split, changing its share capital from US$50,000 divided into 50,000 shares of a par value of US$1.00 each, to US$50,000 divided into 1,250,000,000 shares of a par value of US$0.00004 each. Under the share split, each ordinary share of the Company was sub-divided to 25,000 ordinary shares of the Company.

Everbright Digital Holding Limited
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended June 30, 2024 and 2023

14.    Equity (cont.)

Thereafter, there were a total of 25,000,000 Ordinary Shares in issue and outstanding in the share capital of the Company.

The Company is authorized to issue one class of Ordinary Share.

The holders of the Company’s Ordinary Share are entitled to the following rights:

Voting Rights:    Each share of the Company’s Ordinary Share entitles its holder to one vote per share on all matters to be voted or consented upon by the shareholders. Holders of the Company’s Ordinary Shares are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right:    Subject to limitations under the Cayman law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s Ordinary Share are entitled to receive rateably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available therefor.

Liquidation Right:    In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s Ordinary Share are entitled to share rateably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company, subject to the prior rights of the holders of the Company’s preferred stock.

Other Matters:    The holders of the Company’s Ordinary Share have no subscription, redemption or conversion privileges. The Company’s Ordinary Share does not entitle its holders to pre-emptive rights. All of the outstanding shares of the Company’s Ordinary Share are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s Ordinary Share are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

15.    Subsequent event

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that these interim condensed consolidated financial statements were available to be issued, apart from the share subscription agreement dated December 30, 2024 between the Company, Everbright Global and the Subscribers as disclosed above, there was no subsequent event that required recognition or disclosure.

Everbright Digital Holding Limited
Notes to the consolidated financial statements
For the years ended December 31, 2023 and 2022

1.      General information and basis of operation

Everbright Digital Holding Limited is a company incorporated in the Cayman Islands with limited liability. Everbright Digital Holding Limited together with its subsidiaries are defined as the “Company”. As of the date of this report, the Company’s immediate and ultimate parent company is Everbright Digital Global Limited (“Everbright Global”). As of the date of this report, Everbright Global is 100% owned by Mr. Leung Chun Yip (Mr. “Leung”). As of the date of this report, details of the Company and its subsidiaries are as follows:

Name of entity	Date of incorporation	Holding company	Nature of business
Everbright Digital Holding Limited (“Everbright Holding”)	May 18, 2023	Everbright Digital Global Limited	Investment holding
Everbright Digital International Limited (“Everbright International”)	June 1, 2023	Everbright Digital Holding Limited	Investment holding
Hong Kong United Metaverse Limited (“Metaverse”)	March 31, 2021	Everbright Digital International Limited	Electronic Marketing Service

The Company was incorporated on May 18, 2023 and 50,000 ordinary shares were acquired by Everbright Global on the same day. On April 26, 2024, for the ease of future capital restructuring in preparing the initial public offering, 49,900 ordinary shares of US$1 each were surrendered by the holding company, Everbright Global, to the Company without consideration. On May 8, 2024, pursuant to a Reorganization Agreement, the Company, through Everbright International, acquired 100% interest in Metaverse by the issue of 1 ordinary share of US$1 to Everbright Global as considerations.

On June 1, 2023, the Company set up its wholly-owned subsidiary Everbright International as an intermediary holding company.

Metaverse was incorporated on March 31, 2021 with 1 ordinary share of HK$1 and was wholly owned by Mr. Leung. On May 8, 2024, pursuant to the Reorganization Agreement, Mr. Leung disposed of his entire interest in Metaverse to Everbright International as mentioned above.

As of the day of this report, the Company’s sole shareholder is as follows:

Name of shareholder	Percentage of interest
Everbright Digital Global Limited	100

Metaverse have been providing marketing services. During the periods covered in these consolidated financial statements, the control of the entities has remained consistent, with Dr. Leung always exercising control. Consequently, the combination has been considered as a corporate restructuring (“Reorganization”) of entities under common control. In compliance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods during which they were under common control. The current capital structure is retroactively reflected in prior periods as if it had existed at that time.

The consolidation of Everbright Digital Holding Limited and its subsidiaries has been accounted for at historical cost and prepared as if the aforementioned transactions had been effective from the beginning of the first period presented in the accompanying consolidated financial statements.

Everbright Digital Holding Limited
Notes to the consolidated financial statements
For the years ended December 31, 2023 and 2022

2.      Significant accounting policies

Basis of Presentation and Consolidation — The consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the regulations of the Securities and Exchange Commission (“SEC”), and include the accounts of the Company and its consolidated and wholly owned subsidiaries. The consolidated financial statements reflect the elimination of all significant inter-company accounts and transactions.

Use of Estimates — The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the recorded amounts of assets, liabilities, shareholders’ equity, revenues and expenses during the reporting period, and the disclosure of contingent liabilities at the date of the consolidated financial statements.

On an ongoing basis, management reviews its estimates and if deemed appropriate, those estimates are adjusted. The most significant estimates include allowance for uncollectible accounts receivable, inventory valuation, useful lives and impairment for property and equipment, valuation allowance for deferred tax assets, accruals for potential liabilities and contingencies. Actual results could vary from the estimates and assumptions that were used.

Cash and Cash Equivalents — Cash and cash equivalents consist of the Company’s demand deposit placed with financial institutions, which have original maturities of less than three months and unrestricted as to withdrawal and use. The Hong Kong government provides a guarantee for deposits held in each bank up to HK$500,000 (approximately $63,939). As a result, an amount of $335,361 is not covered by this guarantee.

Property and Equipment — Property and equipment included computer equipment and are stated at cost less accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of depreciable assets at the following rate:

Computer equipment	5 years

Cost and accumulated depreciation for property retired or disposed of are removed from the accounts, and any resulting gain or loss is included in earnings. Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Long-Lived Assets — We evaluate our long-lived assets, including property, plant and equipment, intangible assets and right-of-use assets — operating lease with finite lives, for impairment whenever events or changes in circumstances, such as a significant adverse change to market conditions that will impact the future use of the assets, indicate that the carrying amount of an asset may not be fully recoverable. When these events occur, we evaluate the recoverability of long-lived assets by comparing the carrying amount of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, we recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. There were no impairment recognised for the years ended December 31, 2023 and 2022.

Accounts Receivable and Allowance for Doubtful Accounts — Accounts receivable are carried at the original invoiced amount. Accounts receivable are reviewed for impairment on a quarterly basis and are presented net of an allowance for expected credit losses. The allowance for expected credit losses is estimated based on the Company’s analysis of amounts due, historical delinquencies and write-offs, and current economic conditions, together with reasonable and supportable forecasts of short-term economic conditions. The allowance for expected credit losses is recognized in net income (loss) and any adjustment to the allowance for expected credit losses is recognized in the period in which it is determined. Write-offs of accounts receivable, together with associated allowances for expected credit losses, are recognized in the period in which balances are deemed uncollectible. The Company does not have a history of significant write-offs. As of December 31, 2023 and 2022, the total allowance for expected credit losses on the Company’s accounts receivable were Nil and Nil.

Everbright Digital Holding Limited
Notes to the consolidated financial statements
For the years ended December 31, 2023 and 2022

2.      Significant accounting policies (cont.)

Income Taxes — Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition — The Company recognizes revenue in accordance with Accounting Standards Update 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The Company elected a practical expedient that it does not adjust the promised amount of consideration for the effects of a significant financing component if the Company expects that, upon the inception of revenue contracts, the period between when the Company transfers its promised services or deliverables to its clients and when the clients pay for those services or deliverables will be one year or less.

As a practical expedient, the Company elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that the Company otherwise would have recognized is one year or less.

Generally, revenue is recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

The Company is providing marketing related services and the service offered by the Company mainly comprise the following:

1. Provision of virtual reality and/or augmented reality modules

2. Total solution

3. Consultancy and market research

Everbright Digital Holding Limited
Notes to the consolidated financial statements
For the years ended December 31, 2023 and 2022

2.      Significant accounting policies (cont.)

1.      Provision of virtual reality and/or augmented reality modules

The Company is engaged to provide virtual reality and/or augmented reality modules to its customers for their use in marketing campaigns.

The contract is typically fixed priced with no variable consideration and does not provide any post contract client support or upgrades. The Company’s contracts are generally non-cancellable and non-refundable in the event of cancellation. The Company designs the modules based on clients’ specific needs which require the Company to perform services including design and development. These services also require significant customization. The performance obligation is satisfied at a point of time and recognized as revenue upon the completion of services to the customers, usually at the time when the result of services is tested and accepted by the customers. The duration of the development period is short, all less than one year. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Contract liabilities will be recognized when payment was received and charged to statements of operations once the modules were delivered.

2.      Total solution

The Company also provide total solutions to its customers, which include design and development of various intellectual property products and marketing material.

The performance obligation is satisfied at a point of time and recognized as revenue upon the completion of services to the customers, usually at the time when design and development of the intellectual properties and marketing materials are accepted by the customers. The duration of the development period is short, all less than one year. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Contract liabilities will be recognized when payment was received and charged to statements of operations once the total marketing solutions were delivered and accepted by customers.

The contract is typically fixed priced with no variable consideration and does not provide any post contract client support or upgrades. The Company’s contracts are generally non-cancellable and non-refundable in the event of cancellation.

3.      Consultancy and market research

In certain circumstances, the Company is engaged to provide time to time advisory, consultancy and research services in marketing over the term of the contract. The contract sum is amortized over to contractual term. Proceeds from progress billing is recorded in deferred revenue.

Leases — Under ASC Top 842, ”Leases”, the Company determines if an agreement is a lease at inception. Operating leases are included in operating lease — right to use, current portion of operating lease liability, and operating lease liability, less current portion in the Company’s consolidated balance sheets.

As permitted under ASU Topic 842, the Company has made an accounting policy election not to apply the recognition provisions of ASU 2016-02 to short term leases (leases with a lease term of 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short term leases on a straight-line basis over the lease term.

Foreign Currency Translation — The Company’s principal country of operations is Hong Kong. The financial position and results of its operation are determined using Hong Kong Dollars (“HK$”), the local currency, as the functional currency. The Company’s consolidated financial statements are reported using U.S. Dollar (“US$” or “$”).

Everbright Digital Holding Limited
Notes to the consolidated financial statements
For the years ended December 31, 2023 and 2022

2.      Significant accounting policies (cont.)

The consolidated statements of income and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. As the cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

The following table outlines the currency exchange rates that were used in preparing the accompanying consolidated financial statements:

	December 31,
	2023	2022
US$ to HK$ Year End	7.82	7.82
US$ to HK$ Average Rate	7.82	7.82

Comprehensive income/loss — Comprehensive income/loss includes net gain/loss and cumulative foreign currency translation adjustments and is reported in the Consolidated Statement of Comprehensive Income or Loss.

Pension Obligations — The Company provides for defined contribution plan in accordance with the Mandatory Provident Fund Schemes Ordinance in Hong Kong. A defined contribution plan generally specifies the periodic amount that the employer must contribute to the plan and how that amount will be allocated to the eligible employees who perform services during the same period.

Segment Reporting and Reporting Units — As of December 31, 2023, the Company operated in Hong Kong through its subsidiaries, which primarily engaged in t the provision of marketing services in Hong Kong.

Management determined that the Company functions as a single operating segment, and thus reports as a single reportable segment. This determination is based on rules prescribed by GAAP applied to the manner in which management operates the Company. The chief operating decision maker is responsible for allocating resources to its operations and assessing performance and obtains financial information, being the consolidated balance sheets, consolidated statements of operations, and consolidated statements of cash flows, about the Company as a whole.

Earnings Per Share — Basic earnings per share are computed using the weighted average number of common shares outstanding during the year. Diluted earnings per share are computed using the weighted average number of ordinary shares and potentially dilutive ordinary share equivalents, including stock options and warrants. As at December 31, 2022 and 2023, the Company had no financial instruments that are dilutive.

Commitments and Contingencies — Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amount is recognized in other liabilities.

Contingent liabilities are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period and are discounted to present value where the effect is material. The Company performs evaluations to identify onerous contracts and, where applicable, records contingent liabilities for such contracts.

Fair Value Measurements — Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Inputs used to measure fair value are classified using the following hierarchy:

•        Level 1.    Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Everbright Digital Holding Limited
Notes to the consolidated financial statements
For the years ended December 31, 2023 and 2022

2.      Significant accounting policies (cont.)

•        Level 2.    Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly through corroboration with observable market data.

•        Level 3.    Inputs are unobservable for the asset or liability and include situations in which there is little, if any, market activity for the asset or liability. The inputs used in the determination of fair value are based on the best information available under the circumstances and may require significant management judgment or estimation.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses reflected as current assets and current liabilities. Due to the short-term nature of these instruments, management considers their carrying value to approximate their fair value.

Related parties — We adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of their immediate families and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

New accounting standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13 (Topic 326), Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments, which replaces the existing incurred loss impairment model with an expected credit loss model and requires an asset measured at amortized cost to be presented at the net amount expected to be collected. The guidance became effective for the Company beginning January 1, 2023. The adoption did not have a material impact on the Company’s consolidated financial statements.

Accounting Pronouncements Not Yet Adopted

In November 2023, the Financial Accounting Standards Board (FASB) issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which requires an enhanced disclosure of significant segment expenses on an annual and interim basis. This guidance will be effective for the annual periods beginning the year ended December 31, 2024, and for interim periods beginning January 1, 2025. Early adoption is permitted. Upon adoption, the guidance should be applied retrospectively to all prior periods presented in the financial statements. We do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which improves the transparency of income tax disclosures by requiring consistent categories and greater disaggregation of information in the effective tax rate reconciliation and income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. This guidance will be effective for the annual periods beginning the year ended December 31, 2025. Early adoption is permitted. Upon adoption, the guidance can be applied prospectively or retrospectively. We do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.

Everbright Digital Holding Limited
Notes to the consolidated financial statements
For the years ended December 31, 2023 and 2022

3.      Accounts receivable

	At December 31,
	2023	2022
Total accounts receivable	$637,647	$153,453
Allowance	—	—
	$637,647	$153,453

The management reviewed the payment histories of the customers and the aging receivables that there were no histories of overdue. The management concluded that there is no expected credit loss.

4.      Property, plant and equipment, net

	At December 31,
	2023	2022
Computer equipment	$7,632	$5,427
Accumulated depreciation	(1,920)	(590)
	$5,712	$4,837

Depreciation included in:

	Years ended December 31,
	2023	2022
Administrative expense	$1,330	$590

5.      Intangible assets, net

	At December 31,
	2023	2022
Acquired software	$419,722	$178,553
Accumulated depreciation	(79,816)	(9,569)
	$339,906	$168,984

During the year ended December 31, 2022, the Company acquired 2 batches of software from an independent third party software developer amounted to $178,553 to support the Company’s augment reality marketing projects. In early 2023, to cope with the Company’s expansion, the Company further acquired 2 batches of software amounted to $241,169.

Amortization included in:

	Years ended December 31,
	2023	2022
Cost of sales	$70,247	$9,569

Acquired software was amortised over five years. Estimated annual amortization expense related to acquired software is set out below:

2024	$83,944
2025	83,944
2026	83,944
2027	83,944
2028	4,130
$339,906

Everbright Digital Holding Limited
Notes to the consolidated financial statements
For the years ended December 31, 2023 and 2022

6.      Lease

The Company has operating lease for office from its related party. The Company’s leases has remaining lease term of 1 year.

As of December 31, 2023, the Company has no additional material operating leases that have not yet commenced.

The following tables provide information about the Company’s operating leases.

Right-of-use asset – operating lease	As of December 31,
	2023	2022
Cost	$87,093	$—
Accumulated amortisation	(42,271)	—
Total lease cost	$44,822	$—
Other information	Years ended December 31,
	2023	2022
New right-of-uses asset – operating lease and lease liabilities recognized	$87,093	$—
Cash paid for amounts included in the measurement of operating lease liabilities	46,036	—
Weighted-average remaining lease term – operating leases	1 years	—
Weighted-average discount rate – operating leases	5.875%	—

Maturities of operating lease liabilities (undiscounted cash flows) are as follows:

Maturities
2024	$46,036

Total operating lease payments	46,036
Less imputed interest	(1,214)

Total operating lease liabilities	$44,822

7.      Revenue

An analysis of revenue is set out below:

	Years ended December 31,
	2023	2022
Revenue recognised at point in time
3D and Augment Reality	$2,233,309	$634,527
Total solutions	355,978	—
Miscellaneous	6,022	1,535

Revenue recognised over time
Consultancy and market research	230,179	179,028
	$2,825,488	$815,090

8.      Cost of revenue

An analysis of revenue is set out below:

	Years ended December 31,
	2023	2022
Subcontracting charges	$1,119,286	$237,206
Depreciation and amortisation	70,247	9,569
Salaries	80,243	1,535
	$1,269,776	$246,775

Everbright Digital Holding Limited
Notes to the consolidated financial statements
For the years ended December 31, 2023 and 2022

9.      Income tax

The Company and its subsidiaries are subject to income taxes on an entity basis on income derived from the location in which each entity is domiciled.

The Company and its subsidiary, Everbright International, are domiciled in the Cayman Islands and the British Virgin Islands respectively. Both companies currently enjoy permanent income tax holidays; accordingly, both companies do not accrue for income taxes.

The Company’s operating subsidiary, Metaverse incorporated in Hong Kong is subject to an income tax rate of 8.25% for first HK$2,000,000 assessable profits and 16.5% for the assessable profits thereafter.

Provision for income tax	Years ended December 31,
	2023	2022
Current
Hong Kong	$128,700	$23,832

Deferred
Hong Kong	28,347	28,680
Total	$157,047	$52,512

Numerical reconciliation of income tax expenses to prima facie tax payable:

	Years ended December 31,
	2023	2022
Profit before income tax	$1,082,610	$471,990

Tax effect at the Hong Kong profits tax rate of 16.5%	$178,631	$77,878
Tax effect of preferential tax rate	(20,595)	(24,598)
Tax effect of non-assessable income	(605)	(1)
Tax effect of tax rebate	(384)	(767)

Total	$157,047	$52,512
Effective income tax rate (%)	Years ended December 31,
2022
Effective income tax rate – Hong Kong	%14.51	%11.13

There were no material unrecognised temporary differences.

The components of deferred tax assets their movements were as follows:

	Property, plant and equipment	Intangible assets	Total
Balance as of January 1, 2022	$—	$—	$—
Charged to statement of operations	798	27,882	28,680

Balance as of December 31, 2022	$798	$27,882	$28,680

Charged to statement of operations	144	28,203	28,347

Balance as of December 31, 2023	$942	$56,085	$57,027

Everbright Digital Holding Limited
Notes to the consolidated financial statements
For the years ended December 31, 2023 and 2022

10.    Commitments and contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable.

In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2023 and through the issuance date of these consolidated financial statements.

11.    Supplemental Cash Flow Information

Payments for interest and income taxes were as follows:

	Years ended December 31,
	2022	2021
Interest	$—	$—
Income taxes	$—	$—

Non-cash transactions:

On May 18, 2023, the Company issued 50,000 ordinary shares of US$1 each to its holding company by debiting US$50,000 due from immediate holding company, without any cash inflows.

12.    Related party transactions

During 2023, the Company had the following related party transactions:

Name	Amount	Relationship	Note
Bauhinia Holdings (China) Limited	$46,036	A company controlled by the spouse of the Company’s controlling shareholder	Operating lease payments.

During 2022, the Company had the following related party transactions:

Name	Amount	Relationship	Note
Bauhinia Holdings (China) Limited	$34,527	A company controlled by the spouse of the Company’s controlling shareholder	Short lease payments.
Wai Fung Investment International Group (Note (a)	$53,078	A partnership established by the Company’s controlling shareholder and his mother, an executive director of the Company	Staff secondment fees

As of December 31, 2023, the Company had the following balances due with related parties:

Name	Amount	Relationship	Note
Bauhinia Holdings (China) Limited	$7,673	A company controlled by the spouse of the Company’s controlling shareholder	Rental deposits paid
Everbright Digital Global Limited	$50,000	Immediate holding company	Unsecured interest free current account receivable, repayable on demand
Wai Fung Investment International Group	$53,708	A partnership established by the Company’s controlling shareholder and his mother, an executive director of the Company	Unsecured interest free current account payable, repayable on demand

Everbright Digital Holding Limited
Notes to the consolidated financial statements
For the years ended December 31, 2023 and 2022

12.    Related party transactions (cont.)

As of December 31, 2022, the Company had the following balances due with related parties:

Name	Amount	Relationship	Note
Leung Chun Yip	$127,049	Director and controlling shareholder of the Company	Unsecured interest free current account receivable, repayable on demand
Wai Fung Investment International Group	$53,708	A partnership established by the Company’s controlling shareholder and his mother	Unsecured interest free current account payable, repayable on demand

Note:

(a)     The transaction with this related party ceased after December 31, 2022.

13.    Concentration and risks

The Company is not exposed to significant financial risks other than the concentration risk, which is analysed as follows:

Customers

Customers who accounted for 10% or more of the Company’s revenues or with significant outstanding receivables are analysed as follows:

	Revenue for years ended December 31,		Balance as of December 31,
	2023	2022	2023	2022
Customer A	%—	%15.25	%—	%—
Customer B	7.93	25.57	—	—
Customer C	8.99	27.93	—	—
Customer D	8.15	18.83	24.07	100.00
Customer E	13.09		—	—
Customer F	10.09	—	—	—
Customer G	9.41		16.85	—
Customer H	9.14		18.24	—
Customer I	8.55		17.94	—
Customer J	8.23	—	16.90	—
	%83.58	%87.58	%94.00	%100.00

14.    Equity

Ordinary Shares

The Company was established under the laws of Cayman Islands (the Cayman law) on May 18, 2023 with authorized share of 50,000 ordinary shares of par value US$1 each.

Upon incorporation, 1 ordinary share of US$1 was issued a par.

On the same date, the Company 49,999 shares of US$1 each were issued at par. All these ordinary shares rank pari-passu with the exiting share in all respect.

The total considerations US$50,000 was outstanding from the immediate holding company, which was presented as a deduction from equity.

Everbright Digital Holding Limited
Notes to the consolidated financial statements
For the years ended December 31, 2023 and 2022

14.    Equity (cont.)

As of the December 31, 2023, 50,000 ordinary shares were issued and outstanding.

On April 26, 2024, for the ease of future capital restructuring in preparing the initial public offering, 49,900 ordinary shares of US$1 each that were surrendered by the holding company, Everbright Global back to the Company without considerations.

On December 30, 2024, 619 Ordinary Shares were allotted and issued to Everbright Global at par value of US$1.0 each. On the same day, 280 Ordinary Shares were allotted and issued to the Subscribers for a total consideration of HK$2,800,000 (approximately US$354,427). All these Ordinary Shares rank pari-passu with the exiting shares in all respects.

On January 20, 2025, the Company authorized a share split, changing its share capital from US$50,000 divided into 50,000 shares of a par value of US$1.00 each, to US$50,000 divided into 1,250,000,000 shares of a par value of US$0.00004 each. Under the share split, each ordinary share of the Company was sub-divided to 25,000 ordinary shares of the Company.

Thereafter, there were a total of 25,000,000 Ordinary Shares in issue and outstanding in the share capital of the Company.

The Company is authorized to issue one class of ordinary share.

The holders of the Company’s ordinary share are entitled to the following rights:

Voting Rights:    Each share of the Company’s ordinary share entitles its holder to one vote per share on all matters to be voted or consented upon by the shareholders. Holders of the Company’s ordinary shares are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right:    Subject to limitations under the Cayman law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s ordinary share are entitled to receive rateably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available therefor.

Liquidation Right:    In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary share are entitled to share rateably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company, subject to the prior rights of the holders of the Company’s preferred stock.

Other Matters:    The holders of the Company’s ordinary share have no subscription, redemption or conversion privileges. The Company’s ordinary share does not entitle its holders to pre-emptive rights. All of the outstanding shares of the Company’s ordinary share are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s ordinary share are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

15.    Subsequent event

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that these consolidated financial statements were available to be issued, there was no subsequent event that required recognition or disclosure.

Until and including            , 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Everbright Digital Holding Limited

1,500,000 Ordinary Shares

___________________________________________________________________________

Preliminary Prospectus dated              , 2025

___________________________________________________________________________

Dominari Securities LLC	Revere Securities LLC

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and Directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, provides for indemnification by the underwriter of us and our officers and Directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriter furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Founding Transactions

Our Company was incorporated in the Cayman Islands on May 18, 2023, under the Companies Act as an exempted company with limited liability. As at the date of its incorporation, the authorized share capital of the Company was US$50,000 divided into 50,000 Shares with a par value of US$1.00 each. On May 18, 2023, Dr. Leung was appointed as the director of the Company.

On May 18, 2023, one subscriber Share with a par value of US$1.00 was allotted and issued, fully paid, to Sertus Nominees (Cayman) Limited, an Independent Third Party, as the initial subscriber. On the same day, the said one Share was transferred to Digital Global at par value of US$1.00.

On May 18, 2023, 49,999 Shares with a par value of US$1.00 each were allotted and issued, fully paid, to Digital Global. Upon completion of the above transfer and allotment and issue of Shares, the Company became wholly owned by Digital Global.

On 26 April 2024, 49,900 Shares with a par value of US$1.00 each held by Digital Global were surrendered, fully paid, back to the Company for no consideration. Upon completion of the above surrender of Shares, the Company remains wholly owned by Digital Global.

On June 1, 2023, Digital International was incorporated in the BVI with limited liability. Digital International is authorized to issue a maximum of 50,000 ordinary shares of a single class with a par value of US$1.00 each. On the same day, 50,000 shares with a par value of US$1.00 each of Digital International was allotted and issued, fully, paid, to the Company, and Digital International became wholly owned by the Company. On June 1, 2023, Dr. Leung was appointed as the sole director of Digital International.

As part of an the re-organization of our Group on May 8 2024, Dr. Leung (as transferor), Digital International (as transferee), the Company, and Digital Global entered into a reorganization agreement. Pursuant to the reorganization agreement, Digital International acquired one ordinary share in HKUML from Dr. Leung representing, in aggregate, the entire issued share capital of HKUML. In consideration of the acquisition, Digital International procured the Company to allot and issue one Share, fully paid, to Digital Global pursuant to the instructions of Dr. Leung.

On May 8 2024, Dr. Leung (as transferor) and Digital International (as transferee) executed an instrument of transfer and bought and sold notes, pursuant to which one ordinary share in HKUML legally and beneficially owned by Dr. Leung was transferred to Digital International.

Upon completion of the above-transfers above, (i) HKUML became an indirect wholly-owned subsidiary of the Company; and (ii) Digital Global held 101 Shares, representing 100.0% of the issued share capital of the Company.

On January 20, 2025, the Company authorized a share split, changing its share capital from US$50,000 divided into 50,000 shares of a par value of US$1.00 each, to US$50,000 divided into 1,250,000,000 shares of a par value of US$0.00004 each. Under the share split, each ordinary share of the Company was sub-divided to 25,000 ordinary shares of the Company.

Thereafter, there were a total of 25,000,000 Ordinary Shares in issue and outstanding in the share capital of the Company.

None of the offerees is a U.S. person. These transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S thereof.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)      To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)      That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

6)      That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8)      That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description of document
1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum of Association and Amended and Restated Articles of Association of the Registrant
5.1**	Form of Opinion of Ogier regarding the validity of securities being registered
8.1*	Opinion of Khoo & Co., Solicitors regarding certain Hong Kong tax matters (included in Exhibit 99.10)
8.2**	Opinion of Ogier as to Cayman Islands tax matters (included in Exhibit 5.1)
10.1*	Employment Agreement between the Registrant and Leung Chun Yip
10.2*	Employment Agreement between the Registrant and Ting Lai Har
10.3*	Employment Agreement between the Registrant and Tang Chak Ming
10.4*	Independent Director Offer Letter between the Registrant and Lau Sek Kin
10.5*	Independent Director Offer Letter between the Registrant and Gan Shaoling
10.6*	Independent Director Offer Letter between the Registrant and Lu Runhua
10.7*	Independent Director Offer Letter between the Registrant and Wan Chun Lap
10.8*	Independent Director Offer Letter between the Registrant and Chan Po Yu
10.9*	Translation of Lease from Chinese to English between the Registrant and Bauhinia Holdings
10.10*†	Form of Service Agreement of the Registrant
10.11*†	Share Subscription Agreement between the Registrant and its Subscribers
14.1*	Code of Ethics of the Registrant
14.2*	Insider Trading Policy of the Registrant
14.3*	Executive Compensation Recovery Policy of the Registrant
21.1*	List of Subsidiaries of the Registrant
23.1**	Consent of OneStop Assurance PAC.
23.2**	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of Khoo & Co., Hong Kong counsel to the Registrant (included in Exhibit 8.1)
24.1*	Form of Power of Attorney (included on signature pages)
99.1*	Consent of China Insights Consultancy Limited
99.2*	Audit Committee Charter
99.3*	Compensation Committee Charter
99.4*	Nomination Committee Charter
99.5*	Consent of Lau Sek Kin as a director nominee
99.6*	Consent of Gan Shaoling as a director nominee
99.7*	Consent of Lu Runhua as a director nominee
99.8*	Consent of Wan Chun Lap as a director nominee
99.9*	Consent of Chan Po Yu as a director nominee
99.10*	Opinion of Khoo & Co., Solicitors regarding certain Hong Kong legal and tax matters
99.11*	Request for Waiver and Representation Under Item 8.A.4 of Form 20-F
107*	Filing Fee Table

____________

*        Filed previously

**      Filed herein.

†        Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. If requested by the Commission or its staff, the registrant will promptly provide on a supplemental basis an unredacted copy of the exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on March 21, 2025.

Everbright Digital Holding Limited
By:	/s/ Leung Chun Yip
Name:	Leung Chun Yip
Title:	Chairman, Executive Director and Chief Executive Officer (Principal Executive Officer)
By:	/s/ Tang Chak Ming
Name:	Tang Chak Ming
Title:	Chief Financial Officer (Principal Accounting and Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leung Chun Yip, and Tang Chak Ming, each acting singly as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: March 21, 2025	/s/ Leung Chun Yip
Dr. Leung Chun Yip, Chairman, Executive Director and Chief Executive Officer (principal executive officer)
Date: March 21, 2025	/s/ Tang Chak Ming
Tang Chak Ming, Chief Financial Officer (principal financial officer, its controller or principal accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on March 21, 2025.

COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.